Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 7 TO TERM LOAN CREDIT AGREEMENT

dated as of

May 6, 2021,

among

MKS INSTRUMENTS, INC.,

as the Borrower,

the other Loan Parties party hereto,

the Lenders party hereto,

and

BARCLAYS BANK PLC,

as Administrative Agent

AMENDMENT NO. 7 TO TERM LOAN CREDIT AGREEMENT

This AMENDMENT NO. 7 TO TERM LOAN CREDIT AGREEMENT, dated as of May 6, 2021 (this “Agreement”), by and among MKS Instruments, Inc., a Massachusetts corporation (the “Borrower”), the other Loan Parties party hereto, Barclays Bank PLC, as the administrative agent (in such capacity, the “Administrative Agent”) under the Credit Agreement referred to below, and each Lender party hereto.

RECITALS:

WHEREAS, reference is made to the Term Loan Credit Agreement, dated as of April 29, 2016 (as amended by Amendment No. 1 to Term Loan Credit Agreement, dated as of June 9, 2016, by Amendment No. 2 to Term Loan Credit Agreement, dated as of December 14, 2016, by Amendment No. 3 to Term Loan Credit Agreement, dated as of July 6, 2017, by Amendment No. 4 to Term Loan Credit Agreement, dated as of April 11, 2018, by Amendment No. 5 to Term Loan Credit Agreement, dated as of February 1, 2019, by Amendment No. 6 to Term Loan Credit Agreement, dated as of September 27, 2019, and as many be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”; and as amended by this Agreement, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and the Administrative Agent (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, the Borrower wishes to make certain amendments and modifications to the Existing Credit Agreement as set forth herein;

WHEREAS, the Lenders party hereto constitute the Required Lenders under the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.

Credit Agreement Amendments. Effective as of the Amendment No. 7 Effective Date, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex I hereto (including the exhibits and schedules thereto).

2.

Effective Date Conditions. This Agreement will become effective on the date (the “Amendment No. 7 Effective Date”), on which each of the following conditions have been satisfied (or waived by the Required Lenders) in accordance with the terms therein:

(a)

the Administrative Agent (or its counsel) shall have received from each of the Borrower and the Required Lenders, either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart to this Agreement;

2

(b)

the Administrative Agent shall have received a certificate of the Borrower dated as of the Amendment No. 7 Effective Date signed by a Responsible Officer of the Borrower (i) (A) certifying and attaching the resolutions or similar consents adopted by the Borrower approving or consenting to this Agreement, (B) certifying that the certificate or articles of organization or formation and by-laws or operating (or limited liability company) agreement of the Borrower either (x) have not been amended since the Amendment No. 6 Effective Date or (y) are attached as an exhibit to such certificate, and (C) certifying as to the incumbency and specimen signature of each officer executing this Agreement and any related documents on behalf of the Borrower and (ii) certifying as to the matters set forth in clauses (c) and (d) below;

(c)

the representations and warranties of the Borrower and the other Loan Parties contained in Article V of the Credit Agreement and in any other Loan Document shall be (x) in the case of representations and warranties qualified by “materiality,” “Material Adverse Effect” or similar language, true and correct in all respects on the Amendment No. 7 Effective Date and (y) in the case of all other representations and warranties, true and correct in all material respects, in each case, on and as of the Amendment No. 7 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct on the basis set forth above as of such earlier date;

(d)	no Default or Event of Default shall exist on the Amendment No. 7 Effective Date before or after giving effect to the effectiveness of this Agreement;

(e)

the Borrower shall have provided the documentation and other information to the Lenders required by regulatory authorities under the applicable “know-your-customer” rules and regulations, including the Patriot Act, in each case at least three (3) Business Days prior to Amendment No. 7 Effective Date, as has been requested to the Borrower in writing at least ten (10) business days prior to the Amendment No. 7 Effective Date; and

(f)

the Administrative Agent shall have received (i) a consent fee, for the account of each Lender party hereto that executes and delivers a counterpart of this Agreement prior to 5:00 p.m. (New York City time) on April 30, 2021 (to the extent such Lender is a Lender on the Amendment No. 7 Effective Date), in an amount equal to 0.05% of each such Lender’s Tranche B-6 Loans as of the Amendment No. 7 Effective Date and (ii) to the extent invoiced at least two (2) Business Days prior to the Amendment No. 7 Effective Date (or such later date as is reasonably agreed by the Borrower), legal fees and expenses and the fees and expenses of any other advisors in accordance with the terms of the Credit Agreement.

For purposes of determining compliance with the conditions specified in this Section 2, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, or waived each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from the Administrative Agent or such Lender prior to the Amendment No. 7 Effective Date specifying its objection thereto.

3.	Representations and Warranties. By its execution of this Agreement, the Borrower hereby represents and warrants that:

(a)	the Borrower has all requisite corporate or other organizational power and authority to execute, deliver and perform its obligations under this Agreement;

3

(b)

the execution, delivery and performance by the Borrower of this Agreement (x) have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action, and (y) do not and will not (i) contravene the terms of any of the Borrower’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Permitted Liens) under, any Contractual Obligation to which the Borrower is a party or any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject except in the case of this clause (ii) any such conflict, breach or contravention that would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect or (iii) violate any Law, except in any case for such violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(c)

this Agreement has been duly executed and delivered by the Borrower, and this Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower that is party thereto in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, examinership, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) that rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought by proceedings in equity or at law); and

(d)

both immediately before and after giving effect to the Amendment No. 7 Effective Date, (i) the representations and warranties contained in the Credit Agreement and in the other Loan Documents shall be (x) in the case of representations and warranties qualified by “materiality,” “Material Adverse Effect” or similar language, true and correct in all respects on the Amendment No. 7 Effective Date and (y) in the case of all other representations and warranties, true and correct in all material respects, in each case, on and as of the Amendment No. 7 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct on the basis set forth above as of such earlier date and (ii) no event shall have occurred and be continuing or would result from the consummation of this Agreement that would constitute an Event of Default.

4.	Reaffirmation of the Loan Parties; Reference to and Effect on the Credit Agreement and the other Loan Documents.

(a)

Each Loan Party hereby consents to the amendment of the Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Agreement, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Credit Agreement, this Agreement or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Agreement. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the existing security interests granted by such Loan Party in favor of the Senior Credit Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents. Except as specifically amended by this Agreement, the Credit Agreement and the other Loan Documents shall remain in full force.

4

(b)

The execution, delivery and performance of this Agreement shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

(c)

On and after the Amendment No. 7 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Agreement.

5.	Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except as permitted by Section 10.01 of the Credit Agreement.

6.

Integration. This Agreement, the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall not constitute a novation of any amount owing under the Existing Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Existing Credit Agreement and the other Loan Documents shall, to the extent not paid or exchanged on or prior to the Amendment No. 7 Effective Date, continue to be owing under the Credit Agreement or such other Loan Documents until paid in accordance therewith.

7.	Severability. The provisions of Section 10.12 of the Existing Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if originally made a part hereof.

8.

GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. THE PROVISIONS OF SECTION 10.13 OF THE EXISTING CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS, AS IF ORIGINALLY MADE A PART HEREOF.

9.

Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

9.

Loan Document. On and after the Amendment No. 7 Effective Date, this Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents (it being understood that for the avoidance of doubt this Agreement may be amended or waived by the parties hereto solely as set forth in Section 5 above).

[Signature Pages Follow]

5

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

MKS INSTRUMENTS, INC.

By:	/s/ Seth H. Bagshaw
Name: Seth H. Bagshaw
Title: Senior Vice President, Chief Financial Officer and Treasurer

NEWPORT CORPORATION

By:	/s/ Seth H. Bagshaw
Name: Seth H. Bagshaw
Title: President and Treasurer

ELECTRO SCIENTIFIC INDUSTRIES, INC.

By:	/s/ Seth H. Bagshaw
Name: Seth H. Bagshaw
Title: President and Treasurer

ESI INTERNATIONAL CORPORATION

By:	/s/ Seth H. Bagshaw
Name: Seth H. Bagshaw
Title: President and Treasurer

ESI CHINA, INC.

By:	/s/ Seth H. Bagshaw
Name: Seth H. Bagshaw
Title: President and Treasurer

[Signature Page to Amendment No. 7 to Term Loan Credit Agreement]

BARCLAYS BANK PLC, as Administrative Agent

By:	/s/ Sean Duggan
Name: Sean Duggan
Title: Vice President

[Signature Page to Amendment No. 7 to Term Loan Credit Agreement]

LENDER SIGNATURE PAGES ON FILE WITH THE ADMINISTRATIVE AGENT

[Signature Page to Amendment No. 7 to Term Loan Credit Agreement]

ANNEX I

TERM LOAN CREDIT AGREEMENT1

dated as of April 29, 2016

among

MKS INSTRUMENTS, INC.,

as Borrower,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

BARCLAYS BANK PLC,

as Administrative Agent and Collateral Agent,

and

BARCLAYS BANK PLC and DEUTSCHE BANK SECURITIES INC.,

as Joint Lead Arrangers

[1]

This marked version is marked against the Term Loan Credit Agreement, dated as of April 29, 2016, as amended through the Amendment No. 6 to Term Loan Credit Agreement, dated as of September 27, 2019, and shows changes pursuant to Amendment No. 7 to Term Loan Credit Agreement, dated as of May 6, 2021.

Table of Contents

Page
ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01	Defined Terms	1
Section 1.02	Other Interpretative Provisions	~~46~~54
Section 1.03	Accounting Terms and Determinations	~~47~~55
Section 1.04	Rounding	~~48~~57
Section 1.05	Times of Day	~~48~~57
Section 1.06	Classes and Types of Borrowings	~~48~~57
Section 1.07	Divisions	57

ARTICLE II.

THE CREDIT FACILITIES

Section 2.01	Commitments To Lend	~~49~~58
Section 2.02	Notice of Borrowings	~~49~~59
Section 2.03	Notice to Lenders; Funding of Loans	~~49~~59
Section 2.04	Evidence of Loans	~~50~~60
Section 2.05	Interest	~~51~~61
Section 2.06	Extension and Conversion	~~52~~62
Section 2.07	Scheduled Amortization	~~53~~63
Section 2.08	Prepayments	~~53~~63
Section 2.09	Fees	~~56~~66
Section 2.10	Pro rata Treatment	~~56~~66
Section 2.11	Sharing of Payments by Lenders	~~56~~66
Section 2.12	Payments Generally; Administrative Agent’s Clawback	~~57~~67
Section 2.13	Increase in Commitments	~~58~~68
Section 2.14	Defaulting Lenders	~~60~~71
Section 2.15	Refinancing Amendments	~~62~~73
Section 2.16	Discounted Prepayments	~~62~~73

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01	Taxes	~~68~~79
Section 3.02	Illegality	~~71~~82
Section 3.03	Inability To Determine Rates	~~71~~82
Section 3.04	Increased Costs and Reduced Return; Capital Adequacy	~~72~~83
Section 3.05	Compensation for Losses	~~73~~84
Section 3.06	Base Rate Loans Substituted for Affected Eurodollar Loans	~~73~~85
Section 3.07	Mitigation Obligations; Replacement of Lenders	~~73~~85
Section 3.08	Survival	~~74~~86

ARTICLE IV.

CONDITIONS PRECEDENT TO BORROWINGS

Section 4.01	Conditions to Initial Borrowings	~~75~~86
Section 4.02	Conditions to All Borrowings	~~78~~90

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Section 5.01	Existence, Qualification and Power	~~79~~91
Section 5.02	Authorization; No Contravention	~~79~~91
Section 5.03	Governmental Authorization; Other Consents~~.~~	~~79~~91
Section 5.04	Binding Effect	~~79~~91
Section 5.05	Financial Condition; No Material Adverse Effect	~~80~~92
Section 5.06	Litigation	~~80~~92
Section 5.07	Ownership of Property, Liens	~~80~~92
Section 5.08	Environmental Matters	~~80~~92
Section 5.09	Insurance	~~81~~93
Section 5.10	Taxes	~~81~~93
Section 5.11	ERISA; Foreign Pension Plans; Employee Benefit Arrangements	~~81~~93
Section 5.12	Subsidiaries; Equity Interests	~~82~~94
Section 5.13	Margin Regulations; Investment Company Act	~~83~~95
Section 5.14	Disclosure	~~83~~95
Section 5.15	Compliance with Law	~~83~~95
Section 5.16	Intellectual Property	~~83~~95
Section 5.17	Use of Proceeds	~~84~~96
Section 5.18	Solvency	~~84~~96
Section 5.19	Collateral Documents	~~84~~96
Section 5.20	Senior Indebtedness	~~85~~97
Section 5.21	International Trade Laws; Sanctions	~~85~~97
Section 5.22	Anti-Corruption Laws	~~86~~98
Section 5.23	No Default	~~86~~98
Section 5.24	Labor Relations	~~86~~98

ARTICLE VI.

AFFIRMATIVE COVENANTS

Section 6.01	Financial Statements and Other Information	~~86~~98
Section 6.02	Notices of Material Events	~~88~~100
Section 6.03	Existence; Conduct of Business	~~88~~100
Section 6.04	Payment of Tax Obligations	~~88~~100
Section 6.05	Maintenance of Properties; Insurance	~~87~~101
Section 6.06	Books and Records; Inspection Rights	~~88~~101
Section 6.07	Compliance with Laws	~~89~~101
Section 6.08	Use of Proceeds	~~89~~101
Section 6.09	Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances	~~89~~101
Section 6.10	Designation of Subsidiaries	~~90~~102
Section 6.11	Ratings	~~90~~103

Section 6.12	Compliance with Environmental Laws	~~90~~103
Section 6.13	Sanctions; International Trade Laws	~~91~~103
Section 6.14	Post-Closing Obligations	~~91~~103

ARTICLE VII.

NEGATIVE COVENANTS

Section 7.01	Indebtedness	~~91~~104
Section 7.02	Liens	~~94~~106
Section 7.03	Fundamental Changes and Asset Sales	~~96~~109
Section 7.04	Investments, Loans, Advances, Guarantees and Acquisitions	~~98~~112
Section 7.05	Transactions with Affiliates	~~101~~114
Section 7.06	Restricted Payments	~~102~~115
Section 7.07	Restrictive Agreements	~~103~~117
Section 7.08	Amendments to Subordinated Indebtedness Documents or Organization Documents; Junior Debt Payments	~~104~~118
Section 7.09	Sale/Leaseback Transactions	~~105~~119
Section 7.10	Anti-Corruption Laws; Sanctions	~~105~~119

ARTICLE VIII.

EVENTS OF DEFAULT

Section 8.01	Events of Default	~~106~~119
Section 8.02	Acceleration; Remedies	~~108~~121
Section 8.03	Allocation of Payments After Event of Default	~~108~~122

ARTICLE IX.

AGENCY PROVISIONS

Section 9.01	Appointment and Authority	~~110~~124
Section 9.02	Rights as a Lender	~~110~~124
Section 9.03	Exculpatory Provisions	~~110~~124
Section 9.04	Reliance by Agents	~~111~~125
Section 9.05	Delegation of Duties	~~112~~126
Section 9.06	Indemnification of Agents	~~112~~126
Section 9.07	Resignation of Agents	~~112~~126
Section 9.08	Non-Reliance on Agents and Other Lenders	~~113~~127
Section 9.09	No Other Duties, etc.	~~113~~127
Section 9.10	Administrative Agent May File Proofs of Claim	~~113~~127
Section 9.11	Collateral and Guaranty Matters	~~114~~128
Section 9.12	Related Obligations	~~115~~129
Section 9.13	Withholding Tax	~~116~~130
Section 9.14	Certain ERISA Matters	~~116~~130
Section 9.15	Acknowledgement Regarding Any Supported QFCs.	131
Section 9.16	Certain Payments.	132

ARTICLE X.

MISCELLANEOUS

Section 10.01	Amendments, etc.	~~116~~133
Section 10.02	Notices	~~118~~136
Section 10.03	No Waiver; Cumulative Remedies	~~122~~139
Section 10.04	Expenses; Indemnity; Damage Waiver	~~122~~139
Section 10.05	Payments Set Aside	~~124~~141
Section 10.06	Successors and Assigns	~~124~~142
Section 10.07	Treatment of Certain Information; Confidentiality	~~128~~145
Section 10.08	Right of Setoff	~~128~~146
Section 10.09	Interest Rate Limitation	~~129~~147
Section 10.10	Counterparts; Integration; Effectiveness	~~129~~147
Section 10.11	Survival of Agreement	~~129~~147
Section 10.12	Severability	~~130~~147
Section 10.13	Governing Law; Jurisdiction; Service of Process; Waiver of Jury Trial	~~130~~148
Section 10.14	Patriot Act	~~131~~149
Section 10.15	No Advisory or Fiduciary Responsibility	~~131~~149
Section 10.16	Intercreditor Agreement	~~131~~149
Section 10.17	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~132~~150

Schedules:

Schedule 2.01	-	Lenders and Commitments
Schedule 5.12	-	Subsidiaries
Schedule 6.14	-	Post-Closing Obligations
Schedule 7.01	-	Existing Indebtedness
Schedule 7.02	-	Existing Liens
Schedule 7.04	-	Investments
Schedule 7.05	-	Affiliate Transactions
Schedule 7.07	-	Existing Restrictions
Schedule 10.02	-	Administrative Agent’s Office

Exhibits:

Exhibit A-1	-	Form of Notice of Borrowing
Exhibit A-2	-	Form of Notice of Extension/Conversion
Exhibit B	-	Form of Term Note
Exhibit C	-	Form of Assignment and Assumption
Exhibit D	-	Form of Compliance Certificate
Exhibit E	-	Form of Guaranty Agreement
Exhibits F-1 – F-4	-	Forms of U.S. Tax Compliance Certificates
Exhibit G	-	Form of Security Agreement
Exhibit H	-	Form of Intercompany Note
Exhibit I	-	Form of Intercompany Note Subordination Provisions
Exhibit J	-	Form of Perfection Certificate
Exhibit K	-	Form of Solvency Certificate
Exhibit L	-	Form of Specified Discount Prepayment Notice
Exhibit M	-	Form of Specified Discount Prepayment Response
Exhibit N	-	Form of Discount Range Prepayment Notice
Exhibit O	-	Form of Discount Range Prepayment Offer
Exhibit P	-	Form of Solicited Discounted Prepayment Notice
Exhibit Q	-	Form of Solicited Discounted Prepayment Offer
Exhibit R	-	Form of Acceptance and Prepayment Notice
Exhibit S	-	Form of Prepayment Notice

TERM LOAN CREDIT AGREEMENT

This Term Loan Credit Agreement (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into as of April 29, 2016, by and among MKS Instruments, Inc., a Massachusetts corporation (the “Borrower”), the Lenders (each as hereinafter defined) from time to time party hereto and Barclays Bank PLC (“Barclays”), as the Administrative Agent and the Collateral Agent.

PRELIMINARY STATEMENTS:

WHEREAS, the Borrower intends to acquire (the “Acquisition”) 100% of the Equity Interests of Newport Corporation, a Nevada corporation (the “Company”), and its Subsidiaries (collectively, the “Acquired Business”), pursuant to an Agreement and Plan of Merger, dated as of February 22, 2016 (including the exhibits and schedules thereto and as amended, modified or supplemented from time to time in accordance with the terms set forth herein, the “Acquisition Agreement”), among the Borrower and the various parties thereto;

WHEREAS, in connection with the foregoing, the Borrower has requested that the Lenders provide a senior secured term loan facility in the initial amount of $780,000,000 and the Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein;

WHEREAS, in connection with the foregoing, the Borrower has also requested, and will obtain, a senior secured asset-based revolving credit facility (the “2016 ABL Facility”) in the amount of $50,000,000, under that certain ABL Credit Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “2016 ABL Credit Agreement”), among the Borrower, the other parties thereto and ~~Deustche~~Deutsche Bank AG New York Branch, as administrative agent and collateral agent (in such capacity, together with its successors, the “2016 ABL Agent”); and

WHEREAS, the proceeds of the initial borrowings hereunder will be used on the Closing Date to pay in part the consideration for the Acquisition, for the repayment of certain existing material third party Indebtedness of the Borrower, its Subsidiaries and the Acquired Business, to pay transaction costs associated with each of the foregoing, and for other general corporate purposes of the Borrower and its Subsidiaries, in each case, as more further described herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings set forth below:

“2016 ABL Agent” has the meaning set forth in the Preliminary Statements.

“2016 ABL Credit Agreement” has the meaning set forth in the Preliminary Statements.

“2016 ABL Facility” has the meaning set forth in the Preliminary Statements.

“2019 ABL Agent” means the “2019 ABL Administrative Agent” as defined in Amendment No. 5.

“2019 ABL Closing Date” means the “Closing Date” as defined in the 2019 ABL Credit Agreement.

“2019 ABL Credit Agreement” means the “2019 ABL Credit Agreement” as defined in Amendment No. 5.

“2019 ABL Facility” means the “2019 ABL Facility” as defined in Amendment No. 5.

“2019 ABL Refinancing” means the repayment in full of all outstanding indebtedness of the Borrower and its Subsidiaries under the 2016 ABL Credit Agreement and the termination of all commitments thereunder.

“2019 Arrangers” means the “Arrangers” as defined in Amendment No. 5.

“ABL Administrative Agent” means, (i) prior to the effectiveness of the 2019 ABL Facility on or after the Amendment No. 5 Effective Date, the 2016 ABL Agent and (ii) upon the effectiveness of the 2019 ABL Facility on or after the Amendment No. 5 Effective Date, the 2019 ABL Agent.

“ABL Credit Agreement” means (i) prior to the effectiveness of the 2019 ABL Facility on or after the Amendment No. 5 Effective Date, the 2016 ABL Credit Agreement and (ii) upon the effectiveness of the 2019 ABL Facility on or after the Amendment No. 5 Effective Date, the 2019 ABL Credit Agreement, and any Permitted Refinancing Indebtedness in respect thereof.

“ABL Facility” means (i) prior to the effectiveness of the 2019 ABL Refinancing and the 2019 ABL Facility on or after the Amendment No. 5 Effective Date, the 2016 ABL Facility and (ii) upon the effectiveness of the 2019 ABL Facility on or after the Amendment No. 5 Effective Date, the 2019 ABL Facility and any Permitted Refinancing Indebtedness in respect thereof.

“ABL Loans” means the loans made under the ABL Facility.

“Acceptable Discount” has the meaning specified in Section 2.16(d)(ii).

“Acceptable Prepayment Amount” has the meaning specified in Section 2.16(d)(iii).

“Acceptance and Prepayment Notice” means an irrevocable written notice from the Borrower or any of its Subsidiaries accepting a Solicited Discounted Prepayment Offer to make a Discounted Term Loan Prepayment at the Acceptable Discount specified therein pursuant to Section 2.16(d) substantially the form of Exhibit R hereto.

“Acceptance Date” has the meaning specified in Section 2.16(d)(ii).

“Acquired Business” has the meaning set forth in the Preliminary Statements.

“Acquisition” has the meaning set forth in the Preliminary Statements.

“Acquisition Agreement” has the meaning set forth in the Preliminary Statements.

“Acquisition Consideration” means the sum of the cash purchase price for any Permitted Acquisition payable at or prior to the closing date of such Permitted Acquisition (and which, for the avoidance of doubt, shall not include any purchase price adjustment, royalty, earnout, contingent payment, any other deferred payment of a similar nature or any other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business or any purchase price paid with Equity Interests or Equity Equivalents (other than Disqualified Capital Stock) in the Borrower) plus the aggregate principal amount of Indebtedness that is of the type described in clauses (a), (b) and (e) and (to the extent relating to any such clause (a), (b) or (e), but without duplication) clause (i) of the definition of “Indebtedness” hereunder assumed by the Borrower or a Restricted Subsidiary of the Borrower in connection with such Permitted Acquisition.

“Additional Escrow Amount” means an amount equal to (a) all interest that could accrue on any Escrow Debt from and including the date of issuance thereof to and including the date of any potential mandatory redemption to occur if the proceeds of such Escrow Debt are not released from the applicable Escrow Account, plus (b) the amount of any original issue discount on such Escrow Debt, plus (c) all fees and expenses that are incurred in connection with the issuance of such Escrow Debt and all fees, expenses or other amounts payable in connection with any redemption of such Escrow Debt.

“Adjusted Eurodollar Rate” means, for the Interest Period for each Eurodollar Loan comprising part of the same Group, the quotient obtained (expressed as a decimal, carried out to five decimal places) by dividing (i) the applicable Eurodollar Rate for such Interest Period by (ii) 1.00% minus the Eurodollar Reserve Percentage; provided that, the Adjusted Eurodollar Rate shall at all times be deemed to be not less than the Adjusted LIBOR Floor.

“Adjusted LIBOR Floor” means 0.00% per annum.

“Administrative Agent” means Barclays Bank PLC, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address as set forth in Section 10.02(a) and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent” means the Administrative Agent, the Collateral Agent and any successors and assigns in such capacity, and “Agents” means any two or more of them.

“Agent Related Persons” means each Agent, together with its Related Parties.

“Aggregate Commitments” means, at any date, the Commitments of all the Lenders.

“Agreement” has the meaning specified in the preamble.

“AHYDO Payment” means any mandatory prepayment or redemption pursuant to the terms of any Indebtedness that is intended or designed to cause such Indebtedness not to be treated as an “applicable high yield discount obligation” within the meaning of Section 163(i) of the Code.

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of June 9, 2016, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto, and the Administrative Agent.

“Amendment No. 1 Effective Date” means the “Amendment No. 1 Effective Date” under and as defined in Amendment No. 1.

“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of December 14, 2016, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto, and the Administrative Agent.

“Amendment No. 2 Effective Date” means the “Amendment No. 1 Effective Date” under and as defined in Amendment No. 2.

“Amendment No. 3” means Amendment No. 3 to this Agreement, dated as of July 6, 2017, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto, and the Administrative Agent.

“Amendment No. 3 Effective Date” means the “Amendment No. 3 Effective Date” under and as defined in Amendment No. 3.

“Amendment No. 4” means Amendment No. 4 to this Agreement, dated as of April 11, 2018, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto, and the Administrative Agent.

“Amendment No. 4 Effective Date” means the “Amendment No. 4 Effective Date” under and as defined in Amendment No. 4.

“Amendment No. 5” means Amendment No. 5 to this Agreement, dated as of February 1, 2019, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto, and the Administrative Agent.

“Amendment No. 5 Effective Date” means the “Amendment No. 5 Effective Date” under and as defined in Amendment No. 5.

“Amendment No. 5 Effective Date Refinancing” means, collectively, (i) only if the 2019 ABL Closing Date occurs substantially contemporaneously with the Amendment No. 5 Effective Date, the 2019 ABL Refinancing and (ii) the repayment in full of all outstanding indebtedness of the ESI Acquired Business and, in connection therewith, the termination of all related guarantees and security in respect thereof, including, without limitation, under the Loan Agreement with SiliconValley Bank dated January 31, 2017, as amended, and the Loan Agreement with First Technology Federal Credit Union dated as of January 9, 2017, as amended, but in any event, excluding Indebtedness permitted to remain outstanding on and after the Amendment No. 5 Effective Date under the ESI Acquisition Agreement (as in effect on October 29, 2018).

“Amendment No. 6 means Amendment No. 6 to this Agreement, dated as of September 27, 2019, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto, and the Administrative Agent.

“Amendment No. 6 Effective Date” means the “Amendment No. 6 Effective Date” under and as defined in Amendment No. 6.

“Amendment No. 7 means Amendment No. 7 to this Agreement, dated as of May 6, 2021, among the Borrower, the Lenders party thereto, and the Administrative Agent.

“Amendment No. 7 Effective Date” means the “Amendment No. 7 Effective Date” under and as defined in Amendment No. 7.

“Anti-Corruption Laws” has the meaning specified in Section 5.22.

“Applicable ECF Percentage” has the meaning specified in Section 2.08(b)(i).

“Applicable Margin” means a percentage per annum equal to (i) for Tranche B-6 Term Loans that are Eurodollar Loans, 1.75% and (ii) for Tranche B-6 Term Loans that are Base Rate Loans, 0.75%.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage of the Aggregate Commitments represented by such Lender’s Term Commitment Percentage at such time, in each case subject to adjustment as provided in Section 2.13 or 2.15; provided that if the Commitments of each Lender to make Loans have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender of each Class is set forth opposite the name of such Lender on Schedule 2.01 under the caption “Term Commitment Percentage” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Prepayment” has the meaning specified in Section 2.08(e).

“Approved Fund” means any Fund that is administered, advised or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Arrangers” means, collectively, Barclays Bank PLC and Deutsche Bank Securities Inc., in their respective capacities as joint lead arrangers and joint bookrunners, or any successor joint lead arranger; provided that upon the Amendment No. 5 Effective Date, the term “Arrangers” shall be deemed to collectively include the 2019 Arrangers; provided further that, Deutsche Bank Securities Inc. shall not be deemed an Arranger for purposes of the 2019 ABL Facility.

“Asset Disposition” means any Disposition (or series of related Dispositions) of any assets by the Borrower or any of its Restricted Subsidiaries in respect of which the Net Cash Proceeds payable to the Borrower or any of its Restricted Subsidiaries exceeds $~~5,000,000~~10,000,000, excluding any Disposition by way of Casualty or Condemnation.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor or by Affiliated investment advisors.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b) and/or the definition of “Eligible Assignee”), and accepted by the Administrative Agent, substantially in the form of Exhibit C or any other form approved by the Administrative Agent and the Borrower.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor engaged by the Borrower or any of its Subsidiaries (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with a Discounted Term Loan Prepayment pursuant to Section 2.16; provided that neither the Borrower nor any of its Subsidiaries shall designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent).

“Available Amount” means, at any date, an amount equal to:

(a) the sum of (without duplication):

(i) $~~75,000,000~~150,000,000;

(ii) the Net Cash Proceeds received after the Closing Date and on or prior to such date from any issuance of Qualified Capital Stock by the Borrower;

(iii) the Net Cash Proceeds received after the Closing Date and on or prior to such date by the Borrower or any Restricted Subsidiary from the issuance of convertible or exchangeable debt securities that have been converted into or exchanged for Qualified Capital Stock of the Borrower;

(iv) the Net Cash Proceeds received by the Borrower or any Restricted Subsidiary from the sale of the Equity Interests of any Unrestricted Subsidiary or any minority Investments (other than any such sale to the Borrower or a Restricted Subsidiary);

(v) any dividend or other distribution by an Unrestricted Subsidiary or received in respect of minority Investments;

(vi) any interest, returns of principal, repayments and similar payments by such Unrestricted Subsidiary or received in respect of any minority Investments;

(vii) any unused Rejected Amount accrued since after the Closing Date;

(viii) to the extent not duplicative of any other provision herein, the proceeds of sales of Investments made utilizing the Available Amount basket under 7.04(q) (in an amount not to exceed the original amount of such Investment); and

(ix) Cumulative Excess Cash Flow as of such date, in each case, that has not been applied to prepay Loans, or, would not be required to be applied to prepay Loans pursuant to Section 2.08(b)(i); minus

(b) the amount of any usage of such Available Amount pursuant to Section 7.04(q), Section 7.06(j) and Section 7.08(b)(i), in each case prior to such date.

“Available Amount Conditions” means (except in connection with proceeds of the Available Amount under clauses (ii) and (iii) of the definition thereof, in which case the following conditions shall not apply) prior to and after giving effect to any usage of the Available Amount, (x) no Event of Default shall have occurred and be continuing and (y) the Total Leverage Ratio, as of the end of the most recently completed Test Period, shall be less than or equal to ~~4.00~~4.50:1.00 on a Pro Forma Basis.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code, as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and all other liquidation, receivership, moratorium, conservatorship, assignment for the benefit of creditors, insolvency, examinership or similar federal, state or foreign law for the relief of debtors.

“Barclays” has the meaning specified in the Preliminary Statements.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (i) the Federal Funds Rate plus 1⁄2 of 1.00%, (ii) the Prime Rate in effect on such day and (iii) the Adjusted Eurodollar Rate for a one (1) month Interest Period beginning on such day (or, if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that the Base Rate shall at all times be deemed to be not less than the Base Rate Floor. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Rate, respectively.

“Base Rate Floor” means ~~1.75% per annum or, solely with respect to the Tranche B-5 Term Loans,~~ 1.00% per annum.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership of the Borrower as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the sole manager or the board of managers or managing member, of such Person, (iii) in the case of any partnership, the board of directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Bona Fide Debt Fund” shall mean any bona fide debt fund, investment vehicle, regulated banking entity or non-regulated lending entity that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans or bonds and/or similar extensions of credit in the ordinary course of business.

“Borrower” has the meaning specified in the preamble.

“Borrower Materials” has the meaning specified in Section 10.02.

“Borrowing” has the meaning specified in Section 1.06.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located, except that when used in connection with a Eurodollar Loan, the term “Business Day” means any such day that is also a day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.

“Capital Lease” means, with respect to any Person, any lease of (or other arrangement conveying the right to use) property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a finance lease on the balance sheet of such Person; provided that any lease or other arrangement that, under GAAP as in effect on the Closing Date, would not be required to be accounted for as a capital lease shall not constitute a “Capital Lease” hereunder.

“Capital Lease Obligations” means, with respect to any Person, the obligations (and corresponding amounts) of such Person as lessee under Capital Leases, that, as of any time of determination, shall be treated as a finance lease and reflected as a liability on a balance sheet of such Person (excluding the footnotes thereto) prepared in accordance with GAAP.

“Cash Equivalents” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within two hundred and seventy (270) days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, demand deposits, banker’s acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $250,000,000 (or the Dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(d) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clauses (a) and (c) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) marketable short-term money market and similar liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(f) Investments with average maturities of twelve (12) months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(g) investment funds investing substantially all of their assets in securities of the types described in clauses (a) through (f) above;

(h) in the case of the Borrower or any Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of organization of the Borrower or such Subsidiary, as the case may be, for cash management purposes; and

(i) investments consistent with the Borrower’s investment policy as in effect on the date hereof, as provided in writing to the Administrative Agent on or prior to the Closing Date.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, purchasing cards, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that at the request of a Loan Party is designated a “Cash Management Bank” and that is a Lender, an Agent or an Affiliate of a Lender or an Agent at the time it (i) entered into a Cash Management Agreement with a Loan Party or (ii) is designated as a “Cash Management Bank” (so long as, upon such designation, a Cash Management Agreement exists between such Person and a Loan Party), in each case, even if such Person for any reason ceases for any reason after the execution of such agreement or such designation to be a Lender, an Agent or an Affiliate of a Lender or an Agent.

“Cash Management Obligations” means all obligations under any Secured Cash Management Agreements.

“Casualty” means any casualty, damage, destruction or other similar loss with respect to real or personal property or improvements.

“Casualty Event” means any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any Condemnation or other taking (including by any Governmental Authority) of, any property of the Borrower or any of its Subsidiaries. “Casualty Event” shall include but not be limited to any taking of all or any part of any real property of any Person or any part thereof, in or by Condemnation or other eminent domain proceedings pursuant to any requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any real property of any Person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code any shares of which are treated as owned directly or indirectly by a United States Shareholder (within the meaning of Section 951(b) of the Code) as measured for purposes of Section 958(a) of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any applicable law, rule, regulation or treaty, (b) any change in any applicable law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, promulgated or issued.

“Change of Control” means (a) the acquisition of beneficial ownership (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Closing Date) by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder) of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower or (b) the occurrence of a “Change of Control” as defined in the ABL Credit Agreement or any agreement evidencing any Permitted Refinancing Indebtedness in respect thereof.

“Class” has the meaning specified in Section 1.06.

“Closing Date” means April 29, 2016.

“Closing Date Material Adverse Effect” means any event, change, occurrence or effect that has a material adverse effect on (A) the business, assets, liabilities, capitalization, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (B) the ability of the Company to perform its obligations under the Agreement or consummate the Merger or any of the other transactions contemplated by the Agreement, other than, in the case of the foregoing clause (A), any change, effect, event or occurrence arising after the date of the Agreement to the extent resulting from (1) changes in general economic, financial market, business or geopolitical conditions, (2) general changes or developments in any of the industries in which the Company or its Subsidiaries operate, (3) natural disasters or calamities, (4) changes in any applicable Laws or applicable accounting regulations or principles or interpretations thereof, (5) any change in the price or trading volume of the Company’s stock, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of “Closing Date Material Adverse Effect” shall not be excluded in determining the occurrence of a Closing Date Material Adverse Effect), (6) any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the

Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Closing Date Material Adverse Effect” may be taken into account in determining the occurrence of a Closing Date Material Adverse Effect), (7) any outbreak or escalation of armed hostilities, any acts of war or terrorism, (8) other than for purposes of any representation or warranty contained in Section 3.4 of the Agreement, the announcement or pendency of the Agreement and the transactions contemplated thereby, including (x) any resulting loss or departure of officers or other employees of the Company or any of its Subsidiaries, or (y) any resulting termination of, reduction in or similar negative impact on the Company’s or any of its Subsidiaries’ relationships, contractual or otherwise, with any customers, suppliers, distributors or business partners, (9) any litigation brought by or on behalf of any current or former Company stockholder (in its capacity as such) arising from allegations of any breach of fiduciary duty relating to the Agreement or the Merger or violation of securities Law related to the Proxy Statement or any other document required to be filed by the Company with the SEC or required to be distributed or otherwise disseminated to the Company’s stockholders in connection with the Merger, (10) any action taken by the Company, or which the Company causes to be taken by any of its Subsidiaries, in each case which is expressly required by the Agreement (excluding Section 5.1(a) thereof), and (11) any actions taken (or omitted to be taken) by the Company or any of its Subsidiaries with the prior written consent or at the express written request of Parent; provided, that any change, effect, event or occurrence otherwise excluded by any of the foregoing clauses (1), (2), (3), (4) or (7) shall be taken into account in determining the occurrence of a Closing Date Material Adverse Effect to the extent disproportionately impacting the Company and its Subsidiaries, taken as whole, relative to other Persons operating in the industries or markets in which the Company and its Subsidiaries operate. Capitalized terms (other than “Closing Date Material Adverse Effect”) used in this definition of “Closing Date Material Adverse Effect” shall have the meanings assigned to such terms in the Acquisition Agreement.

“Closing Date Refinancing” means the repayment of certain existing material third party indebtedness of the Borrower and its Subsidiaries and the Acquired Business and in connection therewith, the termination of all related commitments, including, without limitation, the credit agreement, dated as of July 18, 2013 among the Company, JPMorgan Chase Bank, N.A., as administrative agent and the other parties thereto, but in any event, excluding (x) as to the Acquired Business, Indebtedness permitted to remain outstanding on and after the Closing Date under the Acquisition Agreement (as in effect on February 22, 2016) and (y) as to the Borrower and its other Subsidiaries, deferred purchase price obligations, ordinary course working capital facilities for Foreign Subsidiaries and ordinary course capital lease, purchase money and equipment financings.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all of the property, which includes Mortgaged Property and all other property of whatever kind and nature, which is subject or is purported to be subject to the Liens granted by any of the Collateral Documents.

“Collateral Agent” means Barclays Bank PLC, in its capacity as collateral agent for the Finance Parties under the Collateral Documents, its successor or successors in such capacity.

“Collateral Documents” means, collectively, the Security Agreement, the Mortgages, any additional pledges, security agreements, patent, trademark or copyright filings or mortgages or deeds of trust required to be delivered by a Loan Party pursuant to the Loan Documents and any instruments of assignment or other similar instruments or agreements executed pursuant to the foregoing.

“Commitment” means with respect to each Lender, its Term Commitment, Incremental Term Loan Commitment or Other Term Commitment, as and to the extent applicable, in each case as set forth on Schedule 2.01 or in the applicable Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as its Commitment of the applicable Class, as any such amount may be adjusted from time to time in accordance with this Agreement.

“Communications” has the meaning specified in Section 10.02(d).

“Competitor” means any Person that is an operating company directly and primarily engaged in substantially similar business operations as a Borrower or any of its Subsidiaries.

“Compliance Certificate” means a certificate, duly executed by a Responsible Officer, appropriately completed and substantially in the form of Exhibit D.

“Condemnation” means any taking or expropriation by a Governmental Authority of property or assets, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation or in any other manner.

“Condemnation Award” means all proceeds of any Condemnation or transfer in lieu thereof.

“Consolidated Capital Expenditures” means, without duplication, any expenditures for any purchase or other acquisition of any asset that would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared in accordance with GAAP but excluding (i) expenditures constituting consideration for any Permitted Acquisitions, (ii) expenditures constituting interest capitalized during such period, (iii) expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party in cash.

“Consolidated Current Assets” means, as of the date of any determination thereof, all amounts (other than cash and Cash Equivalents) that would be set forth opposite the caption “total current assets” (or any like caption) on the most recent consolidated balance sheet of the Borrower and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Current Liabilities” means at any date, the consolidated current liabilities of the Borrower and its Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP, but excluding the current portion of Consolidated Funded Indebtedness, all Indebtedness under revolving credit facilities, the current portion of interest expense (other than interest expense that is due and unpaid), accrued Taxes and accrued dividends.

“Consolidated EBITDA” means, with reference to any period, Consolidated Net Income for such period plus, without duplication and to the extent deducted (and not otherwise added back) or (in the case of clause (ix) below) not included in determining Consolidated Net Income for such period, the sum of (i) Consolidated Interest Expense, (ii) expense for Taxes paid or accrued (including in respect of repatriated funds and any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations), (iii) depreciation, (iv) amortization (including amortization of deferred financing fees or costs), (v) non-cash expenses or losses, (vi) non-cash expenses related to stock based compensation, (vii) any non-recurring charges, costs, fees and expenses directly incurred or paid directly as a result of discontinued operations (other than such charges, costs, fees and expenses to the extent constituting losses arising from such discontinued operations), (viii) any other extraordinary, unusual or non-recurring cash charges or expenses; provided that the aggregate amount added back pursuant to this clause (viii), together with the aggregate amounts added back pursuant to clauses (ix) or (xvi), shall not exceed 20% of Consolidated EBITDA for the four fiscal quarter period ending on any date of determination (prior to giving effect to the addback of any such item pursuant to this clause (viii) or clause (ix) or (xvi)), (ix) the amount of “run rate” cost savings, operating expense reductions and synergies projected by the Borrower in good faith to be realized as a result of any Investment, Disposition, internal cost-savings initiative, the Acquisition or the ESI Acquisition, in each case within the six consecutive fiscal quarters following the end of the relevant period consummation of such Investment, Disposition, initiative, the Acquisition or the ESI Acquisition, calculated as though such cost savings and synergies had been realized on the first day of such period and net of the amount of actual benefits received during such period from such Investment, Disposition, initiative, the Acquisition or the ESI Acquisition; provided that (A) a duly completed certificate signed by a Responsible Officer of the Borrower shall be delivered to the Administrative Agent certifying that such cost savings and synergies are reasonably expected and factually supportable in the good faith judgment of the Borrower, (B) no cost savings or synergies shall be added pursuant to this clause (ix) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period and (C) the aggregate amount of cost savings and synergies added back pursuant to this clause (ix), together with the aggregate amounts added back pursuant to clause (viii) or (xvi), shall not exceed 20% of Consolidated EBITDA for the four quarter period ending on any date of determination (prior to giving effect to the addback of such items pursuant to this clause (ix) or clause (viii) or (xvi)), (x) adjustments relating to purchase price allocation accounting, (xi) losses on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business), (xii) any loss relating to amounts paid in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income for such period, (xiii) any loss resulting from a change in accounting principles during such period to the extent included in Consolidated Net Income, (xiv) any Transaction Costs incurred during such period, (xv) any fees and expenses (including any transaction or retention bonus or similar payment) incurred during such period, or any amortization thereof for such period, in connection with any acquisition (including, but not limited to, the Acquisition and the ESI Acquisition), non-recurring costs to acquire equipment to the extent not capitalized in accordance with GAAP, and any Investment, recapitalization, asset disposition, non-competition agreement, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of or waiver or consent relating to any debt instrument (in each case, including the Transaction Costs and any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460), (xvi) restructuring charges or expenses, whether or not classified as restructuring charges or expenses under GAAP (including integration costs, restructuring costs related to acquisitions and to closure or consolidation of facilities or locations, facilities’ opening costs and other business optimization expenses, curtailments or modifications to pension and post-retirement employee benefit plans, retention or completion bonuses and any expense related to any reconstruction, de-commissioning or reconfiguration of fixed assets for alternate use); provided that the aggregate amount added back pursuant to this clause (xvi), together with the aggregate amounts added back pursuant to clause (viii) or (ix), shall not exceed 20% of Consolidated EBITDA for the four quarter period ending on any date of determination (prior to giving effect to the add-back of any such item pursuant to this clause (xvi), or clause (viii) or (ix)), (xvii) proceeds of business interruption insurance, (xviii) charges, losses or expenses to the extent indemnified or insured by a third party to the extent such Person has notified such third party of such amount and such third party has not denied their reimbursement obligation, and (xix) the amount of any expense or reduction of Consolidated

Net Income consisting of Restricted Subsidiary income attributable to minority interests or non-controlling interests of third parties in any non-Wholly Owned Restricted Subsidiary, excluding cash distributions in respect thereof, minus, without duplication and to the extent included (and not otherwise deducted) in determining Consolidated Net Income for such period, the sum of (l) interest income (to the extent not netted against interest expense in the calculation of Consolidated Interest Expense), (2) income tax credits and refunds (to the extent not netted from Tax expense), (3) any cash payments made during such period in respect of items described in clause (v) above subsequent to the applicable Test Period in which the relevant non-cash expenses or losses were incurred, (4) any non-recurring income or gains directly as a result of discontinued operations, (5) any unrealized income or gains in respect of Swap Agreements (to the extent not included in clause (1) above or netted against interest expense in the calculation of Consolidated Interest Expense), (6) extraordinary, unusual or non-recurring income or gains, (7) gains on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business), (8) any gain relating to amounts paid in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income for such period and (9) any gain resulting from a change in accounting principles during such period to the extent included in Consolidated Net Income, each as determined for the Borrower and its Restricted Subsidiaries in accordance with GAAP on a consolidated basis. For the avoidance of doubt, the foregoing additions to, and subtractions from, Consolidated EBITDA shall not give effect to any items attributable to the Unrestricted Subsidiaries. For the purposes of calculating Consolidated EBITDA for any Test Period as of any date (I) if at any time during such Test Period or after the end of such Test Period but prior to such date, the Borrower or any Restricted Subsidiary shall have made any Disposition or converted any Restricted Subsidiary into an Unrestricted Subsidiary, the Consolidated EBITDA for such Test Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Disposition or to such conversion for such Test Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Test Period, (II) if during such Test Period or after the end of such Test Period but prior to such date, the Borrower or any Restricted Subsidiary shall have converted any Unrestricted Subsidiary into a Restricted Subsidiary, Consolidated EBITDA for such Test Period shall be calculated after giving pro forma effect thereto in accordance with Section 1.03(c) as if such conversion occurred on the first day of such Test Period and (III) if during such Test Period or after the end of such Test Period but prior to such date, the Borrower or any Restricted Subsidiary shall have consummated a Permitted Acquisition, Consolidated EBITDA for such Test Period shall be calculated as if such Permitted Acquisition were consummated on the first day of such Test Period.

“Consolidated Funded Indebtedness” means at any date, the Funded Indebtedness of the Borrower and its Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with reference to any period, the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Borrower and its Restricted Subsidiaries calculated on a consolidated basis for such period with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries allocable to such period in accordance with GAAP (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and banker’s acceptance financing and net costs and benefits under interest rate Swap Agreements to the extent such net costs and benefits are allocable to such period in accordance with GAAP). In the event that the Borrower or any Restricted Subsidiary shall have completed a Disposition or a Permitted Acquisition since the beginning of the relevant period, Consolidated Interest Expense shall be determined for such period on a pro forma basis as if such Disposition or Permitted Acquisition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Borrower and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period; provided that there shall be excluded any income (or loss) of any Person other than the Borrower or a Restricted Subsidiary, but any such income so excluded may be included in such period or any later period to the extent of any cash dividends or distributions actually paid in the relevant period to the Borrower or any Wholly-Owned Restricted Subsidiary of the Borrower.

“Consolidated Secured Debt” means, as of any date of determination, Consolidated Total Indebtedness outstanding on such date that is secured by a Lien on any assets of the Borrower or any of its Restricted Subsidiaries.

“Consolidated Subsidiary” means with respect to any Person at any date any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Borrower and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis as of the end of the most recently completed Test Period.

“Consolidated Total Indebtedness” means, as of the date of any determination thereof, the sum, without duplication, of the aggregate Indebtedness of the Borrower and its Restricted Subsidiaries that is of the type described in clauses (a), (b) and (e) and, to the extent relating to any such clause (a), (b) or (e), clause (i) of the definition of Indebtedness hereunder; provided that Consolidated Total Indebtedness shall not include Indebtedness in respect of any letter of credit or bank guaranty, except to the extent of unreimbursed obligations in respect of any drawn letter of credit or bank guaranty.

“Consolidated Working Capital” means, as at any date, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Copyright Security Agreement” means the Copyright Security Agreement, dated as of the Closing Date, substantially in the form of Exhibit IV to the Security Agreement.

“Copyrights” means any and all rights in any works of authorship, including (i) copyrights and moral rights, (ii) copyright registrations and recordings thereof and all applications in connection therewith, (iii) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (iv) the right to sue for past, present, and future infringements thereof and (v) all of each Borrower’s and each Loan Party’s rights corresponding thereto throughout the world.

“Credit Agreement Refinancing Indebtedness” means Indebtedness issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) to Refinance, in whole or in part, existing Term Loans, existing Incremental Term Loans or any outstanding Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that with respect to any such partial refinancing, (i) such Indebtedness is in an original aggregate principal amount (or accreted value, if applicable) not greater than the aggregate principal amount (or accreted value, if applicable) of the Refinanced Debt (except by an amount equal to accrued and unpaid interest and premium thereon, including tender premium, and underwriting and original issue discounts, fees, commissions, and expenses associated in connection with such extending, renewing, replacement or refinancing), plus additional amounts to the extent the Borrower has available capacity under Sections 7.01(q) (if unsecured) or (r), (ii) such Indebtedness has a maturity equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the Refinanced Debt; provided, that this clause (ii) shall not apply to Credit Agreement Refinancing Indebtedness in an aggregate principal amount not to exceed the Inside Maturity Amount, (iii) the Refinanced Debt shall be repaid, defeased or satisfied and discharged and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, substantially concurrently with the issuance, incurrence or obtaining of such Credit Agreement Refinancing Indebtedness, (iv) in the case of Credit Agreement Refinancing Indebtedness in the form of notes, such Credit Agreement Refinancing Indebtedness does not contain any mandatory prepayment provisions (other than related to customary asset sale and change of control offers or cash or net share conversion settlement provisions in the case of convertible notes) that could result in mandatory prepayments of such notes, in whole or in part, prior to the maturity date of the Refinanced Debt, (v) such Indebtedness shall not be guaranteed by any Persons other than the Loan Parties, (vi) such Indebtedness, if secured by the Collateral and not obtained pursuant to a Refinancing Amendment, shall be subject to a Pari Passu Intercreditor Agreement or Junior Lien Intercreditor Agreement, as applicable and (vii) either (x) the covenants, events of default and the other terms and conditions of such Credit Agreement Refinancing Indebtedness (excluding pricing, fees, rate floors and optional prepayment or redemption terms) are, taken as a whole, not more favorable to the investors providing such Credit Agreement Refinancing Indebtedness than those applicable to the Refinanced Debt (except for covenants or other provisions applicable only to periods after the Latest Maturity Date) or (y) the Lenders hereunder are afforded the benefits of substantially similar provisions.

“Credit Exposure” means, as applied to each Lender and with respect to each Class of its Commitments and/or Loans:

(i) at any time prior to the termination of the Commitments of the Lenders in respect of such Class, the sum, as applicable, of (A) the Term Commitment Percentage of such Lender multiplied by the Term Committed Amount of such Class plus (B) the Other Term Commitment Percentage of the relevant Class of such Lender multiplied by the total Other Term Commitments of such Class plus (C) the Incremental Term Loan Commitment Percentage of the relevant Class of such Lender multiplied by the total Incremental Term Loan Commitments of such Class; and

(ii) at any time after the termination of the Commitments of the Lenders in respect of such Class, the sum of the outstanding Loans of such Lender of such Class.

“Cumulative Excess Cash Flow” means, at any time, an amount (not to be less than zero) equal to the sum of Excess Cash Flow for each Excess Cash Flow Period ended prior to such time.

“Current Asset Collateral” means the “ABL Priority Collateral” as defined in the Intercreditor Agreement.

“Debt Issuance” means the incurrence, issuance or assumption by the Borrower or any of its Restricted Subsidiaries of any Indebtedness.

“Default” means any condition or event that constitutes an Event of Default or that, with the giving of notice, the passage of applicable grace periods, or both, would be an Event of Default.

“Default Rate” means (i) in the case of overdue principal amounts, an interest rate per annum that is equal to the rate that would otherwise be applicable thereto plus 2.00% and (ii) in the case of any overdue interest payable on any Loan or any overdue amount payable hereunder, an interest rate per annum equal to the rate then applicable to Base Rate Loans plus 2.00%, in each case, with respect to foregoing clauses (i) and (ii), from the date such amount was due until such overdue amount is paid in full (after as well as before judgment).

“Defaulting Lender” means, subject to Section 2.14(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations hereunder, (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, after the date of this Agreement, (i) become the subject of a proceeding under any Bankruptcy Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.14(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Discharge of Senior Credit Obligations” means (i) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such interest is, or would be, allowed in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the Loan Documents and termination of all commitments to lend or otherwise extend credit under the Loan Documents and (ii) payment in full in cash of all other Finance Obligations under the Loan Documents that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including legal fees and other expenses, costs or charges accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such fees, expenses, costs or charges is, or would be, allowed in such Insolvency or Liquidation Proceeding), other than Cash Management Obligations and Swap Obligations not yet due and payable and any contingent indemnification obligations under the Loan Documents in respect of which no claim or demand for payment has been made at such time.

“Discount Prepayment Accepting Lender” has the meaning specified in Section 2.16(b)(ii).

“Discount Range” has the meaning specified in Section 2.16(c)(i).

“Discount Range Prepayment Amount” has the meaning specified in Section 2.16(c)(i).

“Discount Range Prepayment Notice” means a written notice of a Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.16(c)(i) substantially in the form of Exhibit N hereto.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Term Lender, substantially in the form of Exhibit O hereto, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning specified in Section 2.16(c)(i).

“Discount Range Proration” has the meaning specified in Section 2.16(c)(iii).

“Discounted Prepayment Determination Date” has the meaning specified Section 2.16(d)(iii).

“Discounted Prepayment Effective Date” means in the case of an Offer of Specified Discount Prepayment, Solicitation of Discount Range Prepayment Offer or Solicitation of Discounted Prepayment Offer, five (5) Business Days following the receipt by each relevant Term Lender of notice from the Auction Agent in accordance with Section 2.16(b), Section 2.16(c) or Section 2.16(d), as applicable unless a shorter period is agreed between the Borrower or any of its Subsidiaries and Auction Agent.

“Discounted Term Loan Prepayment” has the meaning specified in Section 2.16(a).

“Disposition” means, with respect to any Person, a sale, transfer, lease, exclusive license or other disposition of any asset of such Person (including (i) any such transaction effected by way of merger or consolidation, (ii) any issuance of any of Equity Interests in a Subsidiary of such Person, other than to such Person or a Subsidiary of such Person and (iii) any allocation of assets among newly divided limited liability companies in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), including but not limited to, Section 18-217 of the Delaware Limited Liability Company Act). “Dispose” and “Disposed”, as to any asset subject to the Disposition, shall have meanings correlative to the foregoing.

“Disqualified Capital Stock” means any Equity Interest of any Person that is not Qualified Capital Stock.

“Disqualified Institutions” means any Person that is (a) designated by the Borrower, by written notice delivered to the Administrative Agent on or prior to the date of launch of primary syndication for the Term Facility, as a disqualified institution, (b) a Competitor identified from time to time by written notice delivered to the Administrative Agent or (c) clearly identifiable, solely on the basis of such Person’s name, as an Affiliate of any Person referred to in clause (a) or (b) above; provided, however, Disqualified Institutions shall (A) exclude any Person that the Borrower has designated as no longer being a Disqualified Institution by written notice delivered to the Administrative Agent from time to time and (B) include (I) any Person that is added as a Disqualified Institution under clause (a) hereof and (II) any Person that is clearly identifiable, solely on the basis of such Person’s name, as an Affiliate of any Person referred to in clause (B)(I), pursuant to a written supplement to the list of Disqualified Institutions, that is delivered by the Borrower Representative after the date of launch of primary syndication for the Term Facility to the Administrative Agent, if such supplemented list is approved by the Administrative Agent (which approval shall not be unreasonably withheld or delayed). Such supplement shall become effective immediately upon delivery to the Administrative Agent, but shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans and/or Commitments as permitted herein. In no event shall a Bona Fide Debt Fund be a Disqualified Institution unless such Bona Fide Debt Fund is identified under clause (a) or (b) above.

“Dollars” and “$” means, lawful money of the United States.

“Domestic Subsidiary” means, with respect to any Person, any Subsidiary that is organized under the laws of a jurisdiction in the United States, any State thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any other bank, business development company, finance company or other financial institution that provides loans and any fund that invests in loans in the ordinary course of its business and any other entity (other than a natural person) that is an “accredited investor” (as defined in Regulation D of the Securities Act) approved by, solely in the case of this clause (iv), the Administrative Agent and unless a payment or bankruptcy Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed; provided that, with respect to any Borrower consent that is required, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after the Borrower has received notice thereof). Notwithstanding the foregoing, but subject to the provisions of Section 2.16, “Eligible Assignee” shall not include the Borrower or any of its Subsidiaries.

“Employee Benefit Arrangements” means in any jurisdiction the material benefit schemes or arrangements in respect of any employees or past employees operated, maintained or contributed to by the Borrower or any of its Restricted Subsidiaries or in which the Borrower or any of its Restricted Subsidiaries participates and which provide benefits on ill-health, injury, death or voluntary withdrawal from or termination of employment, including termination indemnity payments and life assurance and post-retirement medical benefits, other than Plans or Foreign Pension Plans.

“Enforceability Limitations” has the meaning specified Section 5.04.

“Environment” means ambient air, indoor air, surface water, groundwater, land and subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means all Laws, Environmental Permits or governmental restrictions relating to pollution or the protection of the Environment, including those relating to the generation, use, transportation, distribution, storage, treatment, disposal, presence, Release or threat of Release of any Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise, of the Borrower or any of its Restricted Subsidiaries resulting from or based on (i) violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage or treatment of any Hazardous Material, (iii) exposure to any Hazardous Material, (iv) the presence, Release or threatened Release of any Hazardous Material into the Environment or (v) any contract or agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, license, approval, registration, notification, exemption, consent or other authorization required by or from a Governmental Authority under Environmental Law.

“Equity Equivalents” means with respect to any Person any rights, warrants, options, convertible securities, exchangeable securities, indebtedness or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Equity Interests of such Person or securities exercisable for or convertible or exchangeable into Equity Interests of such Person, whether at the time of issuance or upon the passage of time or the occurrence of some future event, but excluding any Indebtedness convertible into Equity Interests.

“Equity Interests” means all shares of capital stock, partnership interests (whether general or limited), limited liability company membership interests, beneficial interests in a trust and any other interest or participation that confers on a Person the right to receive a share of profits or losses, or distributions of assets, of an issuing Person, but excluding any Indebtedness convertible into such Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulation promulgated thereunder.

“ERISA Affiliate” means each entity that together with the Borrower or any of its Restricted Subsidiaries, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means, with respect to any Plan:

(i) a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event;

(ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of any Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following thirty (30) days;

(iii) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Plan (whether or not waived in accordance with Section 412 of the Code), the application for a minimum funding waiver under Section 302(c) of ERISA with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan, the determination that any Plan is, or is reasonably expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code);

(iv) (A) the incurrence of any material liability by the Borrower or any of its Restricted Subsidiaries pursuant to Title I of ERISA or to the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), or the occurrence or existence of any event, transaction or condition that could reasonably be expected to result in the incurrence of any such liability by the Borrower or any of its Restricted Subsidiaries pursuant to Title I of ERISA or to such penalty or excise tax provisions of the Code; or (B) the incurrence of any material liability by the Borrower or any of its Restricted Subsidiaries or an ERISA Affiliate pursuant to Title IV of ERISA (other than for PBGC premiums due but not delinquent) or the occurrence or existence of any event, transaction or condition that could reasonably be expected to result in the incurrence of any such material liability or imposition of any lien on any of the rights, properties or assets of the Borrower or any of its Restricted Subsidiaries or any ERISA Affiliate pursuant to Title IV of ERISA or to Section 412 of the Code;

(v) the provision by the administrator of any Plan of a notice pursuant to Section 4041(a)(2) of ERISA (or the reasonable expectation of such provision of notice) of intent to terminate such Plan in a distress termination described in Section 4041(c) of ERISA, the institution by the PBGC of proceedings to terminate any Plan or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of a Plan by the PBGC, or the appointment of a trustee by the PBGC to administer any Plan;

(vi) the withdrawal of the Borrower or any of its Restricted Subsidiaries or ERISA Affiliates in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if it would reasonably be expected to result in liability therefor, or the receipt by the Borrower or any of its Restricted Subsidiaries or ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;

(vii) the imposition of liability (or the reasonable expectation thereof) on the Borrower or any of its Restricted Subsidiaries or ERISA Affiliates pursuant to Section 4062, 4063, 4064 or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA;

(viii) the assertion of a material claim (other than routine claims for benefits) against any Plan (other than a Multiemployer Plan) or the assets thereof, or against the Borrower or any of its Restricted Subsidiaries in connection with any Plan;

(ix) the receipt by the Borrower or any of its Restricted Subsidiaries from the United States Internal Revenue Service of notice of (x) the failure of any Plan (or any Employee Benefit Arrangement intended to be qualified under Section 401(a) of the Code) to qualify under Section 401 (a) of the Code, or (y) the failure of any trust forming part of any Plan or Employee Benefit Arrangement to qualify for exemption from taxation under Section 501(a) of the Code (excluding, for purposes of this clause (ix), plan document or operational failures that are eligible for correction under the Employee Plans Compliance Resolution System and are corrected pursuant thereto); and

(x) the establishment or amendment by the Borrower or any of its Restricted Subsidiaries of any Welfare Plan that provides post-employment welfare benefits in a manner that would reasonably be expected to result in a Material Adverse Effect, other than as may be required under applicable law.

“Escrow Account” means a deposit or securities account at a financial institution into which any Escrow Funds are deposited.

“Escrow Debt” means any Indebtedness of an Escrow Subsidiary (which may not be guaranteed or receive credit support from any Person other than an Escrow Subsidiary); provided that the net proceeds of such Indebtedness are deposited into an Escrow Account upon the issuance thereof.

“Escrow Funds” means the sum of (a) the net proceeds of any Escrow Debt, plus (b) the related Additional Escrow Amount, plus (c) so long as they are retained in an Escrow Account, any income, proceeds or products of the foregoing.

“Escrow Release Effective Time” has the meaning specified in the definition of the term “Escrow Subsidiary”.

“Escrow Subsidiary” means any Subsidiary of the Borrower that (a) shall have been identified to the Administrative Agent promptly following its formation (and in any event prior to its incurrence of any Indebtedness) and (b) at no time shall contain any assets or liabilities other than any Escrow Debt, any Escrow Funds, any Escrow Accounts and such Subsidiary’s rights and obligations under any documents related to the Escrow Debt. Until such time as the proceeds of such Escrow Debt have been released from escrow in accordance with the applicable escrow arrangements (the “Escrow Release Effective Time”), each relevant Escrow Subsidiary shall be deemed not to be a Subsidiary for any purpose of this Agreement and the other Loan Documents; provided that as of and after the Escrow Release Effective Time, each relevant Escrow Subsidiary shall cease to be an Escrow Subsidiary and shall be a Subsidiary for all purposes of this Agreement and the other Loan Documents and any such Escrow Debt shall be required to be permitted pursuant to Section 7.01 and any Liens securing such Escrow Debt shall be required to be permitted pursuant to Section 7.02.

“ESI” means Electro Scientific Industries, Inc., an Oregon corporation.

“ESI Acquisition” has the meaning set forth in Amendment No. 5.

“ESI Acquisition Agreement” has the meaning set forth in Amendment No. 5.

“ESI Acquired Business” means ESI and its Subsidiaries.

“ESI Commitment Letter” means the Commitment Letter, dated as of October 29, 2018, among the Borrower, the 2019 Arrangers and HSBC USA National Association.

“ESI Fee Letters” means the “Fee Letter” as defined in the ESI Commitment Letter.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar Loan” means at any date a Loan which bears interest at a rate based on the Adjusted Eurodollar Rate.

“Eurodollar Rate” means, for any Interest Period as to any Eurodollar Loan, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) (the “LIBO Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; provided that if LIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the LIBO Rate shall be equal to the Interpolated Rate; provided, further, that if any such rate determined pursuant to the preceding clauses (i) or (ii) is below zero, the Eurodollar Rate will be deemed to be zero.

“Eurodollar Reserve Percentage” means for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any other entity succeeding to the functions currently performed thereby) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Adjusted Eurodollar Rate for each outstanding Eurodollar Loan shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, without duplication:

(a) the sum of:

(i) Consolidated Net Income (or loss) for such period, plus

(ii) the aggregate amount of all non-cash charges deducted (less the amount of all non-cash credits included) in arriving at such Consolidated Net Income (or loss), plus

(iii) the difference, if positive, of the amount of Consolidated Working Capital at the end of the prior Excess Cash Flow Period (or the beginning of the Excess Cash Flow Period in the case of the first Excess Cash Flow Period) over the amount of Consolidated Working Capital at the end of such Excess Cash Flow Period, disregarding, for the avoidance of doubt any third-party indemnification payments received by the Borrower or any of its Subsidiaries, plus

(iv) the net amount of any non-cash loss (less any non-cash gain) incurred in connection with the receipt of Net Cash Proceeds (other than sales of inventory and other Dispositions in the ordinary course of business) of the type described in clause (i) of the definition of Net Cash Proceeds to the extent included in arriving at such Consolidated Net Income (or loss), plus

(v) the aggregate amount of cash dividends and other cash distributions received during such period by the Borrower or any Restricted Subsidiary in respect of minority Equity Interests in any Person, less

(b) the sum of:

(i) the aggregate amount of Consolidated Capital Expenditures (A) made or paid by the Borrower and its Restricted Subsidiaries in cash during such period solely to the extent permitted by this Agreement and (B) excluding any amount funded with proceeds from the issuance of Funded Indebtedness (other than revolving Indebtedness) or Equity Interests, plus

(ii) the aggregate amount of Investments, Restricted Payments and all fees and expenses associated therewith (other than Restricted Payments made under Section 7.06(a), (j) and (l)) (A) made, paid or committed to be made by the Borrower and its Subsidiaries in cash within the period ending on the date of delivery of the Compliance Certificate required to be delivered for such period to the extent permitted by this Agreement and (B) excluding any amount funded with (I) the proceeds from the issuance of Funded Indebtedness (other than revolving Indebtedness) or Equity Interests or (II) out of the Available Amount, plus

(iii) the aggregate amount of all regularly scheduled and other mandatory principal payments of Consolidated Funded Indebtedness made during such period, excluding any amount funded with proceeds from the issuance of Funded Indebtedness (other than revolving Indebtedness), Capital Leases or Equity Interests, plus

(iv) the aggregate principal amount of all optional prepayments or repurchases (if such repurchases are made at a discount, the amount paid for such repurchases) of Consolidated Funded Indebtedness (other than Term Loans, Other Term Loans, Incremental Term Loans, Credit Agreement Refinancing Indebtedness and Consolidated Funded Indebtedness that is revolving in nature) made during such period, excluding any amount funded through (I) proceeds from the issuance of Funded Indebtedness (other than revolving Indebtedness), Capital Leases or Equity Interests, (II) proceeds from any Asset Disposition or (III) proceeds of any Casualty or Condemnation, plus

(v) the absolute value of the difference, if negative, of the amount of Consolidated Working Capital at the end of the prior Excess Cash Flow Period (or the beginning of the Excess Cash Flow Period in the case of the first Excess Cash Flow Period) over the amount of Consolidated Working Capital at the end of such Excess Cash Flow Period, plus

(vi) any premium, make-whole or penalty payments paid in cash during such period in connection with the prepayment, redemption, purchase, defeasance or other satisfaction prior to scheduled maturity of Indebtedness permitted to be prepaid, redeemed, purchased, defeased or satisfied hereunder to the extent such premium, make-whole or penalty payments are not expensed during such period or otherwise deducted in calculating Consolidated Net Income, excluding any amount funded (I) with proceeds from the issuance of Funded Indebtedness (other than revolving Indebtedness) or Equity Interests, (II) with proceeds from any Asset Disposition, or (III) with the proceeds of any Casualty or Condemnation, plus

(vii) the aggregate amount of net income in respect of minority Equity Interests in any Person for such period included in arriving at such Consolidated Net Income (or loss), plus

(viii) cash payments during such period permitted hereunder in respect of long-term liabilities (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income, except to the extent financed with the proceeds of long-term Indebtedness of the Borrower or the Restricted Subsidiaries, plus

(ix) the aggregate amount of any payments in respect of purchase price adjustments or earn-outs made in cash during such period by Borrower or its Subsidiaries or committed to be made within the period ending on the date of delivery of the Compliance Certificate required to be delivered for such period and in connection with any Permitted Acquisition or other Investment permitted hereunder, plus

(x) all non-cash income or gains increasing Consolidated Net Income for such period, including for the items referred to in clauses (1) through (9) of the definition of “Consolidated EBITDA” (excluding any such non-cash income or gains to the extent it represents the reversal of an accrual or reserve for potential cash gain made in any prior period).

“Excess Cash Flow Period” means each fiscal year of the Borrower beginning with the fiscal year ending on December 31, 2016.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Communications” has the meaning specified in Section 10.02(d).

“Excluded Property” means (i) the owned real estate located at 100 Highpower Road, Rochester, NY 14623, (ii) any owned real estate with a book value of $10,000,000 or less as of the Closing Date, (iii) other owned real estate if in the reasonable judgment of the Collateral Agent and the Borrower the costs and burdens of obtaining a Mortgage thereon outweigh the benefits to the Lenders of the security to be afforded thereby, (iv) any fee owned real property acquired after the Closing Date, (v) any fee owned real property owned by any Subsidiary if such Subsidiary is acquired after the Closing Date to the extent such real property was owned by such Subsidiary prior to such Subsidiary being acquired and (vi) “Excluded Property” as defined in the Security Agreement.

“Excluded Subsidiary” means (a) any Unrestricted Subsidiary, (b) any Immaterial Subsidiary, (c) any Subsidiary that is prohibited by any Law or by any Contractual Obligation existing on the Closing Date from Guaranteeing the Senior Credit Obligations or any Subsidiary that would require consent, approval, license or authorization of any Governmental Authority in order to Guarantee the Senior Credit Obligations unless such consent, approval, license or authorization has been received, (d) any not-for-profit Subsidiary, (e) any captive insurance company and (f) subject to the limitations on acquisitions of non-Guarantors contained in the definition of Permitted Acquisition, any Restricted Subsidiary acquired pursuant to a Permitted Acquisition to the extent that (x) such Subsidiary is an obligor in respect of secured Indebtedness permitted to be incurred or to exist pursuant to the Loan Documents and (y) such secured Indebtedness was not incurred by such Restricted Subsidiary in contemplation of such Permitted Acquisition to the extent the terms of such secured Indebtedness prohibit such Restricted Subsidiary from becoming a Guarantor.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant under a Loan Document by such Loan Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Loan Party, or grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap Agreement, such exclusion shall apply to only the portion of such Swap Obligations that is attributable to Swap Agreements for which such Guarantee or security interest becomes illegal or unlawful.

“Excluded Tax Subsidiary” means (a) any direct or indirect Foreign Subsidiary, (b) any direct or indirect Domestic Subsidiary of a CFC and (c) any Subsidiary that is organized in the United States that holds no material assets other than Equity Interests of one or more CFCs.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment made by or on account of any obligation of any Loan Party under any Loan Document,

(a) Taxes imposed on (or measured by) net income (however denominated), branch profits Taxes and franchise Taxes, in each case, (i) imposed by the United States or by the jurisdiction under the laws of which such recipient is organized or in which its office is located or, in the case of any Lender, in which its Lending Office is located, or (ii) that are Other Connection Taxes;

(b) any U.S. federal withholding Taxes imposed on or with respect to amounts payable to a Lender by a law in effect on the date on which such Lender becomes a party hereto (other than pursuant to an assignment request by the Borrower under Section 3.07) or designates a new Lending Office, except, in each case, to the extent that such Lender (or its assignor) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the applicable Loan Party with respect to such withholding Tax pursuant to Section 3.01;

(c) any Taxes attributable to such recipient’s failure to comply with Section 3.01(f); or

(d) any U.S. federal withholding Taxes imposed under FATCA.

“Export Approvals” has the meaning specified in Section 5.21.

“Facilities” means the Term Facility together with the ABL Facility.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements entered into by the United States that implement or modify the foregoing (together with the portions of any law implementing such intergovernmental agreements).

“Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that, if such rate is below zero, such rate shall be deemed to be 0.00%.

“Fee Letter” means the Fee Letter, dated as of February 22, 2016, among the Borrower, the Arranger and Deutsche Bank AG New York Branch.

“Finance Document” means (i) each Loan Document, (ii) each Swap Agreement between one or more Loan Parties and a Swap Creditor evidencing Swap Obligations and (iii) each Secured Cash Management Agreement, and “Finance Documents” means all of them, collectively.

“Finance Obligations” means, at any date, (i) all Senior Credit Obligations, (ii) all Swap Obligations of a Loan Party permitted hereunder owed or owing to any Swap Creditor and (iii) all Cash Management Obligations; provided, however, that the “Finance Obligations” of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.

“Finance Party” means each Lender, each Swap Creditor, each Cash Management Bank, each Agent and each Indemnitee and their respective successors and assigns, and “Finance Parties” means any two or more of them, collectively.

“Financial Incurrence Tests” has the meaning specified in Section 1.03(g).

“Financial Officer” means the chief financial officer, principal accounting officer, senior vice president of finance, treasurer or controller of the Borrower.

“Fixed Amounts” has the meaning specified in Section 1.03(g).

“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability by the Company or any Subsidiary under applicable Law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable Law and that would reasonably be expected to result in the incurrence of any liability by the Company or any of the Subsidiaries, or the imposition on the Company or any of the Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable Laws.

“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Borrower or any Restricted Subsidiary primarily for the benefit of employees of the Borrower or any Restricted Subsidiary residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code; provided that, for the avoidance of doubt, any governmental plan or program requiring the mandatory payment of social insurance taxes or similar contributions to a governmental fund with respect to the wages of an employee will not be considered a “Foreign Pension Plan”.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Indebtedness” means, with respect to any Person, all Indebtedness of such Person that by its terms matures more than one year after the date of determination or incurrence or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date.

“GAAP” means, subject to Section 1.03(b), United States generally accepted accounting principles as in effect as of the date of determination thereof.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Group” means at any time a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time or (ii) all Loans which are Eurodollar Loans having the same Interest Period at such time.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the lesser of (i) the stated or determinable amount of the primary payment obligation in respect of which such Guarantee is made and (ii) the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary payment obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of the Guarantee shall be such guaranteeing Person’s maximum reasonably possible liability in respect thereof as reasonably determined by the Borrower in good faith.

“Guarantor” means collectively, (A) each Restricted Subsidiary of the Borrower (except any Excluded Subsidiary and any Excluded Tax Subsidiary) and (B) each Subsidiary of the Borrower that becomes a party to the Guaranty Agreement or other guaranty agreement after the Closing Date required pursuant to Section 6.09, and “Guarantors” means any two or more of them.

“Guaranty Agreement” means the Guaranty, substantially in the form of Exhibit E hereto, dated as of the Closing Date, by the Borrower and the Subsidiary Guarantors in favor of the Administrative Agent, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof and of this Agreement.

“Hazardous Materials” means all materials, chemicals, substances, wastes, pollutants, contaminants, compounds, mixtures and constituents in any form, including petroleum or petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls or radon gas, regulated pursuant to, or which can give rise to liability under, any Environmental Law.

“Identified Participating Lenders” has the meaning specified in Section 2.16(c)(iii).

“Identified Qualifying Lenders” has the meaning specified in Section 2.16(d)(iii).

“Immaterial Subsidiary” means, as of any date of determination, any direct or indirect Subsidiary of the Borrower that has been designated by the Borrower to the Administrative Agent in writing (and not redesignated as a Material Subsidiary as provided below) as an “Immaterial Subsidiary”; provided that (i) the Borrower shall not designate any new Immaterial Subsidiary if such Subsidiary contributes more than 5% of the consolidated revenues of the Borrower and its Restricted Subsidiaries as of the most recently ended Test Period (determined on a Pro Forma Basis, if applicable), (ii) the Borrower shall not designate any new Immaterial Subsidiary if the consolidated revenues of all Immaterial Subsidiaries equals or exceeds, in the aggregate, 10% of the consolidated revenues of the Borrower and its Subsidiaries as of the end of the most recently ended Test Period, and (iii) if the consolidated revenues of all Subsidiaries so designated by the Borrower as “Immaterial Subsidiaries” (and not redesignated as

“Material Subsidiaries”) shall, as of each date on which financial statements under Section 6.01(a) or (b) are delivered, exceed the limits set forth in clause (i) or (ii) above, then the Borrower (or in the event the Borrower has failed to do so concurrently with the delivery of financial statements required for such Test Period by Section 6.01(a) or (b), the Administrative Agent) shall redesignate one or more Immaterial Subsidiaries as Material Subsidiaries such that, as a result thereof, the revenues of all Subsidiaries still designated as “Immaterial Subsidiaries” do not exceed such limits and (iv) the Borrower may not be designated as an “Immaterial Subsidiary”; provided, further, that the Borrower may designate and re-designate a Subsidiary as an Immaterial Subsidiary at any time, subject to the terms set forth in this definition. Notwithstanding the foregoing, for any determination made as of or prior to the date any Person becomes an indirect or direct Subsidiary of the Borrower, such determination and designation shall be made based on financial statements provided by or on behalf of such Person in connection with the acquisition by the Borrower of such Person or such Person’s assets.

“Increase Effective Date” has the meaning set forth in Section 2.13(a).

“Increase Joinder” has the meaning set forth in Section 2.13(d).

“Incremental Amount” means, at any time, the sum of the aggregate principal amount of (a) Incremental Facilities incurred at or prior to such time and (b) Incremental Equivalent Debt incurred at or prior to such time.

“Incremental Cap” has the meaning set forth in Section 2.13(a).

“Incremental Equivalent Debt” means Indebtedness incurred by one or more of the Loan Parties in the form of one or more series of senior secured first lien term loans or notes, junior lien term loans or notes, subordinated term loans or notes or senior unsecured term loans or notes, including any bridge facility; provided that (i) (x) the maturity date of such Incremental Equivalent Debt will be no earlier than the Maturity Date and (y) the Weighted Average Life to Maturity of such Incremental Equivalent Debt may not be shorter than the remaining Weighted Average Life to Maturity of the existing Term Loans; provided, that the foregoing requirements of this clause (i) shall not apply to (x) the extent such Indebtedness constitutes a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (i) or clause (y) of this proviso and (y) Incremental Equivalent Debt in an aggregate principal amount not to exceed the Inside Maturity Amount, (ii) none of the obligors or guarantors with respect to such Indebtedness shall be a Person that is not a Loan Party, (iii) subject to clause (iv), the terms (excluding any pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption terms) of such Indebtedness, taken as a whole, shall not be materially less favorable (taken as a whole) to the Loan Parties than those applicable to the existing Term Loans, except for covenants or other provisions applicable only to periods after the Maturity Date or earlier repayment in full of the existing Term Loans; provided, that such Indebtedness may contain such additional or more restrictive covenants and defaults than those applicable to the existing Term Loans (1) so long as such covenants are added for the benefit of the Lenders hereunder or (2) to the extent that such provisions shall be current market terms for such type of Indebtedness; and (iv) the interest margin for such Incremental Equivalent Debt shall be determined by the Borrower and the Lenders of such Incremental Equivalent Debt; provided that, solely with respect to Incremental Equivalent Debt constituting senior secured first lien term loans, in the event that the interest margin for any Incremental Equivalent Debt is more than 0.50% per annum greater than the Applicable Margin for the Term Loans (measured at the time of incurrence of such Incremental Equivalent Debt), then the Applicable Margin for the Term Loans shall be increased to the extent necessary so that the interest margin for the Incremental Equivalent Debt is equal to the Applicable Margin for the Term Loans (measured at the time of incurrence of such Incremental Term Loans), plus

0.50% per annum; provided, further, that in determining the Applicable Margin applicable to the Term Loans and the interest margin applicable to the Incremental Equivalent Debt (x) OID or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Borrower to the Lenders of the Term Loans or the holders of the Incremental Equivalent Debt at the closing thereof or in the primary syndication thereof shall be included (with OID being equated to interest based on an assumed four-year life to maturity), (y) if, to the extent an interest rate floor is then in effect for the Term Loans, the applicable Incremental Equivalent Debt includes an interest rate floor greater than the applicable interest rate floor under the Term Loans, such differential between interest rate floors shall be equated to the interest rate margin for purposes of determining whether an increase to the Applicable Margin under the Term Loans shall be required, but only to the extent an increase in the interest rate floor applicable to the existing Term Loans would cause an increase in the interest rate then in effect hereunder, and in such case, the interest rate floors (but not the applicable rate unless otherwise required to be adjusted pursuant to this clause (iv)) applicable to the applicable existing Term Loans shall be increased to the extent of such differential between interest rate floors; and (z) arrangement, structuring, documentation, commitment, underwriting or similar fees payable to the arranger (or its Affiliates) in such capacity in connection with the Term Loans or to one or more arrangers (or their Affiliates) in such capacity of the Incremental Equivalent Debt shall be excluded; provided, further, that this clause (iv) shall not apply to any Incremental Equivalent Debt that (x) is incurred to finance a Permitted Acquisition or other permitted Investment or (y) matures more than two years after the Maturity Date with respect to the Term Loans; (v) such Indebtedness shall, to the extent secured, be either (A) solely in the case of debt securities or a bridge facility, secured by the Collateral on a pari passu basis with the Senior Credit Obligations and shall not be secured by any property or assets of the Loan Parties or any Subsidiary other than Collateral, and a representative acting on behalf of the holders of such Indebtedness shall have become party to a customary intercreditor agreement reasonably satisfactory to the Borrower and the Administrative Agent reflecting the pari passu status of the Liens securing such Indebtedness or (B) secured by the Collateral on a junior basis with the Senior Credit Obligations and shall not be secured by any property or assets of the Loan Parties or any Subsidiary other than Collateral, and a representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a customary intercreditor agreement reasonably satisfactory to the Borrower and the Administrative Agent reflecting the second (or more junior) lien status of the Liens securing such Indebtedness; and (vi) any Incremental Equivalent Debt, for purposes of prepayments, shall be treated in any event no more favorably than the Term Loans, shall share ratably or less than ratably in any mandatory prepayments hereunder.

“Incremental Facilities” has the meaning set forth in Section 2.13(a).

“Incremental Term Facility” has the meaning set forth in Section 2.13(a).

“Incremental Term Loan Commitment Percentage” means, for each Lender, the percentage of the aggregate Incremental Term Loan Commitments represented by such Lender’s Incremental Term Loan Commitment at such time and identified as its Incremental Term Loan Commitment Percentage in any Increase Joinder, as such percentage may be modified in connection with any Assignment and Assumption made in accordance with the provisions of Section 10.06(b).

“Incremental Term Loan Commitments” has the meaning set forth in Section 2.13(a).

“Incremental Term Loans” has the meaning set forth in Section 2.13(a).

“Incurrence-Based Amounts” has the meaning specified in Section 1.03(g).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable and accrued expenses arising in the ordinary course of business and licenses in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (but excluding (i) trade accounts, accrued expense payable incurred in the ordinary course of business and licenses in the ordinary course of business, (ii) payroll liabilities and deferred compensation and other payments in respect of services as employees, and (iii) any purchase price or other post-closing balance sheet adjustment, royalty, earnout, contingent payment or deferred payment of a similar nature incurred in connection with an acquisition or Disposition), (e) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and surety bonds, (g) all obligations, contingent or otherwise, of such Person in respect of banker’s acceptances, (h) all Indebtedness (excluding prepaid interest) of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; provided that, if such Person has not assumed or otherwise become liable in respect of such Indebtedness, such obligations shall be deemed to be in an amount equal to the lesser of (i) the unpaid amount of such Indebtedness and (ii) fair market value of such property at the time of determination (in the Borrower’s good faith estimate), (i) all Guarantees by such Person of Indebtedness of others, (j) net obligations under any Swap Agreement and (k) all Disqualified Capital Stock. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The Indebtedness of any Person shall not include any indebtedness to the extent (i) of any funds that are irrevocably deposited with the trustee or agent or otherwise for the benefit of the holders thereof and (ii) an irrevocable and unconditional notice of redemption, offer to purchase or notice of prepayment under the instrument governing such indebtedness has been delivered, in each case, in connection with the redemption, tender, defeasance or other early payment of such indebtedness, either in whole or in part.

“Indemnified Taxes” means any Taxes other than Excluded Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Initial Term Commitment” means, in the case of each Lender that is a Lender on the Closing Date, such Lender’s commitment to make Term Loans to the Borrower on the Closing date in the amount and identified as such Lender’s Term Commitment Percentage on Schedule 2.01. The aggregate amount of the Initial Term Commitments as of the Closing Date is equal to the Term Committed Amount.

“Inside Maturity Amount” means, at any time of determination, $300,000,000 less any Incremental Facilities, Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness, and permitted refinancings of Incremental Facilities and Incremental Equivalent Debt using the Inside Maturity Amount as of such determination.

“Insolvency or Liquidation Proceeding” means (i) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Loan Party, (ii) any other voluntary or involuntary insolvency, examinership, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Loan Party or with respect to a material portion of their respective assets, (iii) any liquidation, dissolution, examinership, reorganization or winding up of any Loan Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (iv) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Loan Party.

“Insurance Proceeds” means all insurance proceeds (other than business interruption insurance proceeds), damages, awards, claims and rights of action with respect to any Casualty.

“Intellectual Property” means any and all Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof.

“Intellectual Property Security Agreements” means, collectively, the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement.

“Intercompany Note” means a promissory note (x) contemplated by Section 7.04(d), substantially in the form of Exhibit H hereto or (y) listed on Schedule 7.04.

“Intercreditor Agreement” means that certain ABL Intercreditor Agreement (as amended, modified or supplemented from time to time), dated as of the Closing Date, among the ABL Administrative Agent, as agent for the ABL Secured Parties (as defined therein), the Administrative Agent, as agent for the Term Loan Secured Parties (as defined therein) and the Loan Parties from time to time party thereto.

“Interest Payment Date” means (i) as to Base Rate Loans, the last Business Day of each March, June, September and December (commencing June 30, 2016) and the Maturity Date for Loans of the applicable Class and (ii) as to Eurodollar Loans, the last day of each applicable Interest Period and the Maturity Date for Loans of the applicable Class, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three (3) months, then also the respective dates that fall every three (3) months after the beginning of such Interest Period.

“Interest Period” means with respect to each Eurodollar Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Extension/Conversion and ending one (1), three (3) or six (6) (or if agreed by all relevant Lenders, twelve (12)) months thereafter, as the Borrower may elect in the applicable notice; provided that:

(i) any Interest Period which would otherwise end on a day which is not a Business Day shall, subject to clause (iv) below, be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

(iii) if so provided in a written notice to the Borrower by the Administrative Agent at the direction of the Required Lenders, no Interest Period in excess of one (1) month may be selected at any time when an Event of Default is then in existence; and

(iv) no Interest Period may be selected which would end after the Maturity Date for Loans of the applicable Class.

“International Trade Laws” means all laws, rules, regulations and requirements of any jurisdiction, including the United States, applicable to the Borrower, its Affiliates, or any party to the Loan Documents concerning or relating to (i) the importation of merchandise, including those administered by U.S. Customs and Border Protection or the U.S. Department of Commerce; (ii) the exportation or reexportation of items (including technology, services, and software), including those administered by the U.S. Department of Commerce or the U.S. Department of State; or (iii) Sanctions, terrorism or money laundering, including, without limitation, (a) Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism; (b) the Patriot Act; (c) the U.S. International Emergency Economic Powers Act; (d) the U.S. Trading with the Enemy Act; (e) the U.S. United Nations Participation Act; (f) the U.S. Syria Accountability and Lebanese Sovereignty Act; (g) the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010; (h) the Iran Sanctions Act, Section 1245 of the National Defense Authorization Act of 2012; (i) the Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951- 1959).and (j) any similar laws, rules, regulations and requirements enacted, administered or enforced by the U.S., the United Nations Security Council, the European Union, or Her Majesty’s Treasury.

“Interpolated Rate” means, in relation to the LIBO Rate for any Loan, the rate which results from interpolating on a linear basis between: (a) the applicable LIBO Rate for the longest period (for which that LIBO Rate is available) which is less than the Interest Period of that Loan and (b) the applicable LIBO Rate for the shortest period (for which that LIBO Rate is available) which exceeds the Interest Period of that Loan, each as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period of that Loan.

“Investment” means, any transaction to (i) purchase, hold or acquire (including pursuant to any merger or consolidation with any Person that was not a Wholly Owned Restricted Subsidiary prior to such merger) any Equity Interest, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person or (ii) purchase or otherwise acquire (in one transaction or a series of transactions) substantially all the assets of any Person or any assets of any other Person constituting a business unit, division or line of business of such Person.

“Junior Debt Payment” means (i) any payment to redeem, purchase, prepay, retire, defease or otherwise acquire for value prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Indebtedness or set aside any funds for such purpose, except any payment, purchase, prepayment, retirement, defeasance or acquisition of such Indebtedness in connection with a refinancing of such Indebtedness with Permitted Refinancing Indebtedness in respect thereof, (ii) any cash interest payment in respect of Subordinated Indebtedness (other than (x) regularly scheduled interest payments as and when due in respect of Subordinated Indebtedness permitted under this Agreement, (y) AHYDO Payments and (z) any conversion of such Indebtedness into Equity Interests, if such payments are not then prohibited by the subordination provisions thereof, which shall be permitted) and (iii) any payment in violation of any subordination terms of the documentation governing such Subordinated Indebtedness.

“Junior Lien Intercreditor Agreement” means a junior lien intercreditor agreement among the Administrative Agent and one or more Senior Representatives for holders of Indebtedness secured by Liens on the Collateral that are junior to the Liens on the Collateral securing the Finance Obligations, in form and substance reasonably satisfactory to the Administrative Agent.

“Latest Maturity Date” means, at any date of determination, the latest maturity or termination date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Other Term Loan or any Other Term Commitment, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all applicable international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directives, licenses, authorizations and permits of any Governmental Authority.

“LCT Election” shall have the meaning provided in Section 1.03(d).

“LCT Test Date” shall have the meaning provided in Section 1.03(d).

“Leases” means any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any real property.

“Lender” means a Term Lender and each Eligible Assignee that becomes a Lender pursuant to Section 10.06(b) and their respective permitted successors.

“Lending Office” means with respect to any Lender and for each Type of Loan, the “Lending Office” of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan in such Lender’s Administrative Questionnaire or in any applicable Assignment and Assumption pursuant to which such Lender became a Lender hereunder or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

“LIBO Rate” has the meaning specified in the definition of “Eurodollar Rate”.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title, lien (statutory or otherwise), charge, or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing); provided that any operating lease or license, and any filing of a UCC financing statement or similar filing that is a protective lease filing in respect of an operating lease and any filings with a Governmental Authority in respect of any license do not constitute Liens.

“Limited Condition Transaction” means (i) any Permitted Acquisition or other permitted acquisition whose consummation is not conditioned on the availability of, or on obtaining, third party financing and (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Loan” means a Term Loan, an Incremental Term Loan or an Other Term Loan (or a portion of any Term Loans, Incremental Term Loans or Other Term Loans), individually or collectively as appropriate; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Extension/Conversion, the term “Loan” shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

“Loan Documents” means this Agreement, the Term Notes, the Guaranty Agreement, the Collateral Documents, the Intercreditor Agreement, any Other Intercreditor Agreement, the Fee Letter, the ESI Fee Letters, each Refinancing Amendment, each Increase Joinder and any other document or instrument designated by the Borrower and the Administrative Agent as a “Loan Document,” collectively, in each case as the same may be amended, modified or supplemented from time to time, and all other related agreements and documents executed by a Loan Party in favor of, and delivered to, any Senior Credit Party in connection with or pursuant to any of the foregoing, but for the avoidance of doubt, excluding any Swap Agreements and any Cash Management Agreements.

“Loan Parties” means the Borrower and the Guarantors, and “Loan Party” means any of the foregoing.

“Margin Stock” means “margin stock” as such term is defined in Regulation U.

“Market Capitalization” means, with respect to any Restricted Payment made in reliance on Section 7.06(i), an amount equal to (i) the total number of issued and outstanding shares of common (or common equivalent) Equity Interests of the Borrower on the date of declaration of the relevant Restricted Payment multiplied by (ii) the arithmetic mean of the closing prices per share of such common (or common equivalent) Equity Interests for the thirty (30) consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Material Adverse Effect” means (i) a material adverse effect on the business, assets, results of operations, or financial condition of the Borrower and its Subsidiaries, taken as a whole, or (ii) a material adverse effect on the rights and remedies available to the Lenders or the Collateral Agent under any Loan Document.

“Material Indebtedness” means Indebtedness (other than the Loans) or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $~~50,000,000~~100,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the termination value (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Restricted Subsidiary” means each Restricted Subsidiary which, as of the most recent fiscal quarter of the Borrower, (i) for the period of four consecutive fiscal quarters then ended for which financial statements have been delivered pursuant to Section 6.01, contributed greater than 5% of Consolidated EBITDA for such period or (ii) contributed greater than 5% of Consolidated Total Assets as of such date.

“Material Subsidiary” is defined in the definition of “Immaterial Subsidiary.”

“Maturity Date” means February 2, 2026.

“Maximum Rate” has the meaning specified in Section 10.09.

“Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and its successors.

“Mortgage” means each mortgage, deed of trust or other agreement that conveys or evidences a Lien in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Finance Parties, on the Mortgaged Property in form and substance reasonably acceptable to the Collateral Agent, including any amendment, restatement, modification or supplement thereto.

“Mortgage Instruments” means, with respect to any Mortgaged Property owned by a Loan Party as of the Closing Date, the items listed on Parts 1 and 2 of Schedule 6.14, (or such other or different items agreed by the Administrative Agent and the Borrower); provided that, Mortgage Instruments may include a “Life-of-Loan” Federal Emergency Standard Flood Hazard Determination (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto), and if such Mortgaged Property is located in a special flood hazard area, evidence of flood insurance confirming that such insurance has been obtained to the extent required by this Agreement.

“Mortgaged Property” means each fee interest in any real property located in the U.S. (other than Excluded Property), if any, owned or acquired on or prior to the Closing Date by any Loan Party.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA.

“Net Cash Proceeds” means:

(i) with respect to any Asset Disposition (other than the issuance of Equity Interests by any Subsidiary), Casualty or Condemnation, (A) the gross amount of all cash proceeds (including cash Insurance Proceeds and cash Condemnation Awards in the case of any Casualty or Condemnation) actually paid to or actually received by the Borrower or any of its Restricted Subsidiaries in respect of such Asset Disposition, Casualty or Condemnation (including any cash proceeds received as proceeds of any disposition of non-cash proceeds of any Asset Disposition, Casualty or Condemnation as and when received), less (B) the sum of (1) the amount, if any, of all customary fees, legal fees, accounting fees, brokerage fees, commissions, costs and other expenses that are incurred in connection with such Asset Disposition, Casualty or Condemnation and are payable by the Borrower or any of its Restricted Subsidiaries, but only to the extent not already deducted in arriving at the amount referred to in clause (i)(A) above, (2) Taxes paid or reasonably estimated to be payable in connection therewith (including Taxes imposed on the distribution or repatriation of any such Net Cash Proceeds), (3) in the case of any Disposition by, or Condemnation or Casualty affecting, a non-Wholly Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (3)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a

Wholly Owned Restricted Subsidiary as a result thereof, (4) appropriate amounts that must be set aside as a reserve in accordance with GAAP against any indemnities, liabilities (contingent or otherwise) associated with such Asset Disposition, Casualty or Condemnation, (5) if applicable, the principal amount of any Indebtedness secured by a Permitted Lien that has been repaid or refinanced in accordance with its terms with the proceeds of such Asset Disposition, Casualty or Condemnation, (6) any payments to be made by the Borrower or any of its Restricted Subsidiaries as agreed between the Borrower or such Restricted Subsidiary and the purchaser of any assets subject to an Asset Disposition, Casualty or Condemnation in connection therewith and (7) any portion of such proceeds deposited in an escrow account or other appropriate amounts that must be set aside as a reserve in accordance with GAAP against any indemnities, liabilities (contingent or otherwise) associated with such Asset Disposition, Casualty or Condemnation; and

(ii) with respect to any Debt Issuance or issuance of Equity Interests or Equity Equivalents, the gross amount of cash proceeds paid to or received by the Borrower or any of its Restricted Subsidiaries in respect of such Debt Issuance or issuance of Equity Interests or Equity Equivalents, less the sum of underwriting discounts and commissions or placement fees, investment banking fees, legal fees, consulting fees, accounting fees and other customary fees and expenses incurred by the Borrower or any of its Restricted Subsidiaries in connection therewith.

“New Loan Party” has the meaning specified in Section 6.09(a).

“Non-Consenting Lender” means any Lender that does not approve any amendment, waiver or consent that (a) requires the approval of all affected Lenders, or all the Lenders with respect to a certain Class of Loans, in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders.

“Non-U.S. Lender” means any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Notice of Borrowing” means a request by the Borrower for a Borrowing, substantially in the form of Exhibit A-1 hereto.

“Notice of Extension/Conversion” has the meaning specified in Section 2.06(a).

“OFAC” means the U.S. Treasury Department Office of Foreign Assets Control.

“Offer of Specified Discount Prepayment” means the offer by the Borrower or any of its Subsidiaries to make a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.16(b).

“Offered Amount” has the meaning specified in Section 2.16(d)(i).

“Offered Discount” has the meaning specified in Section 2.16(d)(i).

“Officer’s Certificate” means a certificate executed by the chief executive officer, the president, any vice president, secretary or one of the Financial Officers, each in his or her official (and not individual) capacity.

“OID” has the meaning specified in Section 2.13(c)(iii).

“Organization Documents” means (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-United States jurisdiction); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-United States jurisdiction); and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable constitutive documents with respect to any non-United States jurisdiction) and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction (or any political subdivision thereof) of the Governmental Authority imposing such Tax (other than a connection arising solely from such recipient having executed, delivered, performed its obligations or received a payment under, received or perfected a security interest under, having been a party to, having enforced, having sold or assigned an interest in any Loan or Loan Document or having engaged in any other transaction pursuant to this Agreement or any other Loan Document).

“Other Intercreditor Agreement” means a Pari Passu Intercreditor Agreement or Junior Lien Intercreditor Agreement, as the case may be.

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.07).

“Other Term Commitment Percentage” means, for each Lender, for each Class of Other Term Commitments, the percentage of the aggregate Other Term Commitments of such Class represented by such Lender’s Other Term Commitment of such Class at such time and identified as its Other Term Commitment Percentage of such Class in the relevant Refinancing Amendment, as such percentage may be modified in connection with any Assignment and Assumption made in accordance with the provisions of Section 10.06(b).

“Other Term Commitments” means one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment.

“Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Pari Passu Intercreditor Agreement” means a pari passu intercreditor agreement among the Administrative Agent and one or more Senior Representatives for holders of Indebtedness secured by Liens on the Collateral that are pari passu with the Liens on the Collateral securing the Senior Credit Obligations, in form and substance reasonably satisfactory to the Administrative Agent.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Participating Lender” has the meaning specified in Section 2.16(c)(ii).

“Patent Security Agreement” means the Patent Security Agreement, dated as of the Closing Date, substantially in the form of Exhibit II to the Security Agreement.

“Patents” means patents and patent applications, including (i) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (iii) the right to sue for past, present, and future infringements thereof and (iv) all of each Loan Party’s rights corresponding thereto throughout the world.

“Patriot Act” has the meaning set forth in Section 10.14.

“Payment” has the meaning specified in Section 9.16(a).

“Payment Notice” has the meaning specified in Section 9.16(b).

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any entity succeeding to any or all of its functions under ERISA.

“Perfection Certificate” means with respect to any Loan Party a certificate, substantially in the form of Exhibit J to this Agreement, completed and supplemented with the schedules and attachments contemplated thereby and duly executed on behalf of such Loan Party by a Responsible Officer of such Loan Party.

“Permitted Acquisition” means (1) the ESI Acquisition and (2) the purchase or other acquisition by the Borrower or any Restricted Subsidiary of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division or line of business of) any Person, in a single transaction or a series of related transactions if (a) (i) in the case of any purchase or other acquisition of Equity Interests in a Person, such Person (including each Subsidiary of such Person), upon the consummation of such purchase or acquisition, will be a Restricted Subsidiary (including as a result of a merger or consolidation between the Borrower or any Restricted Subsidiary and such Person, with, in the case of a merger or consolidation involving the Borrower, the Borrower being the surviving entity) or (ii) in the case of any purchase or other acquisition of other assets, such assets will be owned by the Borrower or a Wholly Owned Restricted Subsidiary; (b) the business of such Person, or the business conducted with such assets, as the case may be, constitutes a business permitted by Section 7.03(b); and (c) at the time of and immediately after giving effect (including pro forma effect) to any such purchase or other acquisition, (i) no Event of Default shall have occurred and be continuing, unless such purchase or other acquisition is a Limited Condition Transaction with respect to which a LCT Election has been made and is financed in whole or in part with Incremental Term Loans or Credit Agreement Refinancing Indebtedness, in which case such Event of Default condition shall be tested on the date of execution of the relevant acquisition or purchase agreement (giving pro forma effect to the relevant transactions in accordance with Section 1.03(c)) and (ii) if the Acquisition Consideration with respect to any such Permitted Acquisition exceeds $~~60,000,000~~100,000,000 (other than to the extent financed with the proceeds of the issuance of paid in Equity Interests or Equity Equivalents (other than Disqualified Capital Stock) of the Borrower), the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer, certifying that all the requirements set forth in this definition have been satisfied, or will be satisfied upon consummation of the purchase or other acquisition, with respect to such purchase or other acquisition. Notwithstanding anything in the contrary contained in clause (2)(a)(i) above, the aggregate amount of Acquisition Consideration paid by the Borrower or any other Restricted Subsidiary for all Permitted Acquisitions of Restricted Subsidiaries that do not become Loan Parties shall not exceed $~~50,000,000~~500,000,000.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 6.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, suppliers’ and other like Liens imposed by Law, arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or are being contested in good faith by appropriate proceedings;

(c) pledges and deposits made or Liens imposed (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or employment laws or to secure other public, statutory or regulatory obligations and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (c)(i) above;

(d) pledges and deposits made or Liens imposed (i) to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (d)(i) above;

(e) (x) Liens in respect of judgments that do not constitute an Event of Default under Section 8.01(j) or securing appeal or surety bonds related to such judgments and (y) notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and not constituting an Event of Default under Section 8.01(j);

(f) (i) Liens, encumbrances and other matters disclosed on the title policies delivered and satisfactory to the Administrative Agent in connection with Mortgages delivered hereunder, and (ii) easements, zoning restrictions, rights-of-way, restrictions on use and other encumbrances on real estate and defects and irregularities in the title thereto, or any other matter of record, landlord’s or lessor’s Liens under leases to which any Loan Party or Restricted Subsidiary is a party, and other Liens none of which in the opinion of the respective Loan Party or Restricted Subsidiary interferes materially with the use of real estate of the Loan Parties taken as a whole in the ordinary conduct of business, which encumbrances, defects and Liens do not individually or in the aggregate have a Material Adverse Effect on (x) if such real estate is subject to a Mortgage, the value of said real estate or (y) the business of the Loan Parties and the Restricted Subsidiaries on a consolidated basis; and

(g) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness.

“Permitted Indebtedness” means unsecured Indebtedness (including Subordinated Indebtedness) of any Loan Party and any Permitted Refinancing Indebtedness in respect of any such Indebtedness; provided that (i) both immediately prior to and after giving effect thereto, no Event of Default shall exist or result therefrom, (ii) such Indebtedness matures on or after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 91 days after the Latest Maturity Date (it being understood that any provision requiring an offer or requirement to purchase or prepay such Indebtedness as a result of a change of control or asset sale and any cash settled or net share settled conversion obligations shall not violate the foregoing restriction), (iii) such Indebtedness is not guaranteed by any Restricted Subsidiary of the Borrower other than the Subsidiary Guarantors (which guarantees, if such Indebtedness is subordinated, shall be expressly subordinated to the Finance Obligations on terms not less favorable to the Lenders than the subordination terms of such Subordinated Indebtedness) and (iv) both immediately prior to and after giving effect to the increase of such Indebtedness (on a Pro Forma Basis in accordance with Section 1.03(c)), the Total Leverage Ratio as the end of the most recently completed Test Period shall not exceed ~~3.75~~4.50:1.00.

“Permitted Liens” has the meaning assigned to such term in Section 7.02.

“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”) other Indebtedness; provided that except with respect to a Refinancing of the 2016 ABL Facility in connection with the 2019 ABL Refinancing and the effectiveness of the 2019 ABL Facility on or after the Amendment No. 5 Effective Date, which for the avoidance of doubt is subject to the terms of Section 7.01(t), (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced (plus unpaid accrued interest and premium (including tender, extension or prepayment premium) thereon, any committed or undrawn amounts and underwriting and original issue discounts, fees, commissions and expenses associated with such Permitted Refinancing Indebtedness), (b) the final maturity date of such Permitted Refinancing Indebtedness is no earlier than the maturity date of the Indebtedness being Refinanced (it being understood that, in each case, any provision requiring prepayment or an offer to purchase such Indebtedness as a result of a change of control or asset sale shall not violate the foregoing restriction), (c) if the Indebtedness (including any Guarantee thereof) being Refinanced is by its terms subordinated in right of payment to the Finance Obligations, such Permitted Refinancing Indebtedness (including any Guarantee thereof) shall be subordinated in right of payment to the Finance Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, taken as a whole (as determined in good faith by the Board of Directors of the Borrower), (d) no Permitted Refinancing Indebtedness shall have obligors or contingent obligors that were not obligors or contingent obligors (or that would not have been required to become obligors or contingent obligors) in respect of the Indebtedness being Refinanced, (e) if the Indebtedness being Refinanced is secured, such Permitted Refinancing Indebtedness may be secured on terms no less favorable, taken as a whole, to the Loan Parties than those contained in the documentation (including any intercreditor agreement) governing the Indebtedness being Refinanced (reasonably determined in good faith by the Board of Directors of the Borrower) and (f) in the case of any Permitted Refinancing Indebtedness in respect of the ABL Facility, such Permitted Refinancing Indebtedness is (i) permitted under Section 7.01(t) and (ii) secured only by assets pursuant to one or more security agreements permitted by and subject to the Intercreditor Agreement.

“Permitted Restructuring Transactions” means, collectively, any transfers, dividends (other than dividends paid directly or indirectly by the Borrower), distributions, intercompany Dispositions or Investments and related Indebtedness (collectively for purposes of this definition, “Transfers”) either (1) undertaken in order to achieve synergies or tax efficiencies related to the Acquisition or the ESI Acquisition and integration thereof (as reasonably determined by the Borrower) or (2) in connection with a corporate reorganization of the Borrower’s, the Company’s and ESI’s existing subsidiaries, in any case under clauses (1) and (2), comprised of (a) the Transfer of the Foreign Subsidiaries of the Company as of the Closing Date to become indirectly owned by the Borrower through MKS Instruments Holdings Limited or MKS International Holdings Limited (together, the “UK Holding Companies”), (b) the Transfer of the stock of MKS Instruments Israel Ltd. to one of the UK Holding Companies, (c) the Transfer of the stock of Newport Ophir Holdings Ltd. to one of the UK Holding Companies, (d) the conversion to equity of up to $242 million in principal amount of promissory notes issued by Newport Ophir Holdings Ltd. to the Company and (e) any other Transfers consisting of (w) Transfers of Intellectual Property to a Subsidiary of ESI which is organized under the laws of Singapore in exchange for one or more Notes, cash or Cash Equivalents and/or other consideration, (x) Transfers of any assets of any Foreign Subsidiary to any other Foreign Subsidiaries (direct or indirect), (y) Transfers of the Equity Interests of any Foreign Subsidiary and any intercompany loans held by any Loan Party with respect to which such Foreign Subsidiary is the obligor to any other Foreign Subsidiaries (direct or indirect) or (z) the conversion to Equity Interests or the forgiveness of Indebtedness owed by a Foreign Subsidiary to any Loan Party; provided that for each Transfer under clauses (a) through (e), (i) each Wholly Owned Domestic Subsidiary and Loan Party immediately before giving effect thereto will continue to be a Wholly Owned Domestic Subsidiary and Loan Party, respectively, after giving effect thereto, (ii) immediately before and after giving effect thereto, no Default or Event of Default will have occurred and be continuing and (iii) in the case of clause (e), the synergies or tax efficiencies resulting from the Transfer are reasonably expected to result in a material economic benefit to the Borrower and its Restricted Subsidiaries, taken as a whole.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code maintained by or contributed to by the Borrower or any of its Restricted Subsidiaries or any ERISA Affiliate, other than a Multiemployer Plan or a Foreign Pension Plan.

“Platform” has the meaning specified in Section 10.02.

“Pledged Securities” means “Pledged Securities” as defined in the Security Agreement.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“Principal Amortization Payment” means a scheduled principal payment on the Term Loans pursuant to Section 2.07 (including the remaining payment due on the Maturity Date).

“Principal Amortization Payment Date” means (i) the last Business Day of each calendar quarter, commencing with the first full calendar quarter after the Closing Date and (ii) the Maturity Date.

“Pro Forma Basis” has the meaning assigned to such term in Section 1.03(c).

“Pro rata Share” has the meaning assigned to such term in Section 8.03(b).

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified Capital Stock” means Equity Interests of the Borrower that do not include a cumulative cash dividend (other than dividends that are solely payable as and when declared by the Board of Directors of the Borrower) and are not mandatorily redeemable by the Borrower or any of its Restricted Subsidiaries or redeemable at the option of the holder of such Equity Interests, in each case prior to the 91st day following the Maturity Date; provided, however, that an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall constitute Qualified Capital Stock notwithstanding any obligation of the Borrower or any Subsidiary to repurchase such Equity Interest in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Qualifying Lender” has the meaning specified in Section 2.16(d)(iii).

“Refinance” has the meaning set forth in the definition of “Permitted Refinancing Indebtedness”. “Refinanced” and “Refinancing” shall have meanings correlative to the foregoing.

“Refinanced Debt” has the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Eligible Assignee and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.15.

“Register” has the meaning specified in Section 10.06(c).

“Regulation T, U or X” means Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as amended, or any successor regulation.

“Reinvestment Funds” means, with respect to any Net Cash Proceeds of Insurance Proceeds, any Condemnation Award or any Asset Disposition in respect of the single event or series of related events giving rise thereto, that portion of such funds expected to be reinvested (or to which the Borrower or any Restricted Subsidiary expects to enter into a binding commitment for any such reinvestment) within twelve (12) months after the occurrence of the Casualty, Condemnation or Asset Disposition giving rise thereto (or if some or all of such Net Cash Proceeds are scheduled to be received at a later date than the date of such occurrence, within twelve (12) months following the receipt of such Net Cash Proceeds) in assets or other property (including Equity Interests) useful in the business of the Borrower and its Restricted Subsidiaries; provided that, if any such Net Cash Proceeds are not actually so reinvested within the applicable twelve (12) month period (or eighteen (18) months, if committed for such purpose within twelve (12) months of such Casualty, Condemnation or Asset Disposition, or, if later, after the receipt of such proceeds), such unreinvested portion shall no longer constitute Reinvestment Funds and shall be applied on the last day of such period as a mandatory prepayment as provided in Section 2.08(b)(iii).

“Rejected Amount” has the meaning specified in Section 2.08(e).

“Rejection Deadline” has the meaning set forth in the Section 2.08(e).

“Rejection Notice” has the meaning specified in Section 2.08(e).

“Related Obligations” has the meaning specified in Section 9.12.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, trustees, directors, officers, employees and agents of such Person and of such Person’s Affiliates.

“Release” means any spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the Environment or within, upon, or from or into any building, structure, facility or fixture.

“Representative” has the meaning specified in Section 10.07.

“Repricing Transaction” means (i) any prepayment or repayment of Loans under the Term Facility (including by means of a Refinancing Amendment) with the proceeds of, or any conversion of Term Loans into, any other syndicated bank debt financing and (ii) any amendment to the Term Facility (in each case of foregoing clauses (i) and (ii), (x) resulting in a lower effective interest yield on such Term Facility or Loans thereunder, as the case may be and (y) such effective interest yield shall take into account margins, the Adjusted LIBOR Floor or Base Rate Floor, OID and upfront fees, with OID and upfront fees being equated to interest margins based on an assumed four-year average life to maturity (e.g., 25 basis points of interest margin equals 100 basis points in OID and upfront fees payable on the principal amount of debt)); provided, that any refinancing or repricing of the Term Loans in connection with (i) a transaction that would result in a Change of Control or is an acquisition that is not a Permitted Acquisition or (ii) a Transformative Acquisition, in each case, shall not constitute a Repricing Transaction.

“Required Lenders” means, at any time of determination, Lenders whose aggregate Credit Exposure constitutes more than 50% of the Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders such Lender and its Credit Exposure at such time.

“Responsible Officer” means the chief executive officer, president, senior vice president, chief financial officer, treasurer or controller of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property), direct or indirect, on account of any class of Equity Interests or Equity Equivalents of the Borrower or any Restricted Subsidiary, now or hereafter outstanding and (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the repurchase, redemption, retirement, acquisition, cancellation, termination or similar payment, purchase or other acquisition for value, direct or indirect, of any class of Equity Interests or Equity Equivalents of the Borrower or any Restricted Subsidiary, now or hereafter outstanding.

“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Routine Regulatory Deviation” means an occurrence, in the day-to-day operation of a business, that results in a technical violation of International Trade Laws, other than one involving Sanctions, a Sanctioned Country or a Sanctioned Person, and not reasonably anticipated to result in a material penalty or other adverse enforcement action against the business by a Government Authority.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., a New York corporation, and its successors.

“Sale/Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Borrower or any of its Restricted Subsidiaries of any property, whether owned by the Borrower or any of its Restricted Subsidiaries as of the Closing Date or later acquired, which has been or is to be sold or transferred by the Borrower or any of its Restricted Subsidiaries to such Person from whom funds have been, or are to be, advanced by such Person on the security of such property.

“Sanction” means any international economic sanction administered or enforced by the United States Government (including, without limitation, OFAC, the U.S. Department of State, and the U.S. Department of Commerce), the United Nations Security Council, the European Union or Her Majesty’s Treasury.

“Sanctioned Country” means, at any time, a country or territory which is itself, or whose government is, the subject or target of any Sanction (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the U.S. Department of Commerce, the U.S. Department of Treasury or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person which otherwise is the subject or target of any Sanctions, or (d) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) through (c).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Debt as of such date to (b) Consolidated EBITDA for the most recently ended Test Period.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, substantially in the form of Exhibit G hereto, dated as of the Closing Date, among the Borrower, the Guarantors and the Collateral Agent, as the same may be amended, modified or supplemented from time to time.

“Senior Credit Obligations” means, with respect to each Loan Party, without duplication:

(i) in the case of the Borrower, all principal of and interest (including, without limitation, any interest which accrues after the commencement of any proceeding under any Insolvency or Liquidation Proceeding with respect to the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on any Loan under, or any Term Note issued pursuant to, this Agreement or any other Loan Document;

(ii) all fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by such Loan Party (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Insolvency or Liquidation Proceeding with respect to such Loan Party, whether or not allowed or allowable as a claim in any such proceeding) pursuant to this Agreement or any other Loan Document;

(iii) all expenses of the Agents as to which one or more of the Agents have a right to reimbursement by such Loan Party under Section 10.04(a) of this Agreement or under any other similar provision of any other Loan Document, including, without limitation, any and all sums advanced by the Collateral Agent to preserve the Collateral or preserve its security interests in the Collateral to the extent permitted under any Loan Document or applicable Law;

(iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement by such Loan Party under Section 10.04(b) of this Agreement or under any other similar provision of any other Loan Document; and

(v) in the case of the Borrower and each Guarantor, all amounts now or hereafter payable by the Borrower or such Guarantor and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Insolvency or Liquidation Proceeding with respect to the Borrower or such Guarantor, whether or not allowed or allowable as a claim in any such proceeding) on the part of such Guarantor pursuant to this Agreement, the Guaranty Agreement or any other Loan Document;

together, in each case of the foregoing, with all renewals, modifications, consolidations or extensions thereof.

“Senior Credit Party” means each Lender, the Administrative Agent, the Collateral Agent and each Indemnitee and their respective successors and assigns.

“Senior Representative” means, with respect to any series of Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Solicitation of Discount Range Prepayment Offers” means the solicitation by the Borrower or any of its Subsidiaries of offers for, and the corresponding acceptance by a Term Lender of, a voluntary prepayment of Term Loans at a specified range at a discount to par pursuant to Section 2.16(c).

“Solicitation of Discounted Prepayment Offers” means the solicitation by the Borrower or any of its Subsidiaries of offers for, and the corresponding acceptance, if any, by a Term Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.16(d).

“Solicited Discount Proration” has the meaning specified in Section 2.16(d)(iii).

“Solicited Discounted Prepayment Amount” has the meaning specified in Section 2.16(d)(i).

“Solicited Discounted Prepayment Notice” means an irrevocable written notice of a Solicitation of Discounted Prepayment Offers made pursuant to Section 2.16(d)(i) substantially in the form of Exhibit P hereto.

“Solicited Discounted Prepayment Offer” means an irrevocable written offer by each Term Lender, substantially in the form of Exhibit Q hereto, submitted following the Auction Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning specified in Section 2.16(d)(i).

“Solvent” means, with respect to the Borrower and its Subsidiaries (on a consolidated basis) as of a particular date, that on such date (i) the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries, on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

“Specified Acquisition Agreement Representations” means (i) with respect to the Acquisition, the representations and warranties made by the Company with respect to the Company and its subsidiaries in the Acquisition Agreement that are material to the interests of the Lenders, but only to the extent that the Borrower or any of its Affiliates have the right (taking into account any applicable cure periods) to terminate its obligations under the Acquisition Agreement (or decline to consummate the transactions thereunder) as a result of a breach of such representations and warranties in the Acquisition Agreement and (ii) with respect to the ESI Acquisition, the representations and warranties made by ESI with respect to the ESI Acquired Business in the ESI Acquisition Agreement that are material to the interests of the Lenders, but only to the extent that the Borrower or any of its Affiliates have the right (taking into account any applicable cure periods) to terminate its obligations under the ESI Acquisition Agreement (or decline to consummate the transactions thereunder) as a result of a breach of such representations and warranties in the ESI Acquisition Agreement.

“Specified Discount Prepayment Amount” has the meaning specified in Section 2.16(b)(i).

“Specified Discount Prepayment Notice” means an irrevocable written notice of the Borrower or any of its Subsidiaries of a Specified Discount Prepayment made pursuant to Section 2.16(b)(i) substantially in the form of Exhibit L hereto.

“Specified Discount Prepayment Response” means the irrevocable written response by each Term Lender, substantially in the form of Exhibit M hereto, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning specified in Section 2.16(b)(i).

“Specified Discount Proration” has the meaning specified in Section 2.16(b)(iii).

“Specified Representations” means the representations and warranties relating to the applicable Loan Parties set forth in Sections 5.01(i) (solely with respect to the Loan Parties) and (ii)(B) (solely with respect to the Loan Parties), 5.02(x) and (y)(i), 5.04, 5.13(a) (solely with respect to the first two sentences thereof) and (b), 5.18, 5.19(a), 5.21(g) (solely with respect to each of clause (ii) and the last sentence thereof) and 5.22 (solely with respect to the last sentence thereof).

“Submitted Amount” has the meaning specified in Section 2.16(c)(i).

“Submitted Discount” has the meaning specified in Section 2.16(c)(i).

“Subordinated Indebtedness” means Indebtedness of the Borrower or any Restricted Subsidiary, either the payment of which is subordinated in right of payment to the Finance Obligations.

“Subsequent Transaction” shall have the meaning specified in Section 1.03(d).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, more than 50% of the total voting power of stock entitled (other than stock or such other ownership interest having such power only by reason of the happening of a contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or business entity other than a corporation, more than 50% of the partnership or other similar ownership interests thereof (other than stock or such other ownership interest having such power only by reason of the happening of a contingency) is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof; provided that no Escrow Subsidiary shall be deemed to be a Subsidiary of the Borrower prior to the Escrow Release Effective Time. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means each Restricted Subsidiary that is party to the Guaranty Agreement or other guaranty agreement pursuant to which it Guarantees the Finance Obligations.

“Swap Agreement” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Creditor” means any Agent, Lender or any Affiliate of any Lender or Agent from time to time party to one or more Swap Agreements (even if entered into prior to the Closing Date) with a Loan Party and any party to a Swap Agreement with a Loan Party that was an Agent, a Lender or an Affiliate of any Agent or Lender at the time it entered into such agreement (even if any such Lender for any reason ceases after the execution of such agreement to be a Lender hereunder), and its successors and assigns, and “Swap Creditors” means any two or more of them, collectively.

“Swap Obligations” of any Person means all obligations (including, without limitation, any amounts which accrue after the commencement of any bankruptcy or insolvency proceeding with respect to such Person, whether or not allowed or allowable as a claim under any proceeding under any Insolvency or Liquidation Proceeding) of such Person in respect of any Swap Agreement, excluding any amounts which such Person is entitled to set-off against its obligations under applicable Law.

“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of real or personal property, or a combination thereof, (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee is deemed to own the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease (determined, in the case of a Synthetic Lease providing for an option to purchase the leased property, as if such purchase were required at the end of the term thereof) that would appear on a balance sheet of such Person prepared in accordance with GAAP if such payment obligations were accounted for as Capital Lease Obligations.

“Tax” or “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a Borrowing comprised of Term Loans and identified as such in the Notice of Borrowing with respect thereto.

“Term Commitment” means, with respect to any Lender, (i) such Lender’s Initial Term Commitment, (ii) such Lender’s Tranche B-1 Commitment, (iii) such Lender’s Tranche B-2 Commitment, (iv) such Lender’s Tranche B-3 Commitment, (v) such Lender’s Tranche B-4 Commitment (vi) such Lender’s Tranche B-5 Commitment and (vii) such Lender’s Tranche B-6 Commitment.

“Term Commitment Percentage” means, for each Lender, the percentage of the aggregate Term Commitments represented by such Lender’s Term Commitment at such time, as such percentage may be (i) increased pursuant to Section 2.13 and (ii) modified in connection with any Assignment and Assumption made in accordance with the provisions of Section 10.06(b).

“Term Committed Amount” means, as of the Closing Date, $780,000,000.

“Term Facility” means, the Tranche B-6 Term Facility.

“Term Lender” means, at any time, any Lender that has a Term Commitment or an outstanding Term Loan.

“Term Loans” means the term loans made by the Term Lenders to the Borrower pursuant to Section 2.01(b); provided that (i) from and after the effectiveness of Amendment No. 1, “Term Loans” shall mean all Tranche B-1 Term Loans made on the Amendment No. 1 Effective Date (through exchange or otherwise) pursuant to Amendment No. 1, (ii) from and after the effectiveness of Amendment No. 2, “Term Loans” shall mean all Tranche B-2 Term Loans made on the Amendment No. 2 Effective Date (through exchange or otherwise) pursuant to Amendment No. 2, (iii) from and after the effectiveness of Amendment No. 3, “Term Loans” shall mean all Tranche B-3 Term Loans made on the Amendment No. 3 Effective Date (through exchange or otherwise) pursuant to Amendment No. 3, (iv) from and after the effectiveness of Amendment No. 4, “Term Loans” shall mean all Tranche B-4 Term Loans made on the Amendment No. 4 Effective Date (through exchange or otherwise) pursuant to Amendment No. 4, (v) from and after the effectiveness of Amendment No. 5, “Term Loans” shall mean (x) all Tranche B-4 Term Loans outstanding as of the Amendment No. 5 Effective Date plus (y) all Tranche B-5 Term Loans made on the Amendment No. 5 Effective Date pursuant to Amendment No. 5 and (vi) from and after the effectiveness of Amendment No. 6, “Term Loans” shall mean all Tranche B-6 Term Loans made on the Amendment No. 6 Effective Date (through exchange or otherwise) pursuant to Amendment No. 6.

“Term Note” means a promissory note, substantially in the form of Exhibit B hereto, evidencing the obligation of the Borrower to repay outstanding Term Loans, as such note may be amended, modified or supplemented from time to time, and “Term Notes” means all such Term Notes, collectively.

“Test Period” means, at any date of determination, the period of four consecutive fiscal quarters of the Borrower then last ended for which financial statements have been delivered or were required to have been delivered pursuant to Section 6.01(a) or 6.01(b), as applicable.

“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness as of such date to (b) Consolidated EBITDA for the most recently ended Test Period.

“Trademark Security Agreement” means the Trademark Security Agreement, dated as of the Closing Date, substantially in the form of Exhibit III to the Security Agreement.

“Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of each Loan Party’s business symbolized by the foregoing or connected therewith and (v) all of each Loan Party’s rights corresponding thereto throughout the world.

“Tranche B-1 Commitments” means the “Tranche B-1 Term Commitments” as defined in Amendment No. 1.

“Tranche B-1 Term Loans” means the “Tranche B-1 Term Loans” as defined in Amendment No. 1.

“Tranche B-2 Commitments” means the “Tranche B-2 Term Commitments” as defined in Amendment No. 2.

“Tranche B-2 Term Loans” means the “Tranche B-2 Term Loans” as defined in Amendment No. 2.

“Tranche B-3 Commitments” means the “Tranche B-3 Term Commitments” as defined in Amendment No. 3.

“Tranche B-3 Term Loans” means the “Tranche B-3 Term Loans” as defined in Amendment No. 3.

“Tranche B-4 Commitments” means the “Tranche B-4 Term Commitments” as defined in Amendment No. 4.

“Tranche B-4 Term Loans” means the “Tranche B-4 Term Loans” as defined in Amendment No. 4.

“Tranche B-5 Commitments” means the “Tranche B-5 Term Commitments” as defined in Amendment No. 5.

“Tranche B-5 Term Facility” means the “Tranche B-5 Term Facility” as defined in Amendment No. 5

“Tranche B-5 Term Loans” means the “Tranche B-5 Term Loans” as defined in Amendment No. 5. The aggregate principal amount of Tranche B-5 Term Loans as of the Amendment No. 5 Effective Date for all Lenders is $650,000,000.

“Tranche B-6 Commitments” means the “Tranche B-6 Term Commitments” as defined in Amendment No. 6.

“Tranche B-6 Term Facility” means the “Tranche B-6 Term Facility” as defined in Amendment No. 6.

“Tranche B-6 Term Loans” means the “Tranche B-6 Term Loans” as defined in Amendment No. 6.

“Transaction Costs” means all fees, costs and expenses incurred or payable by the Borrower or any Subsidiary in connection with the transactions contemplated hereby, including the Transactions.

“Transaction Documents” means the Acquisition Agreement, the ESI Acquisition Agreement and the Loan Documents, collectively.

“Transactions” means (a) (i) the consummation of the Acquisition, (ii) the consummation of the Closing Date Refinancing, (iii) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the borrowing of the initial Term Loans hereunder on the Closing Date, (iv) the execution, delivery and performance by the Loan Parties of the Loan Documents (as defined in the ABL Credit Agreement) to which they are a party and the extensions of credit, if any, thereunder on the Closing Date and (v) the payment of all fees, costs and expenses in connection with the foregoing and (b) (i) the consummation of the ESI Acquisition, (ii) the consummation of the Amendment

No. 5 Effective Date Refinancing, (iii) the execution, delivery and performance by the Loan Parties of the Loan Documents required on the Amendment No. 5 Effective Date to which they are a party, (iv) the borrowing of the Tranche B-5 Term Loans on the Amendment No. 5 Effective Date and (v) the payment of all fees, costs and expenses in connection with the foregoing.

“Transformative Acquisition” means any acquisition by the Borrower or any Restricted Subsidiary that (i) is not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or (ii) if permitted by the terms of the Loan Documents immediately prior to the consummation of such transaction, such Loan Documents would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith, in consultation with the Administrative Agent.

“Type” has the meaning specified in Section 1.06.

“UCC” means the Uniform Commercial Code of the State of New York or of any other state the Laws of which are required to be applied in connection with the perfection or priority of security interests in any collateral.

“Unfunded Liabilities” means, except as otherwise provided in Section 5.11(a)(i)(B), (i) with respect to each Plan, the amount (if any) by which the present value of all nonforfeitable benefits under each Plan exceeds the current value of such Plan’s assets allocable to such benefits, all determined in accordance with the respective most recent valuations for such Plan using applicable PBGC plan termination actuarial assumptions (the terms “present value” and “current value” shall have the same meanings specified in Section 3 of ERISA) and (ii) with respect to each Foreign Pension Plan, the amount (if any) by which the present value of all nonforfeitable benefits under each Foreign Pension Plan exceeds the current value of such Foreign Pension Plan’s assets allocable to such benefits, all determined in accordance with the respective most recent valuations for such Plan using the most recent actuarial assumptions and methods being used by the Foreign Pension Plan’s actuaries for financial reporting under applicable accounting and reporting standards.

“United States” or “U.S.” means the United States of America, including each of the States and the District of Columbia, but excluding its territories and possessions.

“Unrestricted Subsidiary” means any Subsidiary designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 6.10 subsequent to the Closing Date.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(D).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment (without giving effect to any prepayments of installments on such date), sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“Welfare Plan” means a “welfare plan” as such term is defined in Section 3(1) of ERISA.

“Wholly Owned” means, with respect to any Subsidiary of any Person at any date, that all of the shares of capital stock or other ownership interests of such Subsidiary (other than director’s qualifying shares) are at the time directly or indirectly owned by such Person.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02 Other Interpretative Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document

(d) It is understood and agreed that any specific reference to any definition, term or provision of the ABL Credit Agreement as in effect on the Amendment No. 5 Effective Date shall, at any time after the Amendment No. 5 Effective Date, be deemed to include the provision of the ABL Credit Agreement that, at such time, best corresponds to the relevant specifically-referenced provision of the ABL Credit Agreement as in effect on the Amendment No. 5 Effective Date.

Section 1.03 Accounting Terms and Determinations.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein, in any other Loan Document or as disclosed to the Administrative Agent.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either (x) the Borrower or (y) within thirty (30) days after delivery of any financial statements reflecting any change in GAAP (or after the Lenders have been informed of the change in GAAP affecting such financial statements, if later), the Administrative Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and any other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any change in GAAP after the Closing Date that would require lease obligations that would be characterized as operating leases as of the Closing Date to be classified and accounted for as capital leases, finance leases or otherwise reflected on the Loan Parties’ consolidated balance sheet, for the purposes of determining compliance with any covenant contained herein, such obligations shall be treated in the same manner as operating leases are treated as of the Closing Date and the foregoing reconciliation shall not be required. It is understood and agreed that, commencing on the Amendment No. 5 Effective Date, for all fiscal periods commencing on or after January 1, 2018, the impact of FASB ASC 606 and FASB ASC 340-40 on revenue recognition and amortization of associated costs and expenses shall be given effect for all purposes under this Agreement and the foregoing reconciliation shall not be required.

(c) Pro Forma Calculations. All pro forma computations required to be made in this Agreement and in any other Loan Document giving effect to any Disposition, Permitted Acquisition, other Investment permitted hereunder, any merger and acquisition permitted hereunder, designation of any Subsidiary as an Unrestricted Subsidiary, redemption or repayment of Indebtedness or issuance, incurrence or assumption of Indebtedness shall be calculated after giving pro forma effect thereto immediately after giving effect to such acquisition, disposition, Investment, designation, redemption or repayment of Indebtedness, or issuance, incurrence or assumption of Indebtedness (and to any other such transaction consummated since the first day of the period for which such pro forma computation is being made and on or prior to the date of such computation) as if such transaction (and any other such transactions) had occurred on the first day of the applicable Test Period, and, to the extent applicable, the historical earnings and cash flows associated with the assets acquired or disposed of, any related repayment, redemption, incurrence or reduction of Indebtedness (each such calculation, calculated on a “Pro Forma Basis”). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness).

(d) Limited Condition Transaction. In connection with determining whether any Limited Condition Transaction is permitted hereunder, for which determination requires the calculation of any financial ratio or test, including the Secured Leverage Ratio and the Total Leverage Ratio, each calculated on a Pro Forma Basis, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination shall be deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction, such Limited Condition Transaction would have been permitted on the relevant LCT Test Date in compliance with such provision. For the avoidance of doubt, if the Borrower has made an LCT Election and any of such provisions as of the LCT Test Date would have failed to have been satisfied as a result of fluctuations in the Secured Leverage Ratio or Total Leverage Ratio, at or prior to the consummation of the relevant transaction or action, such provisions will not be deemed to have failed to have been satisfied as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any event or transaction occurring after the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, repurchase, defeasance, satisfaction and discharge or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction (a “Subsequent Transaction”) in connection with which a ratio, test or basket availability calculation must be made on a Pro Forma Basis or giving pro forma effect to such Subsequent Transaction, for purposes of determining whether such ratio, test or basket availability has been complied with under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction has not been consummated until such time as such Limited Condition Transaction has been consummated.

(e) Foreign Currency Calculations. For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar equivalent of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased. The principal amount of any Indebtedness incurred to extend, replace, refund, refinance, renew or defease other Indebtedness, if incurred in a different currency from the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance.

(f) For purposes of determining compliance with any of the covenants set forth in Article VII (including in connection with any Incremental Facility) at any time (whether at the time of incurrence or thereafter), any Lien, Investment, Indebtedness, Restricted Payment or Disposition meets the criteria of one, or more than one, of the categories permitted under Article VII (including in connection with any Incremental Facility), the Borrower (i) shall in its sole discretion determine under which category such Lien (other than Liens securing the Senior Credit Obligations), Investment, Indebtedness (other than Indebtedness incurred under the Loan Documents), Disposition or Restricted Payment (or, in each case, any portion thereof) is permitted and (ii) shall be permitted, in its sole discretion, to make any redetermination and/or to divide, classify or reclassify under which category or categories such Lien, Investment, Indebtedness, Disposition or Restricted Payment transaction is permitted from time to time as it may determine so long as at the time of such redesignation the Borrower would be permitted to incur such Lien, Investment, Indebtedness or Restricted Payment under such category or categories, as applicable. For the avoidance of doubt, in the event that a portion of any applicable Lien, Investment, Indebtedness, Restricted Payment or Disposition could be classified as incurred under a “ratio-based” basket (giving pro forma effect to such transaction), the Borrower, in its sole discretion, may classify such portion as having been incurred pursuant to such “ratio-based” basket and thereafter the remainder as having been incurred pursuant to one or more of the other available baskets.

(g) Notwithstanding anything to the contrary herein, if any incurrence-based financial ratios or tests (including, without limitation, any Total Leverage Ratio and/or Secured Leverage Ratio tests) (“Financial Incurrence Tests”) would be satisfied in any subsequent fiscal quarter following the utilization of either (x) fixed baskets, exceptions or thresholds (including any related builder or grower component) that do not require compliance with a financial ratio or test (“Fixed Amounts”) or (y) baskets, exceptions and thresholds that require compliance with a financial ratio or test (including, without limitation, any Total Leverage Ratio and/or Secured Leverage Ratio tests) (any such amounts, “Incurrence-Based Amounts”), then the reclassification of actions or transactions (or portions thereof), including the reclassification of utilization of any Fixed Amounts as incurred under any available Incurrence-Based Amounts, shall be deemed to have automatically occurred even if not elected by the Borrower (unless the Borrower otherwise notifies the Administrative Agent).

Section 1.04 Rounding. Any financial ratios required to be maintained by the Borrower or any of its Restricted Subsidiaries pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.06 Classes and Types of Borrowings. The term “Borrowing” denotes the aggregation of Loans of one or more Lenders made to the Borrower pursuant to Article II on the same date, all of which Loans are of the same Class and Type (subject to Article III) and, except in the case of Base Rate Loans, have the same initial Interest Period. Loans hereunder are distinguished by “Class” and “Type.” The “Class” of a Loan (or of a Commitment to make such a Loan or of a Borrowing comprised of such Loans) refers to whether such Loan is a Term Loan, an Incremental Term Loan or an Other Term Loan. The “Type” of a Loan refers to whether such Loan is a Eurodollar Loan or a Base Rate Loan. Identification of a Loan (or a Borrowing) by both Class and Type (e.g., a “Term Eurodollar Loan”) indicates that such Loan is a Loan of both such Class and such Type (e.g., both a Term Loan and a Eurodollar Loan) or that such Borrowing is comprised of such Loans.

Section 1.07 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), including but not limited to the Delaware Limited Liability Company Act: (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II.

THE CREDIT FACILITIES

Section 2.01 Commitments To Lend. Subject solely to the terms and conditions set forth herein, each Lender with an Initial Term Commitment severally made a Term Loan to the Borrower in Dollars on the Closing Date in a principal amount equal to its Initial Term Commitment. The aggregate principal amount of Initial Term Commitments for all Lenders was equal to the Term Committed Amount. For the avoidance of doubt, the Borrower made one borrowing under the Initial Term Commitments, which was on the Closing Date, and each Lender’s Initial Term Commitment terminated immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Initial Term Commitment on such date. Subject to the terms and conditions hereof and of Amendment No. 1, each Lender with a Tranche B-1 Commitment severally made or exchanged, as applicable, on the Amendment No. 1 Effective Date, a Tranche B-1 Term Loan to the Borrower in Dollars in an amount equal to such Lender’s Tranche B-1 Commitment. The aggregate principal amount of Tranche B-1 Commitments as of the Amendment No. 1 Effective Date for all Lenders was $730,000,000. For the avoidance of doubt, the Borrower made one borrowing under the Tranche B-1 Commitments, which was on the Amendment No. 1 Effective Date, and each Lender’s Tranche B-1 Commitment terminated immediately and without further action on the Amendment No. 1 Effective Date after giving effect to the funding of such Lender’s Tranche B-1 Commitment on such date. Subject to the terms and conditions hereof and of Amendment No. 2, each Lender with a Tranche B-2 Commitment severally made or exchanged, as applicable, on the Amendment No. 2 Effective Date, a Tranche B-2 Term Loan to the Borrower in Dollars in an amount equal to such Lender’s Tranche B-2 Commitment. The aggregate principal amount of Tranche B-2 Commitments as of the Amendment No. 2 Effective Date for all Lenders was $628,175,000. For the avoidance of doubt, the Borrower made one borrowing under the Tranche B-2 Commitments, which was on the Amendment No. 2 Effective Date, and each Lender’s Tranche B-2 Commitment terminated immediately and without further action on the Amendment No. 2 Effective Date after giving effect to the funding of such Lender’s Tranche B-2 Commitment on such date. Subject to the terms and conditions hereof and of Amendment No. 3, each Lender with a Tranche B-3 Commitment severally made or exchanged, as applicable, on the Amendment No. 3 Effective Date, a Tranche B-3 Term Loan to the Borrower in Dollars in an amount equal to such Lender’s Tranche B-3 Commitment. The aggregate principal amount of Tranche B-3 Commitments as of the Amendment No. 3 Effective Date for all Lenders was $573,463,687.50. For the avoidance of doubt, the Borrower made one borrowing under the Tranche B-3 Commitments, which was on the Amendment No. 3 Effective Date, and each Lender’s Tranche B-3 Commitment terminated immediately and without further action on the Amendment No. 3 Effective Date after giving effect to the funding of such Lender’s Tranche B-3 Commitment on such date. Subject to the terms and conditions hereof and of Amendment No. 4, each Lender with a Tranche B-4 Commitment severally made or exchanged, as applicable, on the Amendment No. 4 Effective Date, a Tranche B-4 Term Loan to the Borrower in Dollars in an amount equal to such Lender’s Tranche B-4 Commitment. The aggregate principal amount of Tranche B-4 Commitments as of the Amendment No. 4 Effective Date for all Lenders was $348,463,687.50. For the avoidance of doubt, the Borrower made only one borrowing under the Tranche B-4 Commitments, which was on the Amendment No. 4 Effective Date and each Lender’s Tranche B-4 Commitment terminated immediately and without further action on the Amendment No. 4 Effective Date after giving effect to the funding of such Lender’s Tranche B-4 Commitment on such date. Subject to the terms and the conditions hereof and of Amendment No. 5, each Lender with a Tranche B-5 Commitment severally made, on the Amendment No. 5 Effective Date, a Tranche B-5 Term Loan to the Borrower in Dollars in an amount equal to such Lender’s Tranche B-5 Commitment. The aggregate principal amount of Tranche B-5 Commitments as of the Amendment No. 5 Effective Date for all Lenders was $650,000,000. For the avoidance of doubt, the

Borrower made only one borrowing under the Tranche B-5 Commitments, which was on the Amendment No. 5 Effective Date and each Lender’s Tranche B-5 Commitment terminated immediately and without further action on the Amendment No. 5 Effective Date after giving effect to the funding of such Lender’s Tranche B-5 Commitment on such date. Subject to the terms and conditions hereof and of Amendment No. 6, each Lender with a Tranche B-6 Commitment severally agrees to make or exchange, as applicable, on the Amendment No. 6 Effective Date, a Tranche B-6 Term Loan to the Borrower in Dollars in an amount equal to such Lender’s Tranche B-6 Commitment. The aggregate principal amount of Tranche B-6 Commitments as of the Amendment No. 6 Effective Date for all Lenders is $896,838,687.59. The Borrower may make only one borrowing under the Tranche B-6 Commitments, which shall be on the Amendment No. 6 Effective Date and each Lender’s Tranche B-6 Commitment shall terminate immediately and without further action on the Amendment No. 6 Effective Date after giving effect to the funding of such Lender’s Tranche B-6 Commitment on such date.

Section 2.02 Notice of Borrowings.

(a) The Borrower shall give the Administrative Agent a Notice of Borrowing substantially in the form of Exhibit A-1 not later than 12:00 P.M. on (i) the first Business Day before the proposed Base Rate Borrowing and (ii) the third Business Day before each proposed Eurodollar Loan (unless the Borrower wishes to request an Interest Period for such Borrowing other than one (1), three (3) or six (6) months in duration as provided in the definition of “Interest Period,” in which case on the fourth Business Day before each such Eurodollar Loan), specifying:

(i) the date of such Borrowing, which shall be a Business Day;

(ii) the aggregate amount of such Borrowing;

(iii) the Class and initial Type of the Loans comprising such Borrowing;

(iv) in the case of a Eurodollar Loan, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of “Interest Period” and to Section 2.05(a); and

(v) the location (which must be in the United States) and number of the Borrower’s account, to which funds are to be disbursed, which shall comply with the requirements of Section 2.03.

If the duration of the initial Interest Period is not specified with respect to any requested Eurodollar Loan, then the Borrower shall be deemed to have selected an initial Interest Period of one (1) month, subject to the provisions of the definition of “Interest Period” and to Section 2.05(a).

Section 2.03 Notice to Lenders; Funding of Loans.

(a) Notice to Lenders. If the Borrower has requested an Interest Period of other than one (1), three (3) or six (6) months in duration, the Administrative Agent shall give prompt notice of such request to the applicable Lenders and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 A.M. on the third Business Day before the requested date of such a Eurodollar Loan, the Administrative Agent shall notify the Borrower whether or not the requested Interest Period has been consented to by all the Lenders. Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of such Lender’s ratable share (if any) of the Borrowing referred to therein, and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

(b) Funding of Loans. Not later than 1:00 P.M. on the date of each Borrowing, each Lender participating therein shall make available its share of such Borrowing, in Federal or other immediately available funds, to the Administrative Agent at the Administrative Agent’s Office. Unless the Administrative Agent determines that any applicable condition specified in Article IV has not been satisfied, the Administrative Agent shall make the funds so received available to the Borrower in like funds as received by the Administrative Agent either by (A) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (B) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower in the applicable Notice of Borrowing, or, if a Borrowing shall not occur on such date because any condition precedent herein shall not have been met, promptly return the amounts received from the Lenders in like funds, without interest.

(c) Funding by the Administrative Agent in Anticipation of Amounts Due from the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with clause (b) above, and the Administrative Agent may, in reliance upon such assumption, but is not required to, make available to the Borrower on such date a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower but excluding the date of payment to the Administrative Agent at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable thereto pursuant to Section 2.05. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. A notice of the Administrative Agent to a Lender, the Borrower with respect to any amount owing under this clause (c) shall be conclusive, absent manifest error.

Section 2.04 Evidence of Loans.

(a) Lender and Administrative Agent Accounts; Term Notes. The Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Borrowings made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Senior Credit Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the

Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Term Note, as applicable, in each case, substantially in the form of Exhibit B, payable to the order of such Lender for the account of its Lending Office in an amount equal to the aggregate unpaid principal amount of such Lender’s Term Loans, which shall evidence such Lender’s Term Loans in addition to such accounts or records. Each Lender having a Term Note shall record the date, amount, Class and Type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of any Term Note, endorse on the reverse side or on the schedule, if any, forming a part thereof appropriate notations to evidence the foregoing information with respect to each outstanding Loan evidenced thereby; provided that the failure of any Lender to make any such recordation or endorsement or any error in any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under any such Term Note. Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Term Note and to attach to and make a part of its Term Note a continuation of any such schedule as and when required. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 2.05 Interest.

(a) Rate Options Applicable to Loans. Each Borrowing shall be comprised of Base Rate Loans or Eurodollar Loans, as the Borrower may request pursuant to Section 2.02. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower may not request any Borrowing that, if made, would result in an aggregate of more than ten separate Groups of Eurodollar Loans being outstanding hereunder at any one time. For this purpose, Loans having different Interest Periods, regardless of whether commencing on the same date, shall be considered separate Groups. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment and before and after the commencement of any proceeding under any Insolvency or Liquidation Proceeding.

(b) Rates Applicable to Loans. Subject to the provisions of clause (c) below, (i) each Eurodollar Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to the sum of the Adjusted Eurodollar Rate for such Interest Period plus the then Applicable Margin for Eurodollar Loans and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof for each day from the date such Loan is made as, or converted into, a Base Rate Loan until it becomes due or is converted into a Loan of any other Type, at a rate per annum equal to the Base Rate for such day plus the then Applicable Margin for Base Rate Loans.

(c) Additional Interest. If any Loan or interest thereon or any fee described in Section 2.09 or any other amount is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall thereafter bear interest at the Default Rate to the full extent permitted by applicable Laws.

(d) Interest Payments. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Insolvency or Liquidation Proceeding. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(e) Determination and Notice of Interest Rates. The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Loans upon determination of such interest rate. At any time when Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the public announcement of such change. Any notice with respect to Eurodollar Loans shall, without the necessity of the Administrative Agent so stating in such notice, be subject to the provisions of the definition of “Applicable Margin” providing for adjustments in the Applicable Margin applicable to such Loans after the beginning of the Interest Period applicable thereto.

Section 2.06 Extension and Conversion.

(a) Continuation and Conversion Options. The Loans included in each Borrowing shall bear interest initially at the type of rate allowed by Section 2.05 and as specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower shall have the option, on any Business Day, to elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article III and Section 2.06(d)), as follows:

(i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Eurodollar Loans as of any Business Day; and

(ii) if such Loans are Eurodollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Eurodollar Loans for an additional Interest Period, subject to Section 3.05 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice, substantially in the form of Exhibit A-2 hereto (a “Notice of Extension/Conversion”), which notice shall not thereafter be revocable by the Borrower, to the Administrative Agent not later than 12:00 P.M. on the third Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Extension/Conversion may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice of Borrowing applies, and the remaining portion to which it does not apply, are each $1,000,000 or any larger multiple of $1,000,000.

(b) Contents of Notice of Extension/Conversion. Each Notice of Extension/ Conversion shall specify:

(i) the Group of Loans (or portion thereof) to which such notice applies;

(ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.06(a) above;

(iii) if the Loans comprising such Group are to be converted, the new Type of Loans and, if the Loans being converted are to be Eurodollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

(iv) if such Loans are to be continued as Eurodollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Extension/Conversion shall comply with the provisions of the definition of the term “Interest Period.” If no Notice of Extension/Conversion is timely received prior to the end of an Interest Period for any Group of Eurodollar Loans, the Borrower shall be deemed to have elected that such Group be converted to Base Rate Loans as of the last day of such Interest Period.

(c) Notification to Lenders. Upon receipt of a Notice of Extension/Conversion from the Borrower pursuant to Section 2.06(a), the Administrative Agent shall promptly notify each Lender of the contents thereof.

(d) Limitation on Conversion/Continuation Options. The Borrower shall not be entitled to elect to convert any Loans to, or continue any Loans for an additional Interest Period as, Eurodollar Loans if the aggregate principal amount of any Group of Eurodollar Loans created or continued as a result of such election would be less than $1,000,000. If an Event of Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Administrative Agent, the Borrower shall not be entitled to elect to convert any Eurodollar Loans to, or continue any Eurodollar Loans for an Interest Period as, Eurodollar Loans having an Interest Period in excess of one (1) month.

Section 2.07 Scheduled Amortization. The Borrower shall repay, and there shall become due and payable, on each Principal Amortization Payment Date in installments of 0.25% of the aggregate principal amount of the Tranche B-6 Term Loans on the Amendment No. 6 Effective Date, which payments shall be reduced as a result of the application of prepayments in accordance with Section 2.08. Any remaining unpaid principal amount of Term Loans shall be due and payable on the Maturity Date.

Section 2.08 Prepayments.

(a) Voluntary Prepayment of Term Loans. The Borrower shall have the right to voluntarily prepay Term Loans in whole or in part from time to time, subject to Section 3.05 and Section 2.08(f) but otherwise without premium or penalty; provided that the proceeds of the ABL Loans may not be used to make any such voluntary prepayment and provided, further, that each partial prepayment of Term Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each payment pursuant to this Section shall be applied as directed by the Borrower.

(b) Mandatory Prepayments.

(i) Excess Cash Flow. Within five (5) Business Days after the day on which financial statements are required to be delivered for the most recently ended fiscal year pursuant to Section 6.01(a), beginning with the Excess Cash Flow Period ending on December 31, 2016 (provided that, solely for such first Excess Cash Flow Period, Excess Cash Flow shall equal the annual Excess Cash Flow in respect of such Excess Cash Flow Period multiplied by the number of calendar days from the Closing Date to December 31, 2016 divided by 360), the Borrower shall prepay the Loans in an amount equal to (A) the Applicable ECF Percentage of Excess Cash Flow for such Excess Cash Flow Period, minus (B) on a dollar-for-dollar basis the aggregate amount of all voluntary prepayments and repurchases during such Excess Cash Flow Period or, at the option of the Borrower, after such Excess Cash Flow Period but on or prior to such Excess Cash Flow payment date (and without counting such amounts against the Excess Cash Flow payment for the succeeding Excess Cash Flow Period) of principal of the Term Loans, the Incremental Term Loans, the Other Term Loans and the ABL Loans and, in each case that are not funded with the proceeds of equity or long-term indebtedness of the Borrower or its Restricted Subsidiaries and that are pari passu with the Term Loans in security and right of payment (and in the case of voluntary prepayments of the ABL Loans (or other Consolidated Funded Indebtedness that is revolving in nature), only to the extent the related revolving commitments are permanently reduced and, in the case of prepayment or repurchases made at a discount, only the amount of cash used for such prepayment or repurchase). As used in this Section 2.08(b)(i), the term “Applicable ECF Percentage” for any Excess Cash Flow Period means 50%; provided that the Applicable ECF Percentage shall be (i) reduced to 25% if the Total Leverage Ratio at the end of any such Excess Cash Flow Period is equal to or less than 2.00:1.00 and greater than 1.50:1.00 and (ii) reduced to 0% if the Total Leverage Ratio at the end of any such Excess Cash Flow Period is equal to or less than 1.50:1.00, in each case at the end of such Excess Cash Flow Period; provided further that no such prepayment shall be required pursuant to this Section 2.05(b)(iii) if Excess Cash Flow for such relevant period is less than $10,000,000.

(ii) Asset Dispositions, Casualties and Condemnations, etc. Within ten (10) Business Days after receipt by the Borrower or any of its Restricted Subsidiaries of Net Cash Proceeds from any Asset Disposition (other than (x) any Asset Disposition permitted under Section 7.03, but including Asset Dispositions made pursuant to Section 7.03(a)(ix), (x) and (xvi) and (y) so long as the ABL Credit Agreement (or Permitted Refinancing Indebtedness in respect thereof) is in effect, any portion of an Asset Disposition consisting of Current Asset Collateral), Casualty or Condemnation (excluding Net Cash Proceeds to the extent and so long as they constitute Reinvestment Funds) by the Borrower or any Restricted Subsidiary, the Borrower shall prepay (or cause to be prepaid) the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Asset Disposition, Casualty or Condemnation; provided that no such prepayment caused by the receipt of Net Cash Proceeds from any Asset Disposition shall be required to the extent that the sum of such Net Cash Proceeds with respect to such Asset Disposition does not exceed $~~5,000,000~~10,000,000 (it being understood that a prepayment shall only be required of such excess).

(iii) Debt Issuances. Within three (3) Business Days after receipt by the Borrower or any of its Restricted Subsidiaries of Net Cash Proceeds from any Debt Issuance (other than any Debt Issuance permitted pursuant to Section 7.01 of this Agreement), the Borrower shall prepay (or cause to be prepaid) the Term Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Debt Issuance.

(iv) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.08(b) shall be applied as follows: with respect to all amounts paid by the Borrower pursuant to Section 2.08(b)(i), (ii) or (iii), except as may be otherwise specified in any Refinancing Amendment or Increase Joinder, (with respect to any Other Term Loans or Incremental Term Loans, as applicable, subject to such Refinancing Amendment or Increase Joinder, as applicable; provided that such Refinancing Amendment or Increase Joinder, shall not provide for greater than pro rata treatment for such Other Term Loans or Incremental Term Loans, as applicable, with respect of each other Class of Term Loans, Incremental Term Loans and Other Term Loans), to the next eight (8) Principal Amortization Payments in direct order of maturity, then ratably to the remaining Principal Amortization Payments (excluding the final payment on the Maturity Date).

(v) Payments Cumulative. Except as otherwise expressly provided in this Section 2.08, payments required under any subsection or clause of this Section 2.08 are in addition to payments made or required under any other subsection or clause of this Section 2.08.

(c) Notice of Mandatory Prepayment Events. The Borrower shall use commercially reasonable efforts to give to the Administrative Agent at least one (1) Business Day’s prior written or telecopy notice of each and every prepayment required under Section 2.08(b)(i) through (iii), including the estimated amount of Net Cash Proceeds expected to be received therefrom.

(d) Notices of Prepayments. The Borrower shall notify the Administrative Agent, by 11:00 A.M., at least three (3) Business Days prior to the date of voluntary prepayment in the case of Eurodollar Loans and at least one (1) Business Day prior to the date of voluntary prepayment in the case of Base Rate Loans. Each notice of prepayment shall be substantially in the form of Exhibit S (but such notice may be conditioned upon the receipt of the proceeds of or the effectiveness of other Indebtedness or the occurrence of one or more other transactions) and shall specify the prepayment date, the principal amount to be prepaid, whether the Loan to be prepaid is a Eurodollar Loan or a Base Rate Loan and, in the case of a Eurodollar Loan, the Interest Period of such Loan. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s pro rata share, if any, thereof. Once such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable as specified therein. Subject to the foregoing, amounts prepaid under Section 2.08(a) shall be applied as the Borrower may elect; provided that, if the Borrower fails to specify the application of a voluntary prepayment of Term Loans, then, except as may be otherwise specified in any Refinancing Amendment, such prepayments shall be applied to the remaining Principal Amortization Payments in direct order of maturity. Amounts prepaid under Section 2.08(b) shall be applied as set forth therein. All prepayments of Loans under this Section 2.08 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment, together with any additional amounts required pursuant to Section 3.05.

(e) Rejected Payments. In the event of any proposed prepayment of any Term Loans of any Term Lender pursuant to Section 2.08(b)(i), (b)(ii) or (b)(iii) (excluding pursuant to any Refinancing Amendment) (an “Applicable Prepayment”), such Lender may reject all, but not less than all, of its pro rata share of such Applicable Prepayment by written notice (each, a “Rejection Notice”) to the Administrative Agent no later than 5:00 P.M. (New York time) two (2) Business Days after the date of such Term Lender’s receipt of notice of such Applicable Prepayment as otherwise provided herein (the “Rejection Deadline”). If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent at or prior to the Rejection Deadline, such Term Lender will be deemed to have accepted its share of the Applicable Prepayment. The aggregate portion of such Applicable Prepayment that is rejected by Term Lenders pursuant to Rejection Notices shall be referred to as the “Rejected Amount.” The Rejected Amount may be used by the Borrower in any manner not prohibited by the Loan Documents.

(f) Prepayment Premium. In the event that, on or prior to the date that is six (6) months after the Amendment No. 6 Effective Date, the Borrower (x) makes any prepayment of Term Loans in connection with any Repricing Transaction or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each applicable Term Lender, (I) in the case of clause (x), a prepayment premium of 1.00% of the amount of the Term Loans being prepaid and (II) in the case of clause (y), a payment equal to 1.00% of the aggregate amount of the applicable Term Loans outstanding immediately prior to such amendment that are subject to such Repricing Transaction.

(g) Foreign Subsidiary Proceeds. Notwithstanding any other provisions of this Section 2.08, (i) to the extent that any of or all the Net Cash Proceeds of any Disposition by a Foreign Subsidiary that is a Restricted Subsidiary (“Foreign Disposition”), the Net Cash Proceeds of any Casualty or Condemnation from a Foreign Subsidiary that is a Restricted Subsidiary (a “Foreign Casualty Event”) or Excess Cash Flow attributable to Foreign Subsidiaries are prohibited, restricted or delayed by applicable local law or applicable organizational documents from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.08 but may be retained by the applicable Foreign Subsidiary or used for working capital purposes so long, but only so long, as the applicable local law or applicable organizational documents will not permit or otherwise restricts or delays repatriation to the United States (the Borrower hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly take all commercially reasonable actions under applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted or the restriction or delay is eliminated under the applicable local law or the applicable organizational documents, ~~such repatriation will be promptly effected and~~ an amount equal to such ~~repatriated~~ Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than ten (10) Business Days after ~~such~~ repatriation of such affected Net Cash Proceeds or Excess Cash Flow is permitted or the restriction or delay is eliminated under the applicable local law or the applicable organizational documents) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.08 to the extent provided herein and (ii) to the extent that the Borrower has reasonably determined that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition or any Foreign Casualty Event or Excess Cash Flow attributable to Foreign Subsidiaries would have materially adverse tax consequences with respect to such Net Cash Proceeds or Excess Cash Flow, an amount equal to the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.08 ~~but may be retained by the applicable Foreign Subsidiary~~.

Section 2.09 Fees. The Borrower shall pay to the Arrangers and the Agents for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever except as otherwise agreed.

Section 2.10 Pro rata Treatment. Except to the extent otherwise provided herein, each Borrowing, each payment or prepayment of principal of or interest on any Loan, each payment of fees (other than administrative fees retained by the Agents for their own account) and each conversion or continuation of any Loan, shall be allocated pro rata among the relevant Lenders in accordance with the respective Term Commitment Percentages, Other Term Commitment Percentage and Incremental Term Loan Commitment Percentage, as applicable, of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans of the applicable Class and Participation Interests of such Lenders); provided that, in the event any amount paid to any Lender pursuant to the foregoing is rescinded or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 2.11 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact and (ii) purchase (for cash at face value) participation in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing thereon; provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender and including payments made pursuant to Section 2.15 or 2.16) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

Section 2.12 Payments Generally; Administrative Agent’s Clawback.

(a) Payments by the Borrower. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Each payment of principal of and interest on Loans and fees hereunder shall be paid not later than 1:00 P.M. on the date when due, in Dollars and in Federal or other funds immediately available to the Administrative Agent at the account designated by it by notice to the Borrower. Payments received after 1:00 P.M. shall be deemed to have been received on the next Business Day, and any applicable interest or fee shall continue to accrue. The Administrative Agent may, in its sole discretion, distribute such payments to the applicable Lenders on the date of receipt thereof, if such payment is received prior to 1:00 P.M.; otherwise the Administrative Agent may, in its sole discretion, distribute such payment to the applicable Lenders on the date of receipt thereof or on the immediately succeeding Business Day. Whenever any payment hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day (and such extension of time shall be reflected in computing interest or fees, as the case may be), unless (in the case of Eurodollar Loans) such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of Law or otherwise, interest thereon shall be payable for such extended time.

(b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the applicable Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith, and may, in reliance upon such assumption, distribute to the applicable Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the applicable Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to but excluding the date of payment to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds promptly (in like funds as received from such Lender) to such Lender without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make a Loan required to be made by it as part of any Borrowing hereunder shall not relieve any other Lender of its obligation, if any, hereunder to make any Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such date of Borrowing.

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Computations. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of Commitment Fees and other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which Loan is made (or converted or continued), and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made (or continued or converted) shall, subject to clause (a) above, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.13 Increase in Commitments.

(a) Increase in Commitments. The Borrower may by written notice to the Administrative Agent elect to add one or more incremental term loan facilities hereunder (each, an “Incremental Term Facility”; the commitments thereunder are referred to as “Incremental Term Loan Commitments” and loans pursuant thereto “Incremental Term Loans”; the Incremental Term Facilities are collectively referred to as “Incremental Facilities”); provided that the total aggregate amount for all such Incremental Facilities shall not (as of any date of incurrence thereof) exceed (x) the greater of (1) $~~250,000,000~~600,000,000 and (y) 100% of Consolidated EBITDA for the most recently completed Test Period calculated on a Pro Forma Basis, plus (y) an amount equal to the sum of all voluntary prepayments of Term Loans made pursuant to Section 2.08(a), plus (z) an additional unlimited amount so long as, after giving effect to the incurrence of such Incremental Facility, the Secured Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements were required to have been delivered pursuant to Section 6.01 (or, if no Test Period has passed, as of the last four quarters ended), in each case, as if such Incremental Facility had been outstanding on the last day of such four-quarter period, shall not exceed ~~2.75~~3.25:1.00, with the Borrower electing whether such Incremental Facility have been incurred (in whole or in part) under clauses (x), (y) and/or (z) in its sole discretion (collectively, the “Incremental Cap”); provided, further, that (1) if any Incremental Facilities are to be established or incurred under both clauses (x) or (y) and (z) above in connection with a single transaction or series of related but substantially concurrent transactions, then the maximum amount available of Incremental Facilities (or portion of Incremental Facilities) to be established or incurred under clause (z) shall first be determined by calculating the establishment or incurrence under such clause (z) without giving effect to any Incremental Facilities (or portion of any

Incremental Facilities) established or incurred (or to be established or incurred) under clause (x) and/or clause (y), and after such maximum amount under clause (z) has been determined, the amount of Incremental Facilities (or portion of Incremental Facilities) established or incurred (or to be established or incurred) under clause (x) and/or clause (y) shall be determined, and (2) any Incremental Facilities originally designated as incurred pursuant to clauses (x) or (y) above may be reclassified at a later date, as the Borrower may elect in a written notice to the Administrative Agent, as incurred under clause (z) above if the Borrower would meet the applicable leverage test under clause (z) above calculated on a Pro Forma Basis as of the time of such election; provided, that upon delivery of any financial statements pursuant to Section 6.01 (and the corresponding Compliance Certificate pursuant to Section 6.01(c)) following the initial incurrence of such Incremental Facilities under clauses (x) or (y) of this definition, if such Incremental Facilities could, based on any such financial statements (and the corresponding Compliance Certificate), have been incurred under clause (z) of this definition, then such Incremental Facilities shall automatically be reclassified as incurred under clause (z) above. Each Class of Incremental Facility incurred under this Section 2.13 shall be in an aggregate principal amount that is not less than $10,000,000. Each such notice shall specify (x) the date (each, an “Increase Effective Date”) on which the Borrower proposes that the Incremental Facility shall be effective, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent and (y) the identity of each Eligible Assignee to whom the Borrower proposes any portion of such Incremental Facility be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the Incremental Facility may elect or decline, in its sole discretion, to provide such portion of the Incremental Facility.

(b) Conditions. The Incremental Facilities shall become effective, as of such Increase Effective Date; provided that:

(i) unless such Incremental Facility is being incurred to fund a Limited Condition Transaction, each of the conditions set forth in Section 4.02 shall be satisfied;

(ii) if such Incremental Facility is being incurred to fund a Limited Condition Transaction, the Specified Representations shall be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties shall be true and correct in all respects after giving effect to such materiality qualification) on the Increase Effective Date;

(iii) no Event of Default shall have occurred and be continuing or would result from the Borrowings to be made on the Increase Effective Date; provided that, if such Incremental Facility is being incurred to fund a Limited Condition Transaction, such Event of Default condition shall be tested on the date of execution of the applicable acquisition or other purchase agreement or irrevocable notice governing such Limited Condition Transaction; and

(iv) the Borrower shall deliver or cause to be delivered to the Administrative Agent a certificate of a Responsible Officer certifying as to compliance with the foregoing conditions.

(c) Terms of Incremental Facilities. The terms and provisions of the Incremental Facilities shall be as follows:

(i) (A) the Incremental Facilities shall rank pari passu with the initial Term Loans hereunder, (B) shall not be secured by any assets not constituting Collateral, (C) shall rank pari passu in right of security with the initial Term Loans and (D) shall not be guaranteed by any Person that is not a Guarantor;

(ii) (A) the Weighted Average Life to Maturity of any Incremental Term Loans shall be no shorter than the Weighted Average Life to Maturity of the existing Term Loans and (B) the maturity date of Incremental Term Loans shall not be earlier than the Maturity Date; provided, that this clause (ii) shall not apply to Incremental Facilities in an aggregate principal amount not to exceed the Inside Maturity Amount;

(iii) the Applicable Margin for the Incremental Term Loans shall be determined by the Borrower and the Lenders of the Incremental Term Loans; provided that, in the event that the Applicable Margin (or similar measure of interest margin) for any Incremental Term Loans is more than 0.50% per annum greater than the Applicable Margin for the Term Loans (measured at the time of incurrence of such Incremental Term Loans), then the Applicable Margin for the Term Loans shall be increased to the extent necessary so that the Applicable Margin (or similar measure of interest margin) for the Incremental Term Loans are equal to the Applicable Margin for the Term Loans (measured at the time of incurrence of such Incremental Term Loans), plus 0.50% per annum; provided, further, that in determining the Applicable Margin applicable to the Term Loans and the Incremental Term Loans (x) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Borrower to the Lenders of the Term Loans or the Incremental Term Loans at the closing thereof or in the primary syndication thereof shall be included (with OID being equated to interest based on an assumed four-year life to maturity), (y) if, to the extent an interest rate floor is then in effect for the Term Loans, the applicable Incremental Term Loans include an interest rate floor greater than the applicable interest rate floor under the Term Loans, such differential between interest rate floors shall be equated to the Applicable Margin for purposes of determining whether an increase to the Applicable Margin under the Term Loans shall be required, but only to the extent an increase in the interest rate floor applicable to the existing Term Loans would cause an increase in the interest rate then in effect hereunder, and in such case, the interest rate floors (but not the applicable rate unless otherwise required to be adjusted pursuant to this Section 2.13(c)) applicable to the applicable existing Term Loans shall be increased to the extent of such differential between interest rate floors; and (z) arrangement, structuring, documentation, commitment, underwriting or similar fees payable to the arranger (or its Affiliates) in such capacity in connection with the Term Loans or to one or more arrangers (or their Affiliates) in such capacity of the Incremental Term Loans shall be excluded; ~~and~~provided, further, that this clause (iii) shall not apply to any Incremental Term Loans that (x) are incurred to finance a Permitted Acquisition or other permitted Investment or (y) matures more than two years after the Maturity Date with respect to the Tranche B-6 Term Loans; and

(iv) any Incremental Term Loans, for purposes of prepayments, shall be treated in any event no more favorably than the Term Loans, shall share ratably or less than ratably in any mandatory prepayments hereunder, and shall otherwise be on terms and pursuant to documentation as set forth in the Increase Joinder; provided that, to the extent such terms and documentation are not consistent with the existing Term Loans (except to the extent permitted by clause (ii) or (iii) above), they shall be reasonably satisfactory to the Administrative Agent.

(d) Increase Joinder. The Incremental Term Loan Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Borrower, the Administrative Agent and each Lender making such Incremental Term Loan Commitment, in form attached hereto or otherwise in form and substance satisfactory to each of them. The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this

Section 2.13, including amendments as deemed necessary by the Administrative Agent in its reasonable judgment, to (x) effect any lien or payment subordination and associated rights of the applicable Lenders to the extent any Incremental Term Loans are to rank junior in right of security or payment or to address technical issues relating to funding and payments and/or (y) so long as such amendments are not, in the reasonable opinion of the Administrative Agent, materially adverse to the Lenders, maintain the “fungibility” of any such Incremental Term Loans with any tranche of then-outstanding Loans hereunder. In addition, unless otherwise specifically provided herein or in the Increase Joinder, all references in Loan Documents to Term Loans shall be deemed, unless the context otherwise requires, to include references to Incremental Term Loans and unless otherwise specifically provided herein.

(e) Making of New Term Loans; Expiration of Incremental Term Loan Commitments. On any Increase Effective Date on which an Incremental Term Facility is effective, subject to the satisfaction of the foregoing terms and conditions, each Lender holding Incremental Term Commitments shall make an Incremental Term Loan to the Borrower in an amount equal to its Incremental Term Commitment. The Incremental Term Loan Commitments of any Class shall automatically terminate upon the making of the Incremental Term Loans of such Class and, if any such Incremental Term Loan Commitment is not drawn on the date that such Incremental Term Loan Commitment is required to be drawn pursuant to the applicable Increase Joinder, the undrawn amount thereof shall automatically terminate.

(f) Equal and Ratable Benefit. The Loans and Commitments established pursuant to this paragraph shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranty Agreement and security interests created by the Collateral Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Collateral Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such Class of Loans or any such new Commitments, including, without limitation, delivery to the Administrative Agent of (i) customary legal opinions, board resolutions and officer’s certificates substantially consistent with those delivered on the Closing Date (conformed as appropriate) and in any event, reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Lenders under the Incremental Facilities are provided the benefits of the applicable Loan Documents.

(g) This Section 2.13 shall supersede any provisions in Section 10.01 to the contrary.

Section 2.14 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise or received by the Administrative Agent from such Defaulting Lender pursuant to Section 10.08) shall be applied at such time or times as may be determined by the Administrative Agent as follows:

FIRST, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder;

SECOND, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;

THIRD, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement;

FOURTH, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;

FIFTH, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and

SIXTH, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction;

provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Defaulting Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.14), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 2.15 Refinancing Amendments.

(a) At any time after the Closing Date, the Borrower may obtain, from any Lender or any Eligible Assignee, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans and Incremental Term Loans then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans), in each case pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Indebtedness will rank pari passu or junior in right of payment and of security with the other Loans and Commitments hereunder. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 (other than changes to such legal opinions resulting from a change in law, change in fact and such other changes as are reasonably satisfactory to the Administrative Agent). Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.15 shall be in an aggregate principal amount that is (x) not less than $25,000,000 in the case of Other Term Loans and (y) an integral multiple of $10,000,000 in excess thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans and/or Other Term Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section.

(b) This Section 2.15 shall supersede any provisions in Section 2.10 or Section 10.01 to the contrary.

Section 2.16 Discounted Prepayments. Notwithstanding anything in any Loan Document to the contrary, the Borrower or any of its Subsidiaries may prepay the outstanding Term Loans on the following basis:

(a) The Borrower or any of its Subsidiaries shall have the right to make a voluntary prepayment of any Term Loans at a discount to par (such prepayment, a “Discounted Term Loan Prepayment”) pursuant to an Offer of Specified Discount Prepayment, Solicitation of Discount Range Prepayment Offers or Solicitation of Discounted Prepayment Offers, in each case made in accordance with this Section 2.16; provided that (i) the Borrower shall not make any Borrowing of ABL Loans to fund any Discounted Term Loan Prepayment, and (ii) any Term Loans purchased are immediately cancelled.

(b) (i) Subject to the proviso to clause (a) above, the Borrower or any of its Subsidiaries may from time to time offer to make an Offer of Specified Discount Prepayment by providing the Auction Agent with three (3) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (w) any such offer shall be made available, at the sole discretion of the Borrower or its Subsidiary, to each Term Lender with respect to any Class of Term Loans on an individual Class basis, (x) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable Class, the Class or Classes of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (y) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $100,000 in excess thereof and (z) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Auction Agent (or its delegate) by no later than 5:00 P.M., New York time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Specified Discount Prepayment Response Date”).

(ii) Each relevant Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its relevant then outstanding Term Loans at the Specified Discount and, if so (such accepting Term Lender, a “Discount Prepayment Accepting Lender”), the amount and the Class or Classes of such Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Offer of Specified Discount Prepayment.

(iii) If there is at least one Discount Prepayment Accepting Lender, the Borrower or its Subsidiary, as applicable, will make prepayment of outstanding Term Loans pursuant to this clause (b) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and Class of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to clause (ii); provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with the Borrower or its Subsidiary, as applicable, and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (x) the Borrower or its Subsidiary, as applicable, of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the Classes to be prepaid, (y) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the Classes of Term Loans to be prepaid at the Specified Discount on such date and (z) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount and Class of Term Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower or its Subsidiary, as applicable, and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower or its Subsidiary shall be due and payable by the Borrower or its Subsidiary, as applicable, on the Discounted Prepayment Effective Date in accordance with clause (f) below (subject to clause (j) below).

(c) (i) Subject to the proviso to clause (a) above, the Borrower or any of its Subsidiaries may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (w) any such solicitation shall be extended, at the sole discretion of the Borrower or its Subsidiary, as applicable, to each Term Lender with respect to any Class of Term Loans on an individual Class basis, (x) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the Class or Classes of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant Class of Term Loans willing to be prepaid by the Borrower or its Subsidiary (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (y) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $100,000 in excess thereof and (z) each such solicitation by the Borrower or its Subsidiaries shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding relevant Term Lender to the Auction Agent (or its delegate) by no later than 5:00 P.M., New York time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Discount Range Prepayment Response Date”). Each relevant Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Term Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable Class or Classes and the maximum aggregate principal amount and Classes of such Lender’s Term Loans (the “Submitted Amount”) such Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(ii) Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with the Borrower or its Subsidiary, as applicable, and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this clause (c). The Borrower or its Subsidiary, as applicable, agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (x) the Discount Range Prepayment Amount and (y) the sum of all Submitted Amounts. Each Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following clause (iii)) at the Applicable Discount (each such Lender, a “Participating Lender”).

(iii) If there is at least one Participating Lender, the Borrower or its Subsidiary, as applicable, will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the Classes specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discounted Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with the Borrower or its Subsidiary, as applicable, and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discounted Range Prepayment Response Date, notify (w) the Borrower or its Subsidiary, as applicable, of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discount Term Loan Prepayment and the Classes to be prepaid, (x) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and Classes of Term Loans to be prepaid at the Applicable Discount on such date, (y) each Participating Lender of the aggregate principal amount and Classes of such Lender to be prepaid at the Applicable Discount on such date and (z) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower or its Subsidiary, as applicable, and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower or its Subsidiary, as applicable, shall be due and payable by the Borrower or its Subsidiary, as applicable, on the Discounted Prepayment Effective Date in accordance with clause (f) below (subject to clause (j) below).

(d) (i) Subject to the proviso to clause (a) above, the Borrower or any of its Subsidiaries may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (w) any such solicitation shall be extended, at the sole discretion of the Borrower or its Subsidiary, as applicable, to each Term Lender with respect to any Class of Term Loans on an individual Class basis, (x) any such notice shall specify the maximum aggregate principal amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the Class or Classes of Term Loans of the Borrower or its Subsidiary, as applicable, is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (y) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (z) each such solicitation by the Borrower or its Subsidiary, as applicable, shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Term Lender to the Auction Agent (or its delegate) by no later than 5:00 P.M., New York time on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and Classes of such Term Loans (the “Offered Amount”) such Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

(ii) The Auction Agent shall promptly provide the Borrower or its Subsidiary, as applicable, with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. The Borrower or its Subsidiary, as applicable, shall review all such Solicited Discounted Prepayment Offers and select the smallest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Borrower or its Subsidiary, as applicable, (the “Acceptable Discount”), if any. If the Borrower or its Subsidiary, as applicable elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by the Borrower or its Subsidiary, as applicable, from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this clause (ii) (the “Acceptance Date”), the Borrower or its Subsidiary, as applicable, shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Borrower or its Subsidiary, as applicable, by the Acceptance Date, the Borrower or its Subsidiary, as applicable, shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(iii) Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with the Borrower or its Subsidiary, as applicable, and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the Classes of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the Borrower or its Subsidiary, as applicable, at the Acceptable Discount in accordance with this Section 2.16(d). If the Borrower or its Subsidiary, as applicable, elects to accept any Acceptable Discount, then the Borrower or its Subsidiary, as applicable, agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Borrower or its Subsidiary, as applicable, will prepay outstanding Term Loans pursuant to this clause (d) to each Qualifying Lender in the aggregate principal amount and of the Classes specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with the Borrower or its Subsidiary, as applicable, and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (w) the Borrower or its Subsidiary, as applicable, of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the Classes to be prepaid, (x) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the Classes to be prepaid to be prepaid at the Applicable Discount on such date, (y) each Qualifying Lender of the aggregate principal amount and the Classes of such Lender to be prepaid at the Acceptable Discount on such date and (z) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower or its Subsidiary, as applicable, and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower or its Subsidiary, as applicable, shall be due and payable by the Borrower or its Subsidiary, as applicable, on the Discounted Prepayment Effective Date in accordance with clause (f) below (subject to clause (j) below).

(e) In connection with any Discounted Term Loan Prepayment, the Borrower and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses agreed to in writing by the Borrower in connection therewith.

(f) If any Term Loan is prepaid in accordance with clauses (b) through (d) above, the Borrower or its Subsidiary, as applicable, shall prepay such Term Loans on the Discounted Prepayment Effective Date. The Borrower or its Subsidiary, as applicable shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, Qualifying Lenders or Identified Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 A.M. (New York time) on the Discounted Prepayment Effective Date. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.16 shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, Identified Participating Lenders, Qualifying Lenders or Identified Qualifying Lenders, as applicable. The aggregate principal amount of the Classes and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the Classes of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment.

(g) To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.16, established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower or its Subsidiary, as applicable.

(h) Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.16, each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(i) Each of the Borrower and the Term Lenders acknowledges and agrees that the Auction Agent may perform any and all of its duties under this Section 2.16 by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.16 as well as activities of the Auction Agent.

(j) The Borrower or its Subsidiary, as applicable, shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor (A) at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date, Discount Range Prepayment Response Date or Solicited Discount Prepayment Response Date, as applicable or (B) at any time prior to the making of such Discounted Term Loan Prepayment, any condition set forth in Section 2.16(a) ceases to be met prior to the making of such Discounted Term Loan Prepayment and, in each case, if such offer is revoked pursuant to the preceding clauses (A) or (B), any failure by the Borrower or its Subsidiary, as applicable, to make any prepayment to a Term Lender, as applicable, pursuant to this Section 2.16 shall not constitute a Default or Event of Default under Section 8.01 or otherwise.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any Loan Party under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, unless otherwise required by law. If any applicable withholding agent shall be required by law (as determined in the good faith discretion of the applicable withholding agent) to deduct or withhold any Taxes from or in respect of any sum payable under any Loan Document to any Lender or any Agent, (i) the applicable withholding agent shall be entitled to make all such deductions or withholdings, (ii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and (iii) to the extent the deduction or withholding is on account of Indemnified Taxes or Other Taxes, the amounts so payable by the applicable Loan Party to the Agent or such Lender shall be increased as may be necessary so that, after such withholding agent has made all required deductions or withholdings of Indemnified Taxes and Other Taxes (including deductions or withholdings applicable to additional sums payable under this Section 3.01), such Lender or such Agent, as the case may be, shall have received an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of clause (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or, at the option of the Administrative Agent, timely reimburse it for the payment of any Other Taxes.

(c) Evidence of Payments. Within thirty (30) days after the date of any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Agent and each Lender for and hold them harmless against the full amount of Indemnified Taxes payable in connection with any payments made by or on account of any Loan Party under any Loan Document and (without any duplication) Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. This indemnification shall be made within ten (10) days after written demand therefor. A reasonably detailed certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by an Agent on its own behalf, shall be conclusive absent manifest error.

(e) Treatment of Refunds. If any Agent or any Lender determines, in its reasonable discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amount paid, by the Loan Party under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender, attributable to such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such amount to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person. Notwithstanding anything to the contrary in this clause (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

(f) Status of Lenders.

(i) Each Lender that is entitled to an exemption from or reduction of any applicable withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documents required below in this Section 3.01(f)) obsolete, expired or inaccurate in any respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so. Notwithstanding anything to the contrary in the preceding three sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A) through (ii)(E) and (iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing any Lender shall, if it is legally eligible to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two duly completed and executed copies of whichever of the following is applicable:

(A) in the case of a Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code), IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding;

(B) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to such tax treaty;

(C) in the case of a Non-U.S. Lender claiming an exemption from U.S. federal income Taxes for income that is effectively connected with a U.S. trade or business, executed originals of IRS Form W-8ECI;

(D) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 (any such certificate, a “U.S. Tax Compliance Certificate”) and (y) IRS Form W-8BEN or W-8BEN-E;

(E) to the extent that a Non-U.S. Lender is not the beneficial owner (for example, where the Non-U.S. Lender is a partnership or participating Lender), IRS Form W-8IMY of the Non-U.S. Lender, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner that would be required under this Section 3.01(f) if such beneficial owner were a Lender, as applicable; provided that if the Non-U.S. Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of such direct and indirect partners; or

(F) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Taxes, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to reasonably determine the withholding or deduction required to be made.

(iii) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed under FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Agent and the Borrower at the time or times prescribed by law, and at such other time or times reasonably requested by the Administrative Agent or the Borrower, the documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent or the Borrower as may be necessary for the Administrative Agent or the Borrower to comply with its obligations under FATCA and to determine whether the Lender has complied with the Lender obligations under FATCA, or to determine the amount to deduct and withhold from the payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv) Notwithstanding any other provision of this Section 3.01(f), a Lender shall not be required to deliver any form or other documentation that such Lender is not legally eligible to deliver.

Section 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Adjusted Eurodollar Rate, or to determine or charge interest rates based upon the Adjusted Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (i) any obligation of such Lender to make or continue Eurodollar Loans or to convert Base Rate Loans to Eurodollar Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Adjusted Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or convert all Eurodollar Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Adjusted Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

Section 3.03 Inability To Determine Rates. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

(i) the Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate (including because the LIBO Rate is not available or published on a current basis) for such Interest Period; or

(ii) Lenders having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Eurodollar Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Eurodollar Loans for such Interest Period;

the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon, until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (x) the obligations of the Lenders to make Eurodollar Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended and (y) each outstanding Eurodollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. If clause (i) or (ii) of this Section 3.03 applies, unless the Borrower notifies the Administrative Agent prior to 12:00 P.M. on the Business Day of the date of any Eurodollar Loan for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing in the same aggregate amount as the requested Borrowing and shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the rate applicable to Base Rate Loans for such day.

If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 3.03(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 3.03(i) have not arisen but the administrator or a supervisor for the administrator of the Eurodollar Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the administrator has ceased or will cease to provide such benchmark or stating that Eurodollar Rate is no longer representative or shall no longer be used for determining interest rates for loans, or that the administrator has invoked or will invoke its insufficient submissions policy, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurodollar Rate that gives due consideration to the then prevailing or evolving market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 10.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

Section 3.04 Increased Costs and Reduced Return; Capital Adequacy.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits with or for the account of, or credit extended or participated in by, any Lender (or its Lending Office) (except any reserve requirement which is reflected in the determination of the Adjusted Eurodollar Rate hereunder);

(ii) subject any Lender to any Taxes with respect to any Loan Document or any Loan made pursuant to this Agreement (other than Indemnified Taxes and Other Taxes indemnified under Section 3.01, and Excluded Taxes); or

(iii) impose on any Lender (or its Lending Office) or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or participation interest hereunder;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Eurodollar Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender, any of its applicable Lending Offices or its holding company regarding capital and liquidity requirements has or would have the effect of reducing the rate of return on capital for such Lender or its holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or its holding company would have achieved but for such Change in Law (taking into consideration such Lender’s or its holding company’s policies with respect to capital and liquidity adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or its holding company or its holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in clause (a) or (b) above and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate promptly (but in any event within ten (10) Business Days) after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.05 Compensation for Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, setting forth in reasonable detail the basis for calculating such compensation, the Borrower shall promptly (but in any event within ten (10) days) after such demand compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of (a) any continuation, conversion, payment or prepayment of any Eurodollar Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Loan on the date or in the amount notified by the Borrower; or (c) any assignment of such Lender’s Eurodollar Loans pursuant to Section 3.07(b) on a day other than the last day of the Interest Period therefor, including, in each case, any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained; provided that, for the avoidance of doubt, the Borrower shall not be obligated to compensate any Lender under this Section for any loss of anticipated profits in respect of any of the foregoing. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section, each Lender shall be deemed to have funded each Eurodollar Loan made by it at the Adjusted Eurodollar Rate (excluding the impact of the proviso set forth in the “Adjusted Eurodollar Rate” definition) for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded.

Section 3.06 Base Rate Loans Substituted for Affected Eurodollar Loans. If (i) the obligation of any Lender to make, or to continue or convert outstanding Loans as or to, Eurodollar Loans has been suspended pursuant to Section 3.02 or (ii) any Lender has demanded compensation under Section 3.04 with respect to its Eurodollar Loans, and in any such case the Borrower shall, by at least five (5) Business Days’ prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section 3.06 shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Lender as (or continued as or converted to) Eurodollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans of the other Lenders). If such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Eurodollar Loan on the first day of the next succeeding Interest Period applicable to the related Eurodollar Loans of the other Lenders.

Section 3.07 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If at any time (i) any Lender requires the Borrower to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (ii) any Lender requests compensation under Section 3.04 or (iii) any Lender gives a notice pursuant to Section 3.02, then such Lender shall, at the request of the Borrower, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (A) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, and (B) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If at any time (i) the Borrower is required to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (ii) any Lender requests compensation under Section 3.04, (iii) any Lender gives a notice pursuant to Section 3.02, (iv) any Lender is a Defaulting Lender or (v) any Lender is a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender (and such Lender shall be obligated) to assign pursuant to Section 10.06(b) (with the processing and recording fee under Section 10.06(b)(iii) to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement and the other Loan Documents to one or more Eligible Assignees; provided that:

(A) (i) neither the Administrative Agent nor any Lender shall have any obligation to find a replacement assignee and (ii) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b) (unless waived by the Administrative Agent);

(B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05 and, solely to the extent in connection with a Repricing Transaction, Section 2.08(f)) from the applicable assignee (to the extent of such outstanding principal, funded participations and accrued interest and fees) or the Borrower (in the case of all other amounts);

(C) in the case of any such assignment resulting from payments required to be made pursuant to Section 3.01 or a claim for compensation under Section 3.02 or Section 3.04, such assignment will result in a reduction in such payments or compensation thereafter or, in the case of any such assignment resulting from a notice pursuant to Section 3.02, such assignment will eliminate the need for such notice;

(D) such assignment does not conflict with applicable Law; and

(E) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall be deemed to have consented to the applicable amendment, waiver or consent.

In connection with any such assignment contemplated by this Section, if any such Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption pursuant to Section 10.06(b) reflecting such assignment within two (2) Business Days of the date on which the applicable assignee executes and delivers such Assignment and Assumption to such Lender, then such Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of such Lender, whereupon such assignment shall become effective upon payment to such Lender of all amounts owing to such Lender under clause (B) or (C) above (which amounts shall be calculated by the Administrative Agent and shall be conclusive absent manifest error) and compliance with the other applicable requirements pursuant to Section 10.06(b).

(c) A Lender shall not be required to make any such assignment if, prior to the Borrower contacting any potential replacement Lenders, the circumstances entitling the Borrower to replace such Lender cease to apply.

Section 3.08 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Commitments and repayment of all other Senior Credit Obligations hereunder.

ARTICLE IV.

CONDITIONS PRECEDENT TO BORROWINGS

Section 4.01 Conditions to Initial Borrowings. The obligation of each Lender to make any Borrowings hereunder on the Closing Date is subject to the satisfaction or waiver of the following conditions precedent, in each case on or prior to the Closing Date:

(a) Executed Loan Documents. Receipt by the Administrative Agent (or its counsel) of duly executed counterparts from each party thereto of: (i) the Credit Agreement, (ii) the Term Notes (to the extent requested), (iii) the Guaranty Agreement, (iv) the Security Agreement, (v) the Intellectual Property Security Agreements, (vi) the Intercreditor Agreement and (vii) an appropriate Notice of Borrowing, duly executed and completed, by the time specified in, and otherwise as permitted by, Section 2.02, in respect of the initial Term Loans to be made hereunder.

(b) Organization Documents. The Administrative Agent shall have received: (i) a copy of the Organization Documents, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State or other applicable Governmental Authority of its respective jurisdiction of organization to the extent applicable; (ii) a certificate as to the good standing (or comparable status) of each Loan Party from such Secretary of State or other applicable Governmental Authority of its respective jurisdiction of organization, as of a recent date; (iii) a certificate of the Secretary or Assistant Secretary or other applicable Responsible Officer of each Loan Party dated the Closing Date and certifying (A) that, in the case of the Borrower and any Guarantor, the Organization Documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing or comparable status from its jurisdiction of organization furnished pursuant to clause (ii) above and remains in full force and effect; (B) that attached thereto is a true and complete copy of the Organization Documents as in effect on the Closing Date, (C) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which it is to be a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and are the only resolutions authorizing the execution, delivery and performance of the Loan Documents; and (D) as to the incumbency and specimen signature of each Responsible Officer executing any Loan Document; and (iv) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or other applicable Responsible Officer executing the certificate pursuant to clause (iii) above.

(c) Officer’s Certificate. The Administrative Agent shall have received a certificate, signed by a Responsible Officer of the Borrower on behalf of each Loan Party, confirming compliance with the conditions precedent set forth in Sections 4.01 (f), (g), (m) and (o).

(d) Opinion of Counsel. The Administrative Agent shall have received a written opinion of (i) WilmerHale LLP, counsel to the Loan Parties and (ii) to the extent any Loan Party is not organized under the laws of the State of New York, the Commonwealth of Massachusetts or the State of Delaware, counsel to such Loan Party, in each case addressed to the Administrative Agent, Collateral Agent and each Lender, dated the Closing Date, in a form reasonably satisfactory to the Administrative Agent.

(e) Indebtedness; Outstanding Equity. After giving effect to the Closing Date Refinancing and the other Transactions, (i) the Borrower and its Subsidiaries shall have outstanding no indebtedness (other than the loans and other extensions of credit under the Facilities, the Indebtedness set forth on Schedule 7.01 and (x) as to the Acquired Business, indebtedness permitted to remain outstanding on and after the Closing Date under the Acquisition Agreement and (y) as to the Borrower and its Subsidiaries (other than the Acquired Business), deferred purchase price obligations, ordinary course working capital facilities for Foreign Subsidiaries and ordinary course capital lease, purchase money and equipment financings) and (ii) the Borrower shall not have any outstanding equity that is mandatorily redeemable at the option of the holder earlier than the date that is ninety (90) days after the Maturity Date.

(f) Consummation of the Closing Date Refinancing. The Closing Date Refinancing shall have been (or substantially simultaneously with the closing under the Acquisition, shall be) consummated.

(g) Consummation of the Acquisition; Acquisition Agreement. The Acquisition shall have been, or substantially concurrently with the initial borrowing under the Facilities shall be, consummated in all material respects in accordance with the Acquisition Agreement. No material provision of the Acquisition Agreement shall have been waived, amended or otherwise modified in a manner material and adverse to the Lenders (in their capacity as such) or the Arrangers without the consent of the Arrangers; provided that (a) any reduction in the purchase price for the Acquisition set forth in the Acquisition Agreement shall not be deemed to be material and adverse to the interests of the Lenders or the Arrangers so long as any such reduction is applied to reduce the amount of commitments in respect of the Term Facility on a dollar-for-dollar basis and (b) any increase in the purchase price set forth in the Acquisition Agreement shall be deemed to be not material and adverse to the interests of the Lenders or the Arrangers so long as such purchase price increase is not funded with additional indebtedness (it being understood and agreed that no purchase price, working capital or similar adjustment provisions set forth in the Acquisition Agreement shall constitute a reduction or increase in the purchase price).

(h) Perfection of Personal Property Security Interests and Pledges; Search Reports. The Collateral Agent shall have received:

(i) a Perfection Certificate executed by each Loan Party;

(ii) appropriate financing statements (Form UCC-1 or such other financing statements or similar notices as shall be required by local Law) authenticated and authorized for filing under the UCC of each jurisdiction in which the filing of a financing statement may be required, or reasonably requested by the Collateral Agent, to perfect by filing under the UCC the security interests created by the Collateral Documents;

(iii) all of the Pledged Securities consisting of certificated securities, which Pledged Securities shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent; and

(iv) all other filings and recordings of or with respect to the Collateral Documents and of all other actions in each case to the extent required by such Collateral Documents on or prior to the Closing Date.

(i) Solvency Certificate. The Borrower shall have delivered or caused to be delivered to the Administrative Agent a solvency certificate from a Financial Officer of the Borrower, substantially in the form of Exhibit K hereto, setting forth the conclusions that, after giving effect to the consummation of the Transactions contemplated herein, the Borrower and its Subsidiaries (on a consolidated basis) are Solvent.

(j) ABL Credit Agreement. The Loan Documents (as defined in the ABL Credit Agreement) required by the terms of the ABL Credit Agreement to be executed on the Closing Date shall have been, or substantially concurrently with the making of the initial Term Loans hereunder on the Closing Date shall be, duly executed and delivered by each Loan Party that is party thereto.

(k) Financial Statements. The Arrangers shall have received (i) (A) audited consolidated balance sheets and related statements of income, changes in equity and cash flows of each of the Borrower and of the Company for the three (3) fiscal years ended at least sixty (60) days prior to the Closing Date and (B) unaudited consolidated balance sheets and related statements of income, changes in equity and cash flows of each of the Borrower and of the Company for each subsequent fiscal quarter following the last fiscal year for which financial statements have been delivered pursuant to clause (A) above ended at least forty (40) days before the Closing Date and (ii) a pro forma consolidated balance sheet and the related consolidated statement of income of the Borrower as of and for the twelve (12) month period ending on the date of the most recent consolidated balance sheet delivered pursuant to foregoing clause (i), in each case, prepared after giving effect to the Transactions as if the Transactions had occurred on such date (in the case of such pro forma balance sheet) or on the first day of such period (in the case of such pro forma statement of income) which need not be prepared in compliance with Regulation S-X of the Securities Act, or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).

(l) Payment of Fees. All accrued costs, fees and expenses (including legal fees and expenses and the fees and expenses of any other advisors) and other compensation due and payable to the Agents, the Arrangers and the Lenders shall have been paid, to the extent an invoice therefor was presented at least two (2) Business Days prior to the Closing Date (or such later date as the Borrower may agree).

(m) Representations and Warranties. The Specified Representations and the Specified Acquisition Agreement Representations shall be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties shall be true and correct in all respects after giving effect to such materiality qualification) on the Closing Date.

(n) Patriot Act. The Loan Parties shall have provided the documentation and other information to the Lenders required by regulatory authorities under the applicable “know-your-customer” rules and regulations, including the Patriot Act, in each case at least three (3) Business Days prior to the Closing Date, as has been requested to the Borrower in writing at least ten (10) Business Days prior to the Closing Date.

(o) Closing Date Material Adverse Effect. Since the date of the Acquisition Agreement, there shall not have occurred any event, change, occurrence or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Closing Date Material Adverse Effect.

The documents referred to in this Section 4.01 shall be delivered to the Administrative Agent no later than the Closing Date. The certificates and opinions referred to in this Section 4.01 shall each be dated the Closing Date.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, or waived each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Notwithstanding the foregoing, to the extent any Collateral or any security interests therein (including the creation or perfection of any security interest) is not or cannot be provided or perfected on the Closing Date (other than (i) to the extent that a lien on such Collateral may be perfected by the filing of a financing statement under the UCC or (ii) by the delivery of stock or other certificates of “Merger Sub” (as defined in the Acquisition Agreement)) after the Borrower’s use of commercially reasonable efforts to do so, or without undue burden or expense, the delivery of such Collateral (and creation or perfection of security interests therein), as applicable, shall not constitute a condition precedent to the availability or effectiveness of the Facilities on the Closing Date but shall instead be required to be delivered or provided within ninety (90) days after the Closing Date (or such later date as may be reasonably agreed by the Borrower and the applicable Administrative Agent), and in the case of perfection of security interests in real property, within one hundred twenty (120) days after the Closing Date (or such later date as may be reasonably agreed by the Borrower and the Administrative Agent), in each case, pursuant to the terms hereof and under the Loan Documents.

Section 4.02 Conditions to All Borrowings after the Closing Date. The obligation of any Lender to make a Loan on the occasion of any Borrowing to be made after the Closing Date, is subject to the satisfaction or waiver of the following conditions (provided that, for the avoidance of doubt, the conditions in this Section 4.02 are not applicable to a conversion or continuation of interest rate Types or periods):

(a) Notice. The Borrower shall have delivered to the Administrative Agent, an appropriate Notice of Borrowing, duly executed and completed, by the time specified in, and otherwise as permitted by, Section 2.02. The delivery of each Notice of Borrowing shall constitute a representation and warranty by the Loan Parties of the correctness of the matters specified in clauses (b) and (c) below.

(b) Representations and Warranties. (i) unless such Borrowing is being incurred to fund a Limited Conditionality Transaction with respect to which a LCT Election has been made, the representations and warranties of the Borrower and the other Loan Parties contained in Article V of this Agreement and in any other Loan Document shall be (x) in the case of representations and warranties qualified by “materiality,” “Material Adverse Effect” or similar language, true and correct in all respects on the date of such Borrowing and (y) in the case of all other representations and warranties, true and correct in all material respects, in each case, on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct on the basis set forth above as of such earlier date, and (ii) if such Borrowing is being incurred to fund a Limited Conditionality Transaction with respect to which a LCT Election has been made, the Specified Representations shall be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties shall be true and correct in all respects after giving effect to such materiality qualification) on the date of such Borrowing; and

(c) No Default. No Default or Event of Default shall exist or would result from such proposed Borrowing or from the application of the proceeds thereof; provided that, if such Borrowing is being incurred to fund a Limited Conditionality Transaction with respect to which a LCT Election has been made, such Event of Default condition shall be tested on the date of execution of the applicable acquisition or other purchase agreement or irrevocable notice governing such Limited Condition Transaction.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that on and as of the Closing Date after giving effect to the making of the Loans and the other financial accommodations on the Closing Date, and on and as of any other date required by Section 4.02:

Section 5.01 Existence, Qualification and Power. Each Loan Party (i) is duly organized or formed, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite corporate or other organizational power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own its assets and carry on its business as presently conducted except to the extent that failure to possess such governmental licenses, authorizations, consents and approvals would not reasonably be expected to have a Material Adverse Effect and (B) execute, deliver and perform its obligations under the Loan Documents to which it is a party and (iii) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party (x) have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action, and (y) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Permitted Liens) under, any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject except in the case of this clause (ii) any such conflict, breach or contravention that would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect or (iii) violate any Law, except in any case for such violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.03 Governmental Authorization; Other Consents. Except for (i) filings necessary to perfect the Liens in favor of the Collateral Agent in the Collateral, (ii) consents, authorizations, notices, approvals and exemptions that have been obtained prior to or as of the Closing Date and (iii) consents, authorizations, notices, approvals and exemptions, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document to which it is a party.

Section 5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, examinership, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) that rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought by proceedings in equity or at law) (clauses (i) and (ii) being the “Enforceability Limitations”).

Section 5.05 Financial Condition; No Material Adverse Effect.

(a) Financial Statements. The financial statements most recently provided pursuant to Section 6.01(a) or (b), as applicable, present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries, as of such dates and for such periods in accordance with GAAP, subject, in the case of financial statements provided pursuant to Section 6.01(a), to the absence of footnotes and normal year-end adjustments.

(b) Material Adverse Change. Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.06 Litigation. There are no actions, suits or legal, equitable, arbitration or administrative proceedings pending or, to the knowledge of the Borrower, investigations against or actions, suits or legal, equitable, arbitration or administrative proceedings threatened in writing against, or affecting the Borrower or any of its Restricted Subsidiaries, in any case, that could reasonably be expected to result in a Material Adverse Effect.

Section 5.07 Ownership of Property, Liens.

(a) Generally. Each Loan Party has good title to, valid leasehold interests in, or licenses in, all its property material to its business and Mortgaged Property, free and clear of all Liens, except for Permitted Liens and minor irregularities or deficiencies in title that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The property of the Loan Parties, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear and damage by casualty excepted) and (ii) constitutes all the property which is required for the business and operations of the Loan Parties as presently conducted, in each case, to the extent that it would not be reasonably likely to have a Material Adverse Effect.

(b) Real Property. Schedule 5 to the Perfection Certificate dated the Closing Date contain a true and complete list as of the Closing Date (after giving effect to the consummation of the Acquisition) of all real property owned by any Loan Party with a book value over $5,000,000.

Section 5.08 Environmental Matters. Except for any matters which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

(a) Each of the Borrower and its Restricted Subsidiaries are in compliance with applicable Environmental Law;

(b) Each of the Borrower and its Restricted Subsidiaries has obtained, or has applied in a timely manner for, all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their property, under Environmental Law;

(c) There has been no Release or, to the knowledge of any of the Borrower or any of its Restricted Subsidiaries, threatened Release of Hazardous Material on, at, under or from any real property or facility presently or, to the knowledge of the Borrower and any of its Restricted Subsidiaries, formerly owned, leased or operated by the Borrower or any of its Restricted Subsidiaries or their predecessors in interest that could reasonably be expected to result in Environmental Liability; and

(d) There is no Environmental Liability pending or, to the knowledge of any of the Borrower or any of its Restricted Subsidiaries, threatened against any of the Borrower or any of its Restricted Subsidiaries.

Section 5.09 Insurance. The properties of the Borrower and each of its Restricted Subsidiaries are insured with insurance companies that the Borrower believes are financially sound and reputable that are not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are prudent in the reasonable business judgment of the Borrower’s officers.

Section 5.10 Taxes. The Borrower and each of its Restricted Subsidiaries have each timely filed, or caused to be filed, all federal, state, provincial, local and foreign Tax returns required to be filed, and paid all Taxes owing by it (including in their capacity as a withholding agent), whether or not shown on any such Tax returns, except (a) Taxes the validity or the amount of which are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (b) to the extent that the failure to so file or so pay could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Neither the Borrower nor any of its Restricted Subsidiaries knows of any pending investigation, Tax audit or deficiencies of any of the Borrower or any of its Restricted Subsidiaries by any taxing authority that are reasonably likely to result in a Material Adverse Effect or proposed Tax assessments against any of the Borrower or any of its Restricted Subsidiaries that would, individually or in the aggregate, if made, result in a Material Adverse Effect.

Section 5.11 ERISA; Foreign Pension Plans; Employee Benefit Arrangements.

(a) ERISA.

(i) Except as would not reasonably be expected to have a Material Adverse Effect, there are no Unfunded Liabilities (A) with respect to the Borrower or any of its Restricted Subsidiaries and (B) with respect to any ERISA Affiliate; provided that for purposes of this Section 5.11(a)(i)(B) only, Unfunded Liabilities means the amount (if any) by which the projected benefit obligation exceeds the value of the plan’s assets as of its last valuation date using the actuarial assumptions and methods being used by the plan’s actuaries for making such determination.

(ii) Each Plan and Employee Benefit Arrangement, other than a Multiemployer Plan, complies in all respects with the applicable requirements of ERISA and the Code (including pursuant to any applicable correction procedures under applicable Law, as appropriate), and each of the Borrower and each of its Restricted Subsidiaries complies in all respects with the applicable requirements of ERISA and the Code with respect to all Multiemployer Plans to which it contributes, except, in each case, to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

(iii) Except as would not reasonably be expected to have a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

(iv) Neither the Borrower nor any of its Restricted Subsidiaries: (A) is or has been within the last six years a party to any Multiemployer Plan; or (B) has completely or partially withdrawn from any Multiemployer Plan except, in each case, that would not reasonably be expected to have a Material Adverse Effect.

(v) Neither the Borrower nor any of its Restricted Subsidiaries has any contingent liability with respect to any postretirement benefit under a Welfare Plan that could reasonably be expected to have a Material Adverse Effect.

(b) Foreign Pension Plans. Each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable Laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities except to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Restricted Subsidiaries has incurred any obligation in an amount that would reasonably be expected to have a Material Adverse Effect in connection with the termination of or withdrawal from any Foreign Pension Plan.

(c) Employee Benefit Arrangements.

(i) All liabilities under the Employee Benefit Arrangements are (A) funded to at least the minimum level required by Law or, if higher, to the level required by the terms governing the Employee Benefit Arrangements, (B) insured with a reputable insurance company, (C) provided for or recognized in the financial statements most recently delivered to the Administrative Agent pursuant to Section 6.01 hereof or (D) estimated in the formal notes to the financial statements most recently delivered to the Administrative Agent pursuant to Section 6.01 hereof, where any such failure to fund, insure, provide for, recognize or estimate the liabilities arising under such arrangements could reasonably be expected to have a Material Adverse Effect.

(ii) There are no circumstances which may give rise to a liability in relation to the Employee Benefit Arrangements which are not funded, insured, provided for, recognized or estimated in the manner described in clause (i) above and which could reasonably be expected to have a Material Adverse Effect.

(iii) The Borrower and each of its Restricted Subsidiaries is in compliance with all applicable Laws, trust documentation and contracts relating to the Employee Benefit Arrangements (including pursuant to any applicable procedures under applicable Law, as appropriate), except as would not reasonably be expected to have a Material Adverse Effect.

Section 5.12 Subsidiaries; Equity Interests. Schedule 5.12 sets forth a complete and accurate list as of the Closing Date (after giving effect to the consummation of the Acquisition) of all Subsidiaries of the Borrower, the jurisdiction of formation of each such Subsidiary and whether each such Subsidiary is a Guarantor. The Perfection Certificate sets forth as of the Closing Date (after giving effect to the consummation of the Acquisition) the number and percentage of outstanding shares of each class of Equity Interests of each such Subsidiary owned directly by each Loan Party. All the outstanding Equity Interests of each Restricted Subsidiary of the Borrower are validly issued, fully paid and non-assessable (to the extent applicable and except as may arise under mandatory, nonwaivable provisions of applicable law) and were not issued in violation of the preemptive rights of any shareholder and, as of the Closing Date (after giving effect to the consummation of the Acquisition), those owned by the Loan Parties directly are free and clear of all Liens (other than those arising under the Collateral Documents and the ABL Credit Agreement and Loan Documents (as defined in the ABL Credit Agreement)). Other than as set forth in the Perfection Certificate, as of the Closing Date (after giving effect to the consummation of the Acquisition), no Restricted Subsidiary has outstanding any Equity Equivalents nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Equity Interests.

Section 5.13 Margin Regulations; Investment Company Act.

(a) Neither the Borrower nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock in violation of Regulation T, U or X. None of the transactions contemplated by this Agreement (including the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act, the Exchange Act or Regulation T, U or X.

(b) None of the Loan Parties is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended.

Section 5.14 Disclosure. No written financial statement, certificate or other information (other than projections, budgets, estimates and other forward looking information or information of a general or industry specific nature), furnished in writing concerning the Borrower, the Company or any of their respective Restricted Subsidiaries by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading. With respect to projections, budgets, estimates and other forward-looking information, the Borrower represents that such information was prepared in good faith based upon assumptions believed to be reasonable by the preparer thereof at the time made (it being understood and agreed that projections as to future events are not to be viewed as facts or guaranties of future performance, that actual results during the period or periods covered by such projections may differ from the projected results and that such differences may be material and that the Loan Parties make no representation and warranty that such projections will in fact be realized).

Section 5.15 Compliance with Law. Each of the Borrower and its Restricted Subsidiaries is in compliance with all requirements of Law applicable to it or to its properties, except for any such failure to comply which could not reasonably be expected to cause a Material Adverse Effect. To the knowledge of the Loan Parties, neither the Borrower nor any of its Restricted Subsidiaries nor any of their respective material properties or assets is in default with respect to any judgment, writ, injunction, decree or order of any court or other Governmental Authority which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, neither the Borrower nor any of its Restricted Subsidiaries has received any written communication from any Governmental Authority that alleges that any of the Borrower or any of its Restricted Subsidiaries is not in compliance in any material respect with any Law, except for allegations that have been satisfactorily resolved and are no longer outstanding or which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.16 Intellectual Property. Each of the Borrower and each of its Restricted Subsidiaries owns, or possesses the right to use, all of the Intellectual Property that is reasonably necessary for the operation of its respective business, without conflict (to the knowledge of the Loan Parties) with the rights of any other Person except for those conflicts which could not reasonably be expected to have a Material Adverse Effect.

Section 5.17 Use of Proceeds. The proceeds of (a) the Term Loans funded on the Closing Date were used by the Borrower or its Subsidiaries on the Closing Date to consummate the Transactions and to pay related costs and expenses and (b) Incremental Term Loans will be used by the Borrower after the Closing Date, to provide for ongoing working capital requirements of the Borrower and its Subsidiaries and for general corporate purposes, including Permitted Acquisitions, Investments and Restricted Payments hereunder.

Section 5.18 Solvency. On the Closing Date, the Borrower and its Subsidiaries (on a consolidated basis) are Solvent.

Section 5.19 Collateral Documents.

(a) Article 9 Collateral. The Security Agreement, when executed and delivered, is effective to create in favor of the Collateral Agent, for the benefit of the Finance Parties, a legal, valid and enforceable security interest in the Collateral described therein and, when financing statements in appropriate form are filed in the offices specified on Schedule 7 to the Perfection Certificate and the Pledged Securities are delivered to the Collateral Agent, the Security Agreement shall constitute a fully perfected Lien on all right, title and interest of the grantors thereunder in such of the Collateral in which a security interest can be created under Article 9 of the UCC and can be perfected under Article 9 of the UCC by filing or by possession thereof, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens, and except for (i) certain items of Collateral with respect to which such Lien may be perfected only by possession thereof where the failure of the Collateral Agent to have possession thereof is expressly permitted pursuant to the Security Agreement and (ii) certain items of Collateral located in or otherwise subject to foreign law where the grant of a Lien or priority and perfection thereof in accordance with the UCC may not be recognized or enforceable.

(b) Intellectual Property. When (i) financing statements in the appropriate form are filed in the offices specified on Schedule 7 to the Perfection Certificate, (ii) the Patent Security Agreement, substantially in the form of Exhibit II to the Security Agreement and the Trademark Security Agreement, substantially in the form of Exhibit III to the Security Agreement, are each filed in the United States Patent and Trademark Office and (iii) the Copyright Security Agreement, substantially in the form of Exhibit IV to the Security Agreement, is filed in the United States Copyright Office, then, to the extent that Liens may be perfected by such filings, the Security Agreement shall constitute a fully perfected first priority Lien on all right, title and interest of the grantors thereunder in the United States patents, trademarks, copyrights, licenses and other intellectual property rights covered in such agreements, (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on U.S. issued patents, patent applications, registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the Closing Date).

(c) Status of Liens. The Collateral Agent, for the benefit of the Finance Parties, has the Liens provided for in the Collateral Documents and, subject to the filing by the Collateral Agent of continuation statements to the extent required by the UCC and to the qualifications and limitations set forth in clauses (a) and (b) above, the Collateral Documents are sufficient to constitute valid and continuing liens of record and first priority perfected security interests in all the Collateral (other than Permitted Liens and subject to the Intercreditor Agreement) referred to therein, except (i) as priority may be affected by Permitted Liens as a result of the Collateral Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Documents, (ii) for certain items of Collateral located in or otherwise subject to foreign law where the grant of a Lien or priority and perfection thereof in accordance with the UCC may not be recognized or enforceable and (iii) exceptions to perfection set forth in the Collateral Documents.

(d) Mortgages. Each Mortgage, when executed and delivered, is effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Finance Parties, legal, valid and enforceable first priority Liens on all of the Loan Parties’ right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, subject only to Permitted Liens, and when the Mortgages are filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Section 6.09, the Mortgages shall constitute fully perfected Liens on all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than Permitted Liens.

Section 5.20 Senior Indebtedness. The Senior Credit Obligations constitute “Senior Indebtedness” (or any comparable term) under and as defined in the documentation governing Subordinated Indebtedness.

Section 5.21 International Trade Laws; Sanctions.

(a) The Borrower, its Subsidiaries and their respective officers and directors, and to the knowledge of the Borrower and its Subsidiaries, its Affiliates, employees and agents, are in compliance with International Trade Laws in all material respects and are not engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person.

(b) None of the Borrower, any Subsidiary, any Affiliate or any of their respective directors, officers or employees, or, to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary is or is owned or controlled by Persons that are a Sanctioned Person.

(c) None of the Borrower, any Subsidiary or any Affiliate (a) is subject to or has received notice of any proceeding or investigation (but for the avoidance of doubt, excluding any routine request for information) by any governmental authority in connection with any violation by any of them of any International Trade Laws, except for Routine Regulatory Deviations; or (b) has been convicted by any governmental authority due to a violation of any International Trade Laws.

(d) The Borrower, its Subsidiaries and any Affiliate have obtained all export licenses or other authorizations and invoked all license exceptions related to any activity governed by International Trade Laws, including authorizations (whether licenses, approvals, license exceptions or license exemptions) required for (i) the export and re-export of products, services, software and technologies and (ii) releases of technologies and software to non-U.S. nationals whether located in the United States and abroad (“Export Approvals”), except where the failure to obtain such Export Approvals constitutes a Routine Regulatory Deviation.

(e) The Borrower, its Subsidiaries and any Affiliate are in compliance with the terms of all applicable Export Approvals, except when the failure to so comply constitutes a Routine Regulatory Deviation.

(f) There are no pending or threatened claims against (i) Borrower or any Subsidiary or (ii) to the knowledge of the Borrower, the Company or any agent of the Borrower with respect to such Export Approvals, in each case, except for Routine Regulatory Deviations.

(g) The Borrower and each of its Subsidiaries and Affiliates is in compliance in all material respects with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the Patriot Act. The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of funding (x) any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (y) any other transaction that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(h) As of the Amendment No. 5 Effective Date, the information included in the Beneficial Ownership Certificate is true and correct in all respects.

Section 5.22 Anti-Corruption Laws. The Borrower and its Subsidiaries and their respective officers and directors, and to the knowledge of the Borrower and its Subsidiaries, its Affiliates, employees and agents, have conducted their businesses in compliance, in all material respects, with any applicable Laws relating to anti-bribery or anti-corruption, including but not limited to the United States Foreign Corrupt Practices Act of 1977, as amended (“Anti-Corruption Laws”), and will maintain policies and procedures designed to promote and achieve compliance, in all material respects, with such laws and with the representation and warranty contained herein. The Borrower will not use, directly or indirectly, any proceeds of the Loans or lend, contribute or otherwise make available such proceeds to any Person, in violation of Anti-Corruption Laws.

Section 5.23 No Default. Neither the Borrower nor any Restricted Subsidiary thereof is in default under or with respect to any Material Indebtedness that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.24 Labor Relations. There are no grievances, disputes or controversies with any union or other organization of the Borrower’s or any Restricted Subsidiary’s employees, or, to the Borrower’s knowledge, any threatened strikes, work stoppages or demands for collective bargaining, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

ARTICLE VI.

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 6.01 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent, on behalf of each Lender (except that the items described in Sections 6.01(e) and (f) below shall not be disseminated to Public Lenders unless otherwise disseminated publicly by a Loan Party or identified as “Public” information in accordance with Section 10.02 by a Loan Party):

(a) within ninety (90) days after the end of each fiscal year of the Borrower, an audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows for the Borrower and its Consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, with such audited balance sheet and related consolidated financial statements reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than solely with respect to, or resulting solely from an upcoming maturity date under the Facilities, any Incremental Facilities or any Credit Agreement Refinancing Indebtedness occurring within one year from the time such opinion is delivered or any potential inability to satisfy a financial maintenance covenant with respect to any Facility, any Incremental Facility or any Credit Agreement Refinancing Indebtedness on a future date or in a future period)) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a condensed consolidated balance sheet and related statements of income or operations and cash flows for the Borrower and its Consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, commencing with the fiscal quarter ending June 30, 2016, a Compliance Certificate of a Financial Officer of the Borrower (x) with respect to clauses (a) and (b), certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (y) with respect to clause (a), setting forth in reasonable detail the calculation of the Excess Cash Flow;

(d) concurrently with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, calculations reflecting the adjustments necessary to eliminate the financial results of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

(e) as soon as available, but in any event not more than sixty-five (65) days after the end of each fiscal year of the Borrower, a copy of the annual budget and projected consolidated balance sheet, income statement (or statement of operations) and cash flow statement of the Borrower for each quarter of the fiscal year then in progress as customarily prepared by management of the Borrower for its internal use;

(f) promptly after any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as may be reasonably requested by the Administrative Agent, subject, in all respects to any confidentiality and/or legal privilege;

(g) promptly upon an ERISA Event that is reasonably likely to result in material liability for the Borrower or upon request by the Administrative Agent, the most recently prepared actuarial reports in relation to the Employee Benefit Arrangements for the time being operated by the Borrower or any of its Restricted Subsidiaries which are prepared in order to comply with the then current statutory or auditing requirements within the relevant jurisdiction.

Promptly upon request by the Administrative Agent, the Borrower shall also furnish the Administrative Agent and the Lenders with such additional information concerning any Plan, Foreign Pension Plan or Employee Benefit Arrangement as may be reasonably requested, including, but not limited to, with respect to any Plans, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each “plan year” (within the meaning of Section 3(39) of ERISA); and

(h) (i) any change in the information provided in the Beneficial Ownership Certification that would result in the Borrower no longer being excluded from the definition of “legal entity customer” under the Beneficial Ownership Regulation, and (ii) upon the request therefor, such other information and documentation required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including, without limitation, the PATRIOT Act), as from time to time reasonably requested by the Administrative Agent or any Lender.

Section 6.02 Notices of Material Events. The Borrower will, upon knowledge thereof by a Responsible Officer, furnish to the Administrative Agent prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against the Borrower or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event or Foreign Benefit Event that, alone or together with any other ERISA Events or Foreign Benefit Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(d) any other development that results in, or would reasonably be expected to have a Material Adverse Effect.

Section 6.03 Existence; Conduct of Business. The Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations and intellectual property rights material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; except in each case (x) to the extent (other than with respect to the preservation of the existence of the Borrower) that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (y) pursuant to any merger, consolidation, liquidation, dissolution or Disposition permitted by Article VII.

Section 6.04 Payment of Tax Obligations. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay its Tax liabilities, that, if not paid, would reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 6.05 Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business, including the Mortgaged Property, in good working order and condition, ordinary wear and tear excepted, except if the failure to so keep and maintain would not reasonably be expected to have a Material Adverse Effect and (b) maintain with carriers that the Borrower believes are financially sound and reputable (i) insurance in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are prudent in the reasonable business judgment of the Borrower’s officers and (ii) all insurance required pursuant to the Mortgages; provided that, notwithstanding the foregoing, in no event shall the Borrower or any Restricted Subsidiary be required to obtain or maintain insurance that is more restrictive than its normal course of practice (it being understood that if any Mortgaged Property is in a flood hazard area, such evidence of flood insurance shall be in such amounts and in such form as reasonably acceptable to the Administrative Agent). Each such policy of insurance shall as appropriate, (i) name the Collateral Agent as an additional insured thereunder as its interests may appear and/or (ii) in the case of each casualty insurance policy, contain a mortgagee/loss payable clause or endorsement that names the Collateral Agent as the mortgagee/loss payee thereunder.

Section 6.06 Books and Records; Inspection Rights. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and applicable law are made of all material financial dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent (pursuant to a request made through the Administrative Agent), at reasonable times upon reasonable prior notice (but not more than once annually if no Event of Default shall exist), to visit and inspect its properties, to examine and make extracts from its books and records, including examination of its environmental assessment reports and Phase I or Phase II studies, if any, and to discuss its affairs, finances and condition with its officers, all at such reasonable times, as often as reasonably requested and at the expense of the Borrower. The Borrower acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Borrower and its Restricted Subsidiaries’ assets for internal use by the Administrative Agent and the Lenders.

Section 6.07 Compliance with Laws. The Borrower will, and will cause the Acquired Business and each Restricted Subsidiary of the foregoing, to comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, in each case except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 6.08 Use of Proceeds. The Borrower has or will use the proceeds of the Loans solely for the purposes set forth in Section 5.17. No part of the proceeds of any Loan have or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X.

Section 6.09 Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances.

(a) Within the time periods specified in ~~the last paragraph~~clause (d) of this Section 6.09, after (i) any Person becomes a Restricted Subsidiary that is not an Excluded Subsidiary or an Excluded Tax Subsidiary, (ii) any Excluded Subsidiary (other than an Excluded Tax Subsidiary) that is not an Unrestricted Subsidiary or an Excluded Tax Subsidiary ceases to be an Excluded Subsidiary or (iii)

an Excluded Tax Subsidiary that is not an Unrestricted Subsidiary or an Excluded Subsidiary ceases to be an Excluded Tax Subsidiary (each, a “New Loan Party”) (including, in each case, for the avoidance of doubt, a Restricted Subsidiary that is no longer an Excluded Subsidiary), in each case, the Borrower shall promptly provide the Administrative Agent with written notice thereof and shall cause each such New Loan Party to deliver to the Administrative Agent (x) a guaranty or a joinder to the Guaranty Agreement in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the Loan Parties’ obligations under the Finance Documents and (y) a joinder to all applicable Collateral Documents then in existence, in each case as specified by, and in form and substance reasonably satisfactory to, the Administrative Agent, securing payment of all the Finance Obligations of such New Loan Party under the Finance Documents, accompanied by appropriate corporate resolutions, other corporate documentation and customary legal opinions as may be reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent and its counsel.

(b) The Borrower will, and will cause each other Loan Party to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created by the Collateral Documents, all at the expense of the Borrower.

(c) If any asset constituting Collateral is acquired by a Loan Party after the Closing Date (other than Excluded Property and assets constituting Collateral under the Collateral Documents that become subject to the Lien in favor of the Collateral Agent upon acquisition thereof), the Borrower will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, the Borrower will cause such Collateral to be subject to a Lien securing the Finance Obligations and will take, and cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in clause (c) above, all at the expense of the Borrower; provided that, with respect to Equity Interests, such actions will be limited to those specified in clause (b) above.

(d) Notwithstanding the foregoing, with respect to (x) any property (other than Excluded Property) owned on or acquired after the Closing Date, the Loan Parties shall have one hundred twenty (120) days after the date hereof or date of acquisition thereof as applicable, or (y) any New Loan Party, the Loan Parties shall have ninety (90) days after the date such Person becomes a New Loan Party (or in each case, such later date as may be agreed upon by the Administrative Agent in the exercise of its reasonable discretion with respect thereto), in each case of the foregoing, to take the actions required by this Section.

Section 6.10 Designation of Subsidiaries. The Borrower may, at any time from and after the Closing Date, designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Borrower shall be in compliance, on a Pro Forma Basis, with a Total Leverage Ratio not to exceed ~~2.75~~3.25:1.00 (and as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance), (iii) if a Restricted Subsidiary is being designated as an Unrestricted Subsidiary hereunder, such Restricted Subsidiary, together with all other Unrestricted Subsidiaries as of such date of designation, must not have contributed greater than 10% of the Borrower’s Consolidated EBITDA (calculated inclusive of all Unrestricted Subsidiaries), as of the most recently ended fiscal quarter of the Borrower, for the period of four (4) consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 6.01 and (iv) each Subsidiary designated as a “restricted subsidiary” under the ABL Facility shall be designated as a Restricted Subsidiary hereunder. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the applicable Loan Party therein at the date of designation in an amount equal to the fair market value of the applicable Loan Party’s investment therein (as determined in good faith by the Borrower). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the applicable Loan Party in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of such Loan Party’s Investment in such Subsidiary. Notwithstanding the foregoing, the Borrower shall not be permitted to be an Unrestricted Subsidiary.

Section 6.11 Ratings. Until the Term Loans are paid in full and terminated in accordance with this Agreement, the Borrower shall use commercially reasonable efforts to cause (x) S&P and Moody’s to continue to issue ratings for the Term Loans, (y) Moody’s to continue to issue a corporate family rating (or the equivalent thereof) of the Borrower and (z) S&P to continue to issue a corporate credit rating (or the equivalent thereof) of the Borrower (it being understood, in each case, that such obligation shall not require the Borrower to maintain a specific rating).

Section 6.12 Compliance with Environmental Laws. Each of the Loan Parties and Restricted Subsidiaries will comply, and use commercially reasonable efforts to cause all lessees and other Persons occupying real property of any Loan Party to comply, with all Environmental Laws and Environmental Permits applicable to its operations, real property and facilities; obtain and renew all material Environmental Permits applicable to its operations, real property and facilities; and conduct all investigations, response and other corrective actions to address the Release or threat of Release of Hazardous Materials to the extent required by, and in accordance with, Environmental Laws, except in each case for any such failure which would not be reasonably expected to have a Material Adverse Effect; provided that no Loan Party or Restricted Subsidiary shall be required to undertake any such action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

Section 6.13 Sanctions; International Trade Laws. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries, and their respective officers, directors, employees and agents with International Trade Laws and will conduct its business in compliance with International Trade Laws, in all material respects.

Section 6.14 Post-Closing Obligations. Each of the Loan Parties shall deliver to the Administrative Agent the documents set forth on Schedule 6.14, within the time limits specified on such Schedule or such later date agreed by the Administrative Agent in its sole discretion.

ARTICLE VII.

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 7.01 Indebtedness. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a) the Finance Obligations;

(b) Indebtedness existing on the Closing Date and set forth in Schedule 7.01 and any Permitted Refinancing Indebtedness in respect thereof;

(c) Indebtedness of the Borrower to any Subsidiary and of any Restricted Subsidiary to the Borrower or any other Subsidiary; provided that Indebtedness of any Restricted Subsidiary that is not a Loan Party to any Loan Party shall be subject to, and shall comply with, clause (i) of the proviso set forth in Section 7.04(d) or Section 7.04(v);

(d) Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness or other obligations of (i) the Borrower or (ii) any Subsidiary; provided that, in the case of clause (ii), the aggregate amount of Indebtedness and other payment obligations (other than in respect of any overdrafts and related liabilities arising in the ordinary course of business from treasury, depository and cash management services or in connection with any automated clearing-house transfer of funds) of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be permitted under clause (i) of the proviso set forth in Section 7.04(d) or Section 7.04(v);

(e) Indebtedness of the Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction, repair or improvement of any fixed or capital assets, including Capital Lease Obligations, Synthetic Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and any Permitted Refinancing Indebtedness in respect thereof; provided that (i) such Indebtedness (but not any Permitted Refinancing Indebtedness in respect thereof) is incurred prior to or within two hundred seventy (270) days after such acquisition or the completion of such construction, repair or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed the greater of (x) $~~75,000,000~~150,000,000 and (y) 3% of Consolidated Total Assets for the most recently completed Test Period at any time outstanding;

(f) Indebtedness of the Borrower or any Restricted Subsidiary as an account party in respect of trade letters of credit in the ordinary course of business;

(g) Indebtedness owed in respect of any services covered by Secured Cash Management Agreements and any other Indebtedness in respect of netting services, business credit card programs, overdraft protection and other treasury, depository and cash management services or incurred in connection with any automated clearing-house transfers of funds or any cash pooling arrangement, and to the extent constituting Indebtedness, obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business;

(h) Indebtedness under bid bonds, performance bonds, surety bonds and similar obligations, in each case, incurred by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business, including guarantees or obligations with respect to letters of credit supporting such bid bonds, performance bonds, surety bonds and similar obligations, and other Indebtedness in respect of surety bonds and similar instruments incurred to the extent necessary to stay judgments that do not constitute an Event of Default under Section 8.01(j);

(i) Indebtedness of the Borrower or any Restricted Subsidiary in respect of Swap Agreements entered into not for speculative purposes (i) to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Restricted Subsidiaries) or (ii) in order to cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment or any currency exposure of the Borrower or any Restricted Subsidiary;

(j) Indebtedness of Foreign Subsidiaries, and guarantees thereof by Foreign Subsidiaries, in an aggregate principal amount not to exceed the greater of (x) $~~75,000,000~~150,000,000 and (y) 3% of Consolidated Total Assets for the most recently completed Test Period at any time outstanding;

(k) Guarantees of Indebtedness of directors, officers, employees, consultants, agents and advisors of the Borrower or any of its Restricted Subsidiaries in respect of expenses of such Persons in connection with relocations and other ordinary course of business purposes, if the aggregate amount of Indebtedness so Guaranteed, when added to the aggregate amount of unreimbursed payments theretofore made in respect of such Guarantees and the amount of loans and advances then outstanding under Section 7.04(o), shall not at any time exceed $15,000,000;

(l) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties, surety bonds or performance bonds securing the performance of the Borrower or any of its Restricted Subsidiaries pursuant to such agreements, in connection with Permitted Acquisitions, the Acquisition or permitted Dispositions;

(m) Indebtedness representing installment insurance premiums owing in the ordinary course of business or representing financing of insurance premiums in the ordinary course of business;

(n) Indebtedness representing deferred compensation, severance, pension, and health and welfare retirement benefits or the equivalent to current and former employees of the Borrower and its Restricted Subsidiaries established in the exercise of the Borrower’s reasonable business judgment or existing on the Closing Date;

(o) unsecured Indebtedness arising out of judgments not constituting an Event of Default;

(p) Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Closing Date, or Indebtedness of any Person that is assumed by any Restricted Subsidiary in connection with an acquisition of assets by such Restricted Subsidiary in a Permitted Acquisition or other Investment permitted hereunder, and any refinancing, renewal, extension or replacement in respect thereof; provided that (A) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assets being acquired and (B) neither the Borrower nor any Restricted Subsidiary (other than such Person or the Restricted Subsidiary with which such Person is merged or consolidated or that so assumes such Person’s Indebtedness) shall Guarantee or otherwise become liable for the payment of such Indebtedness;

(q) Permitted Indebtedness;

(r) other Indebtedness of the Borrower and its Restricted Subsidiaries in an aggregate outstanding principal amount not in excess of the greater of (x) $~~125,000,000~~250,000,000 and (y) 5% of Consolidated Total Assets for the most recently completed Test Period;

(s) (i) Credit Agreement Refinancing Indebtedness that is not incurred pursuant to a Refinancing Amendment; provided that (A) such Indebtedness is not secured by any property or assets of any Loan Party or any Subsidiary other than the Collateral and (B) the security agreements, if any, relating to such Indebtedness are substantially the same as the Collateral Documents (as determined in good faith by the Borrower and the Administrative Agent) and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(t) (i) Indebtedness under the ABL Facility and any Permitted Refinancing Indebtedness in respect thereof; provided that the aggregate principal amount of Indebtedness incurred under and in reliance on this Section 7.01(t)(i) shall not exceed the greater of (x) $150,000,000 and (y) the Borrowing Base (as defined in the ABL Credit Agreement) at any time outstanding and (ii) the amount of obligations in respect of any Secured Cash Management Agreement (as defined in the ABL Credit Agreement), any Secured Swap Agreement (as defined in the ABL Credit Agreement) and any Permitted Refinancing Indebtedness in respect thereof; ~~and~~

(u) Indebtedness incurred outside of this Agreement consisting of letters of credit, bank guarantees and foreign lines of credit in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $~~75,000,000.~~ 150,000,000 and (y) 3% of Consolidated Total Assets for the most recently completed Test Period; and

(v) Incremental Equivalent Debt and any Permitted Refinancing Indebtedness in respect thereof; provided that it shall be a condition precedent to the effectiveness of any Incremental Equivalent Debt that (x) after giving effect thereto, the Incremental Amount does not exceed the Incremental Cap, and (y) no Default or Event of Default shall have occurred and be continuing immediately prior to or immediately after giving effect to such Incremental Equivalent Debt.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.01. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.

Notwithstanding anything to the contrary contained in this Agreement, Indebtedness incurred pursuant to the ABL Facility (and any Permitted Refinancing Indebtedness in respect thereof) may only be incurred pursuant to Section 7.01(t)(i).

Section 7.02 Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except the following (collectively, “Permitted Liens”):

(a) Liens created pursuant to any Loan Document;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the Closing Date and set forth in Schedule 7.02 and any modifications, renewals and extensions thereof and any Lien granted as a replacement or substitute therefor; provided that (i) such replacement or substitute Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary other than improvements thereon or proceeds from the disposition of such property or asset and (ii) such replacement or substitute Lien shall secure only those obligations which it secures on the Closing Date and any Permitted Refinancing Indebtedness in respect thereof;

(d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the Closing Date prior to the time such Person becomes a Restricted Subsidiary (or such merger or consolidation occurs) and any modifications, replacements, renewals or extensions thereof, in each case, other than Liens on the Equity Interests of a Person that becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation), as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary (other than, in the case of any such merger or consolidation, the assets of any Subsidiary without significant assets that was formed solely for the purpose of effecting such acquisition) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged or consolidated), as the case may be, and any refinancing, extensions, renewals or replacements thereof that do not increase the outstanding principal amount thereof;

(e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary; provided that (i) such Liens secure Indebtedness permitted by Section 7.01(e) and obligations relating thereto not constituting Indebtedness in respect thereof and (ii) such Liens shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary other than improvements thereon or proceeds from the disposition of such property or assets; provided further that in the event Indebtedness under Section 7.01(e) is owed to any Person with respect to financing under a single credit facility of more than one purchase of any fixed or capital assets, such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person under such credit facility;

(f) (i) Dispositions of assets not prohibited by Section 7.03 and in connection therewith, customary rights and restrictions contained in agreements relating to such Dispositions pending the completion thereof, or in the case of a license, during the term thereof and (ii) any option or other agreement to Dispose any asset not prohibited by Section 7.03;

(g) in the case of (A) any Subsidiary that is not a wholly-owned Subsidiary or (B) the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the Organizational Documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(h) any interest or title of a lessor under any lease or sublease entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business and other statutory and common law landlords’ liens under leases;

(i) any interest or title of a licensor under any license or sublicense entered into by the Borrower or any Restricted Subsidiary as a licensee or sublicensee (A) existing on the Closing Date or (B) in the ordinary course of its business;

(j) licenses, sublicenses, leases or subleases granted to other Persons permitted under Section 7.03;

(k) Liens on earnest money deposits of cash or Cash Equivalents made, or escrow or similar arrangements entered into, in connection with any Permitted Acquisition or other Investment permitted pursuant to Section 7.04 or other acquisitions, Dispositions or transactions not prohibited hereunder;

(l) Liens in the nature of the right of setoff in favor of counterparties to purchase orders or other contractual agreements with the Loan Parties in the ordinary course of business;

(m) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods by or to the Borrower or any Restricted Subsidiary and entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(n) Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and (ii) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of banker’s acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or such other goods in the ordinary course of business;

(o) Liens on the assets and equity interests of non-Guarantor Foreign Subsidiaries that secure only Indebtedness or other obligations of such non-Guarantor Foreign Subsidiaries permitted hereunder;

(p) Liens on insurance policies and the proceeds thereof securing Indebtedness permitted by Section 7.01(m);

(q) Liens (i) of a collection bank arising under Section 4-208 of the UCC (or other applicable Law) on the items in the course of collection, (ii) in connection with any cash pooling arrangement and (iii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(r) Liens arising from UCC financing statements or similar filings (i) made as a precautionary measure in respect of operating leases entered into by the Borrower or any of its Subsidiaries, or (ii) made to evidence or perfect the sale or assignment of accounts receivable pursuant to a Disposition permitted under this Agreement;

(s) Liens in favor of Borrower or any Guarantor securing Indebtedness permitted under Section 7.01(c);

(t) Liens on the Collateral securing Indebtedness permitted pursuant to ~~Section~~Sections 7.01(s ) and 7.01(v); provided that such Liens shall either be (i) pari passu with the Liens on the Collateral securing the Senior Credit Obligations on the terms set forth in a Pari Passu Intercreditor Agreement or (ii) junior to the Liens on the Collateral securing the Finance Obligations on the terms set forth in a Junior Lien Intercreditor Agreement;

(u) Liens on assets of the Borrower and its Restricted Subsidiaries not otherwise permitted above so long as the aggregate amount of obligations subject to such Liens does not immediately after giving effect to the incurrence of such obligations exceed the greater of (x) $~~125,000,000~~250,000,000 and (y) 5% of Consolidated Total Assets for the most recently completed Test Period;

(v) Liens securing (i) obligations in respect of Indebtedness permitted under Section 7.01(t)(i), (ii) obligations in respect of any Secured Cash Management Agreement, (iii) obligations in respect of any Swap Agreement with any Swap Creditor, and (iv) obligations in respect of any Secured Cash Management Agreement (as defined in the ABL Credit Agreement) or obligations in respect of any Secured Swap Agreement (as defined in the ABL Credit Agreement) permitted under Section 7.01(t)(ii) (or, in each case, any Permitted Refinancing Indebtedness in respect thereof) that are, in each case of the foregoing clauses (i) and (iv), subject to the Intercreditor Agreement;

(w) Liens securing Indebtedness permitted under Section 7.01(u);

(x) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.04;

(y) Liens (i) on cash and Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness and (ii) in favor of a trustee in an indenture relating to any Indebtedness to the extent such Liens secure only customary compensation and reimbursement obligations of such trustee; and

(z) Assignments of insurance or condemnation proceeds relating to any property provided to landlords (or their mortgagees) pursuant to the terms of any lease of such property.

Section 7.03 Fundamental Changes and Asset Sales.

(a) The Borrower will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or Dispose of (in one transaction or in a series of transactions) its assets (including pursuant to a Sale/Leaseback Transaction), or any of the Equity Interests of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that:

(i) (x) any Person may merge into or consolidate with the Borrower in a transaction in which the Borrower is the surviving corporation and (y) any Subsidiary may liquidate, dissolve or wind up its affairs so long as the Borrower determines in good faith that such liquidation, dissolution or winding up is in the best interest of the Borrower and its Subsidiaries and is not materially disadvantageous to the Lenders;

(ii) any (x) Person (other than the Borrower) may merge into or consolidate with any Restricted Subsidiary in a transaction in which the surviving entity is such Restricted Subsidiary (provided that any such merger or consolidation involving a Subsidiary Guarantor must result in the surviving entity remaining or becoming a Subsidiary Guarantor) and any (y) non-Loan Party may merge into or consolidate with the Borrower or any Subsidiary of the Borrower (provided that any such merger or consolidation involving a Subsidiary Guarantor must result in the surviving entity remaining or becoming a Subsidiary Guarantor);

(iii) any Restricted Subsidiary (other than the Borrower) may merge into or consolidate with any Person in a transaction permitted under clauses (xi) and (xiii) hereunder in which the surviving entity is not a Subsidiary;

(iv) any Restricted Subsidiary (other than the Borrower) may Dispose of any or all of its assets (upon voluntary liquidation, dissolution or otherwise) to the Borrower or any other Restricted Subsidiary (except that a Loan Party may only Dispose of its assets under this clause (a)(iv) to the Borrower or another Loan Party);

(v) sales, transfers and other Dispositions of inventory in the ordinary course of business, used, worn out, obsolete or surplus property and cash and Cash Equivalents in the ordinary course of business, and the assignment, cancellation, abandonment or other Disposition of Intellectual Property that is, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or necessary in the conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(vi) (x) Dispositions (including Equity Interests of Subsidiaries) or exclusive licenses to the Borrower or any Restricted Subsidiary; provided that (i) any such Disposition or exclusive license made by a Loan Party to a Restricted Subsidiary that is not a Loan Party shall be made in compliance with Section 7.04 and (ii) Equity Interests of a Loan Party may not be transferred to a Subsidiary that is not a Loan Party or (y) Dispositions by the Borrower or any Restricted Subsidiary to any Subsidiary that is not a Restricted Subsidiary in an amount not to exceed the greater of (x) $~~25,000,000~~150,000,000 and (y) 5% of Consolidated Total Assets for the most recently completed Test Period per fiscal year;

(vii) (x) Dispositions or the discount or sale, in each case without recourse, of receivables arising in the ordinary course of business, and (y) Dispositions of accounts receivable in connection with the collection or compromise thereof;

(viii) leases, subleases, licenses or sublicenses of property to other Persons in the ordinary course of business not materially interfering with the business of the Borrower and the Restricted Subsidiaries taken as a whole;

(ix) subject to Section 2.08(b)(ii), dispositions of property as a result of a Casualty Event involving such property or any disposition of real property to a Governmental Authority as a result of a Condemnation of such real property;

(x) Dispositions of investments in joint ventures, to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(xi) Dispositions of assets or Equity Interests; provided that (i) the consideration received for such assets or Equity Interests shall be in an amount at least equal to the fair market value thereof (determined by a Responsible Officer ~~or, for any Disposition in reliance on this Section 7.03(a)(xi) of assets in one transaction or a series of related transactions with Net Cash Proceeds in excess of $10,000,000, in good faith by the Board of Directors of the Borrower~~) and no less than 75% thereof shall be paid in cash or Cash Equivalents, (ii) the Net Cash Proceeds of such Dispositions do not exceed an aggregate amount of $200,000,000 calculated from and after the Amendment No. 5. Effective Date, (iii) such Dispositions are consummated within ~~twenty-four~~forty-two (~~24~~42) months following the Amendment No. 5 Effective Date and (iv) no Event of Default shall have occurred or be continuing or result therefrom;

(xii) the surrender, waiver or settlement of contractual rights or claims and litigation claims in the ordinary course of business;

(xiii) Dispositions of Equity Interests in any Subsidiary acquired in connection with a Permitted Acquisition, in each case pursuant to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or the exercise of warrants, options or other securities convertible into or exchangeable for the Equity Interests of such Subsidiary, so long as such rights, plans, warrants, options or other securities were not entered into or issued in connection with or in contemplation of such Person becoming a Subsidiary;

(xiv) Transactions permitted under Section 7.02, 7.04 and 7.06, in each case, solely to the extent constituting Dispositions hereunder;

(xv) Permitted Restructuring Transactions;

(xvi) other Dispositions of assets or Equity Interests; provided that (i) the consideration received for such assets or Equity Interests shall be in an amount at least equal to the fair market value thereof (determined by a Responsible Officer ~~or, for any Disposition in reliance on this Section 7.03(a)(xvi) of assets in one transaction or a series of related transactions with Net Cash Proceeds in excess of $10,000,000, in good faith by the Board of Directors of the Borrower~~) and no less than 75% thereof shall be paid in cash or Cash Equivalents, (ii) the Net Cash Proceeds of such Dispositions do not exceed an aggregate amount of the greater of (x) $~~20,000,000~~50,000,000 and (y) 1% of Consolidated Total Assets for the most recently completed Test Period in any calendar year and (iii) no Event of Default shall have occurred or be continuing or result therefrom; and

(xvii) Dispositions of fixed or capital assets and related property in connection with Indebtedness permitted under Section 7.01 for the purpose of financing such fixed or capital assets and related property or a lease of such assets by the Borrower or any Subsidiary as a lessee or debtor.

(b) The Borrower will not, and will not permit any of its Restricted Subsidiaries to engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Restricted Subsidiaries (including (i) the Acquired Business and its Subsidiaries, after giving effect to the consummation of the Acquisition and (ii) the ESI Acquired Business and its Subsidiaries, after giving effect to the consummation of the ESI Acquisition) on the Amendment No. 5 Effective Date and businesses reasonably related, complementary, incidental, or ancillary thereto or similar or complementary thereto or reasonable extensions thereof.

(c) The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, change its fiscal year from the basis in effect on the Closing Date; provided, however, that the Borrower may permit the ESI Acquired Business to change its fiscal year to align with the fiscal year of the Borrower as in effect on the Amendment No. 5 Effective Date; provided further that the Loan Parties and Restricted Subsidiaries may, upon written notice to the Administrative Agent, change their respective fiscal years to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, at the request of the Administrative Agent, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 7.04 Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make any Investment except:

(a) cash (including deposit accounts) and Cash Equivalents;

(b) Permitted Acquisitions and the Acquisition;

(c) Investments by the Borrower and its Restricted Subsidiaries existing on the Closing Date (including, for purposes of financing the Acquisition) or made by the Borrower and its Restricted Subsidiaries pursuant to legally binding written contracts in existence on the Closing Date, and in each case set forth on Schedule 7.04, and any modification, conversion, replacement, reinvestment, renewal or extension thereof to the extent not involving any additional net Investment; provided that the amount of the original Investment is not increased except as otherwise permitted by this Section 7.04;

(d) Investments made by the Borrower in or to any Restricted Subsidiary or Unrestricted Subsidiary and made by any Restricted Subsidiary in or to the Borrower or any Unrestricted Subsidiary or another Restricted Subsidiary and Guarantees by the Borrower or any Restricted Subsidiary of obligations of any Unrestricted Subsidiary or Restricted Subsidiary; provided that (i) in the case of any Investment under this clause (d) by a Loan Party in a Restricted Subsidiary which is not a Loan Party or in any Unrestricted Subsidiary made after the Amendment No. 5 Effective Date or constituting a Guarantee of obligations of any Restricted Subsidiary that is not a Loan Party or a Guarantee of obligations of any Unrestricted Subsidiary made after the Amendment No. 5 Effective Date, such Investment shall not exceed, together with the aggregate amount of all other Investments (including Guarantees) made pursuant to this clause (d), the greater of (x) $~~125,000,000~~250,000,000 and (y) ~~5~~10% of Consolidated Total Assets for the most recently completed Test Period at the time made (excluding any intercompany accounts payable and receivable, guarantee fees and transfer pricing arrangements) and (ii) in the case of any intercompany Indebtedness (other than any such (x) Indebtedness among Subsidiaries that are not Loan Parties and, for the avoidance of doubt, any intercompany accounts payable and receivable, guarantee fees and transfer pricing arrangements and (y) Indebtedness with an aggregate principal amount of $~~5,000,000~~10,000,000 or less as determined at the time of such Investment), (A) no later than thirty (30) days after such Investment, (I) such item of intercompany Indebtedness shall be evidenced by a promissory note (which shall be substantially in the form of Exhibit H hereto or as otherwise agreed to by the Administrative Agent in its sole discretion) and (II) such promissory note evidencing intercompany Indebtedness made by a Subsidiary that is not a Loan Party to a Loan Party shall contain the subordination provisions set forth in Exhibit I or as otherwise agreed to by the Administrative Agent in its sole discretion and (B) each promissory note evidencing intercompany Indebtedness held by a Loan Party shall be pledged to the Collateral Agent pursuant to the applicable Collateral Documents to the extent required thereby;

(e) (i) Guarantees permitted by Section 7.01, (ii) Guarantees by (A) any Loan Party of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by any Restricted Subsidiary in the ordinary course of business and (B) any Restricted Subsidiary that is not a Loan Party of operating leases (other than Capital Lease Obligations) or of obligations that do not constitute Indebtedness, in each case, entered into by any Subsidiary that is not a Loan Party in the ordinary course of business; and (iii) Guarantees incurred in respect of customary indemnification and purchase price adjustment obligations of any Loan Party or Subsidiary incurred in connection with Dispositions or Acquisitions permitted by this Agreement;

(f) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and other Investments received in connection with the bankruptcy or reorganization of, or settlement, satisfaction or partial satisfaction of delinquent accounts or disputes with, customers and suppliers;

(g) Investments made as a result of the receipt of non-cash consideration from a Disposition, of any asset in compliance with Section 7.03;

(h) Investments in the form of Swap Agreements entered into (i) to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Restricted Subsidiaries) or (ii) in order to cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment or any currency exposure of the Borrower or any Restricted Subsidiary;

(i) payroll, travel, relocation, entertainment and similar advances or loans to directors, officers, consultants and employees of the Borrower or any Restricted Subsidiary that are made in the ordinary course of business;

(j) extensions of trade credit in the ordinary course of business and other Investments in respect of advances to customers or suppliers, prepaid expenses, negotiable instruments held for collection or lease, utility, workers’ compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(k) Investments (including acquisitions) to the extent the consideration paid therefor consists of Equity Interests or Equity Equivalents (other than Disqualified Capital Stock) of the Borrower or the proceeds of the issuance thereof;

(l) Investments of any Person in existence at the time such Person becomes a Restricted Subsidiary; provided such Investment was not made in connection with or anticipation of such Person becoming a Restricted Subsidiary and any modification, replacement, renewal or extension thereof;

(m) Investments in joint ventures and acquisitions of Equity Interests in a Person that does not become a Subsidiary of a Loan Party; provided that the sum of the aggregate amount of such Investments, plus the aggregate consideration paid in all such acquisitions, made under this clause (m) after the Amendment No. 5 Effective Date shall not exceed the greater of (x) $~~100,000,000~~250,000,000 and (y) 10% of Consolidated Total Assets for the most recently completed Test Period at any time outstanding;

(n) Investments consisting of Permitted Liens, Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(o) loans, notes or advances to directors and employees of the Borrower or any Restricted Subsidiary made in the ordinary course of business; provided that the aggregate amount of such loans and advances outstanding, when aggregated with the Guarantees then outstanding under Section 7.01(k), at any time shall not exceed $15,000,000;

(p) any other Investment so long as the aggregate amount of all such Investments made after the Amendment No. 5 Effective Date does not exceed the greater of (x) $~~125,000,000~~250,000,000 or ~~5~~10% of Consolidated Total Assets for the most recently completed Test Period at the time made; and

(q) the Borrower and its Restricted Subsidiaries may make additional Investments using the Available Amount so long as the Available Amount Conditions have been met;

~~(r)~~(r) Investments constituting non-cash consideration received by the Borrower or any Subsidiary in connection with Dispositions (to the extent not prohibited hereby) and Casualty Events;

~~(s)~~(s) Investments arising from the consummation of customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

~~(t)~~(t) Investments consisting of Restricted Payments permitted under Section 7.06; ~~and~~

~~(u)~~(u) Investments in connection with Permitted Restructuring Transactions~~.~~;

(v) the Borrower or any of its Subsidiaries may from time to time make other Investments; provided that after giving effect to each such Investment and any related transactions, the Total Leverage Ratio for the most recently completed Test Period shall be less than 3.50:1.00, calculated on a Pro Forma Basis; and

(w) additional Investments by the Borrower in any Escrow Subsidiary constituting Additional Escrow Amounts with respect to such Escrow Subsidiary.

For purposes of covenant compliance with this Section 7.04, the amount of any Investment shall be the aggregate cash investment at the time such Investment is made, without adjustment for subsequent increases or decreases in the value of such Investment or accrued and unpaid interest or dividends thereon, less all dividends or other distributions or any other amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment. For the avoidance of doubt, if an Investment would be permitted under any provision of this Section 7.04 (other than Section 7.04(b)) and as a Permitted Acquisition, such Investment need not satisfy the requirements otherwise applicable to Permitted Acquisitions unless such Investment is consummated in reliance on Section 7.04(b).

Section 7.05 Transactions with Affiliates. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than the Borrower or any Restricted Subsidiary), except (a) transactions that are on terms and conditions not materially less favorable to the Borrower or such Restricted Subsidiary than it would obtain on an arm’s-length basis from a Person that is not an Affiliate, (b) any Restricted

Payment permitted by Section 7.06, (c) customary fees paid and indemnifications provided to directors of the Borrower and its Restricted Subsidiaries, (d) compensation (including bonus and severance arrangements) and indemnification of, and other employment agreements and arrangements, employee benefit plans, and stock incentive plans with, directors, officers, consultants and employees of the Borrower or any Restricted Subsidiary entered in the ordinary course of business (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with present or former employees, officers or directors and stock option or incentive plans and other compensation arrangements), (e) Investments permitted by Section 7.04, (f) leases or subleases of property in the ordinary course of business not materially interfering with the business of the Borrower and the Restricted Subsidiaries taken as a whole, (g) transactions between or among the Borrower and its Subsidiaries not otherwise prohibited hereunder, (h) the payment of fees, expenses and indemnities and other payments pursuant to, and the transactions pursuant to, the agreements set forth on Schedule 7.05 (as such agreements are in effect on the Closing Date, together with any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect), (i) the granting of registration and other customary rights in connection with the issuance of Equity Interests by the Borrower not otherwise prohibited by the Loan Documents and the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided in connection therewith, (j) consummation of the transactions contemplated by the Transaction Documents, and payment of related fees and expenses, (k) transactions pursuant to agreements in existence or contemplated on the Closing Date and set forth on Schedule 7.05 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (l) customary payments by the Borrower and any of the Restricted Subsidiaries made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of the Borrower or a Restricted Subsidiary in good faith, (m) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business, (n) transactions undertaken in good faith (as certified by a Responsible Officer of the Borrower) for the purpose of improving the consolidated tax efficiency of the Borrower and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Agreement and (o) Permitted Restructuring Transactions.

Section 7.06 Restricted Payments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, except:

(a) the Borrower may (i) declare and pay dividends and (ii) make other Restricted Payments with respect to its Equity Interests payable solely in additional Equity Interests of the Borrower (other than Disqualified Capital Stock);

(b) the Borrower and any Restricted Subsidiaries may repurchase (i) Equity Interests upon the exercise of any purchase or conversion option in respect of Equity Equivalents if such Equity Interests represent a portion of the exercise price thereof and (ii) Equity Interests from any current or former officer, director, employee or consultant (or their current or former spouses, estates, estate planning vehicles and family members) or other holder of Equity Interests to comply with Tax withholding obligations relating to Taxes payable by such Person upon the grant or award of such Equity Interests (or upon vesting thereof);

(c) the Borrower and any Restricted Subsidiaries may make cash payments in lieu of the issuance of fractional shares in connection with the exercise or conversion of Equity Equivalents or convertible Indebtedness;

(d) Restricted Subsidiaries may declare and pay dividends or make other distributions to Persons that own Equity interests in such Subsidiaries; provided that in the case of a dividend or other distribution by a non-Wholly Owned Restricted Subsidiary, such dividends or distributions shall be made ratably with respect to their Equity Interests;

(e) the Borrower and any Restricted Subsidiaries may make Restricted Payments pursuant to and in accordance with stock incentive plans or other employee benefit plans for directors, officers or employees of the Borrower and its Subsidiaries;

(f) so long as no Default or Event of Default has occurred and is continuing or would arise after giving effect thereto, the Borrower and any Restricted Subsidiaries may purchase Equity Interests from present or former officers, directors, consultants or employees (or their current or former spouses, estates, estate planning vehicles and family members) of the Borrower or any Subsidiary upon the death, disability, retirement or termination of employment or service of such officer, director, consultant or employee, in an aggregate amount not exceeding $5,000,000 in any fiscal year of the Borrower, with any unused amount in any fiscal year being carried over to the subsequent fiscal year to increase the basket in such fiscal year, plus, the proceeds received by the Borrower or any Restricted Subsidiary of any key man life insurance;

(g) redemptions or purchases of stock appreciation rights, restricted stock units and performance share units ~~of the Company~~, in each case (x) in connection with the Acquisition and in an amount not to exceed $15,000,000 or (y) in connection with the ESI Acquisition and in an amount not to exceed $20,000,000;

(h) redemptions, repurchases, retirements or other acquisitions of Equity Interests in the Borrower or any of the Restricted Subsidiaries deemed to occur upon exercise of stock options or warrants or similar rights if such Equity Interests represent a portion of the exercise price of, or tax withholdings with respect to, such options or warrants or similar rights;

(i) so long as no Event of Default has occurred and is continuing or would result therefrom, Restricted Payments in an aggregate amount per fiscal year not to exceed 6.0% of Market Capitalization, as determined as of the date of declaration of such Restricted Payment; it being understood and agreed that no Restricted Payment made pursuant to this clause (i) shall be permitted unless, as of any date of declaration thereof during any fiscal year, no Event of Default has occurred and is continuing and the aggregate amount of Restricted Payments made pursuant to this clause (i) during such fiscal year would not exceed 6.0% of Market Capitalization on such date;

(j) the Borrower and its Restricted Subsidiaries may make additional Restricted Payments using the Available Amount so long as the Available Amount Conditions have been met;

(k) other Restricted Payments of the Borrower and its Restricted Subsidiaries; provided that any Restricted Payment made after the Amendment No. 5 Effective Date under this clause (k) shall not exceed an aggregate amount of the greater of (x) $~~75,000,000~~150,000,000 and (y) 50% of Consolidated EBITDA for the most recently completed Test Period; and provided further that, at the time of the declaration of such Restricted Payment, no Event of Default exists or would result from such Restricted Payment;

(l) other Restricted Payments; provided that (i) the Total Leverage Ratio, calculated on a Pro Forma Basis in accordance with Section 1.03(c) after giving effect to such Restricted Payment, would not exceed ~~2.75~~3.25:1.00 and (ii) no Event of Default exists or would result therefrom; and

(m) Permitted Restructuring Transactions.

Section 7.07 Restrictive Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (x) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Finance Obligations or (y) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to holders of its Equity Interests or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee the Finance Obligations; provided that (i) the foregoing shall not apply to:

(a) customary restrictions and conditions imposed by any Loan Document or by any instrument governing Indebtedness permitted hereunder, including, without limitation, the ABL Credit Agreement and Permitted Refinancing Indebtedness in respect thereof or any Loan Document (or similar term) (as defined in the ABL Credit Agreement and Permitted Refinancing Indebtedness in respect thereof);

(b) restrictions and conditions existing on the Closing Date and identified on Schedule 7.07 and any amendments, modifications, extensions, renewals or refinancing thereof that do not materially expand the scope of any such restriction or condition taken as a whole;

(c) restrictions and conditions imposed by agreements of any Restricted Subsidiary in existence at the time such Restricted Subsidiary became a Restricted Subsidiary and any amendments, modifications, extensions, renewals or refinancing thereof that do not materially expand the scope of any such restriction or condition taken as a whole; provided that such restrictions and conditions apply only to such Restricted Subsidiary;

(d) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets or Equity Interests of the Borrower or any Restricted Subsidiary pending such sale; provided such restrictions and conditions apply only to the Subsidiary (or the Equity Interests thereof) that is to be sold and such sale is permitted hereunder;

(e) restrictions imposed by any amendment or refinancings that are otherwise permitted by the Loan Documents or the contracts, instruments or obligations referred to in clauses (a), (b) or (c) of this Section 7.07; provided that such amendments or refinancings do not materially expand the scope of any such restriction or condition;

(f) customary restrictions arising under or in connection with any agreement or instrument governing Equity Interests of any joint venture that is formed or acquired after the Closing Date and applicable only to such joint venture;

(g) customary restrictions and conditions contained in any agreement relating to the Disposition of any property permitted by Section 7.03 pending the consummation of such Disposition;

(h) customary provisions restricting the transfer or encumbrance of the specific property subject to a Permitted Lien;

(i) restrictions or conditions set forth in any agreement governing Indebtedness permitted by Section 7.01; provided that with respect to any Material Indebtedness (I) such restrictions and conditions are customary for such Indebtedness and (other than restrictions with respect to Indebtedness permitted by Section 7.01(e), (j), or (u)) are no more restrictive, taken as a whole, than the comparable restrictions and conditions (if any) set forth in this Agreement as determined in the good faith judgment of the Board of Directors of the Borrower; or (II) the board of directors of the Borrower in its reasonable and good faith judgment determines at the time such Indebtedness is incurred that any such encumbrance or restriction will not affect the ability of the Loan Parties to service the Loans or any other Finance Obligation;

(k) customary provisions restricting assignment of any agreement entered into in the ordinary course of business; and

(l) restrictions on cash or other deposits (including escrowed funds) or net worth imposed under contracts (including letters of credit and bank guarantees) entered into in the ordinary course of business;

and (ii) clause (x) of the foregoing shall not apply to (1) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement secured by specific assets if such restrictions or conditions apply only to the specific assets securing such Indebtedness and (2) customary provisions in leases, subleases, licenses, sublicenses and other agreements entered into in the ordinary course of business.

Section 7.08 Amendments to Subordinated Indebtedness Documents or Organization Documents; Junior Debt Payments.

(a) (i) Neither the Borrower nor any Restricted Subsidiary will amend, modify or waive any of its rights under any agreement or instrument governing or evidencing any Subordinated Indebtedness to the extent such amendment, modification or waiver, taken as a whole, would reasonably be expected in the good faith judgment of the Borrower to be adverse in any material respect to the Lenders; provided, however, that no amendment, modification or waiver in respect of Subordinated Indebtedness in connection with the incurrence of Permitted Refinancing Indebtedness in respect of the relevant Subordinated Indebtedness or unsecured Indebtedness shall be prohibited under this Section 7.08(a) if the terms of such amendment, modification or waiver would be permitted either (x) pursuant to the definition of “Permitted Refinancing Indebtedness” or (y) such Indebtedness as modified would be permitted to be incurred at the time of such modification pursuant to Section 7.01 and (ii) neither the Borrower nor any Restricted Subsidiary will amend or otherwise modify any of their Organization Documents to the extent such amendment or modification, taken as a whole, would reasonably be expected to be adverse in any material respect to the Lenders, except for any amendment or modification of the Organization Documents of any Foreign Subsidiary as a part of the Permitted Restructuring Transactions.

(b) Neither the Borrower nor any of its Restricted Subsidiaries will make any Junior Debt Payment, except the Borrower and its Restricted Subsidiaries may make Junior Debt Payments:

(i) using the Available Amount so long as the Available Amount Conditions have been met; or

(ii) so long as (A) the Total Leverage Ratio, calculated on a Pro Forma Basis in accordance with Section 1.03(c), would not exceed ~~2.50~~3.50:1.00 and (B) no Event of Default exists or would result therefrom.

Section 7.09 Sale/Leaseback Transactions. None of the Borrower or any Restricted Subsidiary will enter into any Sale/Leaseback Transaction unless (a) the sale or transfer of the property thereunder is permitted by Section 7.03, (b) any Capital Lease Obligations and Synthetic Lease Obligations arising in connection therewith are permitted by Section 7.01 and (c) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Capital Lease Obligations and Synthetic Lease Obligations) are permitted by Section 7.02.

Section 7.10 Anti-Corruption Laws; Sanctions.

(a) No Loan or any other transaction contemplated by this Agreement will violate International Trade Laws. The Borrower will not request any Loan, and the Borrower and other Loan Parties shall not, directly or indirectly, use, and shall procure that their Subsidiaries, Affiliates and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person or for any purpose in violation of any International Trade Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation by any individual or entity (including any individual or entity participating in the transaction, whether as a Lender, Arranger, Administrative Agent, Collateral Agent, or otherwise) of any International Trade Laws.

(b) The Borrower and its Subsidiaries will not directly or indirectly use the proceeds of any Loans for any purpose which would breach the Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, or other similar legislation in other jurisdictions. The Borrower and its Subsidiaries will not directly or indirectly, use the proceeds of any Loans, or lend, contribute or otherwise make available such proceeds in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as a Lender, Arranger, Administrative Agent, Collateral Agent or otherwise) of Sanctions.

ARTICLE VIII.

EVENTS OF DEFAULT

Section 8.01 Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events or conditions (each, an “Event of Default”):

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 8.01) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of ~~three~~five (~~3~~5) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party in or in connection with this Agreement or any other Loan Document, or in any certificate furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(a), 6.03 (with respect to the Borrower’s existence), 6.08 or 6.09 or in Article VII;

(e) the Borrower or any Subsidiary Guarantor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Section 8.01) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of the Required Lender);

(f) any Loan Party or any Material Subsidiary (other than any Unrestricted Subsidiary) thereof shall default (x) in the payment of principal of or interest on any Material Indebtedness (after giving effect to all applicable grace periods and delivery of all required notices) or (y) default in the observance or performance of any agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (after giving effect to all applicable grace periods and delivery of all required notices), in each case of foregoing clauses (x) and (y), that continues for the period of time that would enable or permit the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (f) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the definitive documents in respect of such Indebtedness ~~and~~, or (ii) with respect to any Material Indebtedness consisting of Swap Agreements, termination events or equivalent events pursuant to the terms of such Swap Agreements and not as a result of any default thereunder by the Borrower or any of its Restricted Subsidiaries;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, composition, assignment, arrangement, moratorium of any indebtedness, reorganization, winding up, dissolution or other relief in respect of the Borrower or any Material Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Bankruptcy Law now or hereafter in effect or (ii) the appointment of a receiver, liquidator, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) the Borrower or any Material Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization compromise, composition, assignment, arrangement with any creditor or other relief under any Bankruptcy Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 8.01, (iii) apply for or consent to the appointment of a receiver, liquidator, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(i) the Borrower or any Material Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j) one or more final judgments for the payment of money in an aggregate amount in excess of $~~40,000,000~~100,000,000 shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain unpaid, unstayed and undischarged for a period of forty-five (45) consecutive days after such judgment becomes final during which execution shall not be effectively stayed; provided that any such amount shall be calculated after deducting from the sum so payable any amount of such judgment or order that is covered by (x) a valid and binding policy of insurance in favor of the Borrower or such Restricted Subsidiary (but only if the applicable insurer shall have been advised of such judgment and of the intent of the Borrower or such Restricted Subsidiary to make a claim in respect of any amount payable by it in connection therewith and such insurer shall not have disputed coverage) or (y) any third-party indemnification obligation;

(k) an ERISA Event or Foreign Benefit Event shall have occurred that, when taken together with all other ERISA Events or Foreign Benefit Event that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(l) a Change of Control shall occur;

(m) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms or the Borrower or any Restricted Subsidiary shall contest in writing the enforceability of any material provision of any Loan Document or shall deny in writing it has any or further liability or obligation under any Loan Document; or

(n) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any material portion of the Collateral purported to be covered thereby (and to the extent required thereby and subject to any Permitted Liens).

It is understood and agreed that a breach or default by any Loan Party under Section 7.10 of the ABL Credit Agreement or any equivalent provision under any Permitted Refinancing Indebtedness in respect thereof will not constitute a Default or Event of Default hereunder unless the agent and/or lenders in respect thereof have terminated the commitments thereunder and demanded repayment of, or otherwise accelerated, the Indebtedness or other obligations thereunder.

Section 8.02 Acceleration; Remedies. Upon the occurrence of and during the continuation of an Event of Default, the Administrative Agent (or the Collateral Agent, as applicable) shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

(b) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans any and all other indebtedness or obligations of any and every kind (other than contingent indemnification obligations) owing by a Loan Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.

(c) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Loan Documents, including, without limitation, all rights and remedies existing under the Loan Documents, all rights and remedies against a Guarantor and all rights of setoff.

(d) Enforcement Rights Vested Solely in Administrative Agent and Collateral Agent. The Lenders agree that this Agreement may be enforced only by the action of the Administrative Agent, acting upon the instructions of the Required Lenders, and, with respect to the Collateral, the Collateral Agent, and that no other Finance Party shall have any right individually to seek to enforce any Loan Document or to realize upon the security to be granted hereby.

Notwithstanding the foregoing, if an Event of Default specified in Section 8.01(g), (h) or (i) shall occur, then the Commitments shall automatically terminate, all Loans, all accrued interest in respect thereof and all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder and under the other Loan Documents shall immediately become due and payable, as aforesaid shall automatically become effective, in each case without the giving of any notice or other action by the Administrative Agent or the Lenders, which notice or other action is expressly waived by the Loan Parties.

Section 8.03 Allocation of Payments After Event of Default.

(a) Priority of Distributions. The Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of their Finance Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and agrees that, notwithstanding the provisions of Sections 2.08(b) and 2.12, after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), all amounts collected or received on account of any Finance Obligation shall, subject to the provisions of Section 2.14 and the Intercreditor Agreement, be applied by the Administrative Agent in the following order:

FIRST, to pay interest on and then principal of any portion of the Loans that the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

SECOND, to the payment of all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) of the Administrative Agent or the Collateral Agent then due and payable and under any Loan Document in connection with enforcing the rights of the Finance Parties under the Finance Documents, including all expenses of sale or other realization of or in respect of the Collateral, and all advances incurred or made by the Collateral Agent in connection therewith, and any other obligations owing to the Collateral Agent in respect of sums advanced by the Collateral Agent to preserve the Collateral or to preserve its security interest in the Collateral;

THIRD, to the payment of all reasonable and documented out-of-pocket costs and expenses of (i) each of the Lenders in connection with enforcing its rights under the Loan Documents or otherwise with respect to the Senior Credit Obligations owing to such Lender, (ii) each Swap Creditor in connection with enforcing any of its rights under the Swap Agreements or otherwise with respect to the Swap Obligations owing to such Swap Creditor and (iii) each Cash Management Bank in connection with enforcing any of its rights under any Secured Cash Management Agreement;

FOURTH, to the payment of all of the Senior Credit Obligations consisting of accrued fees and interest;

FIFTH, except as set forth in clauses FIRST through FOURTH above, to the payment of the outstanding Finance Obligations owing to any Finance Party, pro rata, as set forth below, with (i) an amount equal to the Senior Credit Obligations being paid to the Collateral Agent (in the case of Senior Credit Obligations owing to the Collateral Agent) or to the Administrative Agent (in the case of all other Senior Credit Obligations) for the account of the Lenders or any Agent, with the Collateral Agent, each Lender and the Agents receiving an amount equal to its outstanding Senior Credit Obligations, or, if the proceeds are insufficient to pay in full all Senior Credit Obligations, its Pro rata Share of the amount remaining to be distributed, (ii) an amount equal to the Swap Obligations being paid to the trustee, paying agent or other similar representative (each, a “Representative”) for the Swap Creditors, with each Swap Creditor receiving an amount equal to the outstanding Swap Obligations owed to it by the Loan Parties or, if the proceeds are insufficient to pay in full all such Swap Obligations, its Pro rata Share of the amount remaining to be distributed and (iii) an amount equal to the Cash Management Obligations being paid to Cash Management Banks, with each Cash Management Bank receiving an amount equal to the outstanding Cash Management Obligations it entered into with a Loan Party or, if the proceeds are insufficient to pay in full all such obligations, its Pro rata Share of the amount remaining to be distributed; and

SIXTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category and (ii) each of the Finance Parties shall receive an amount equal to its Pro rata Share of amounts available to be applied pursuant to clauses THIRD, FOURTH and FIFTH above.

(b) Pro rata Treatment. For purposes of this Section 8.03, “Pro rata Share” means, when calculating a Finance Party’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Finance Party’s Senior Credit Obligations, Swap Obligations or Cash Management Obligations, as the case may be, and the denominator of which is the then-outstanding amount of all Senior Credit Obligations, Swap Obligations or Cash Management Obligations, as the case may be. If any payment to any Finance Party of its Pro rata Share of any distribution would result in overpayment to such Finance Party, such excess amount shall instead be distributed in respect of the unpaid Senior Credit Obligations, Swap Obligations or Cash Management Obligations, as the case may be, of the other Finance Parties, with each Finance Party whose Senior Credit Obligations, Swap Obligations or Cash Management Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Senior Credit Obligations, Swap Obligations or Cash Management Obligations, as the case may be, of such Finance Party and the denominator of which is the unpaid Senior Credit Obligations, Swap Obligations or Cash Management Obligations, as the case may be, of all Finance Parties entitled to such distribution.

(c) Reliance by Collateral Agent. For purposes of applying payments received in accordance with this Section 8.03, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under this Agreement and (ii) the Representative, if any, for the Swap Creditors for a determination (which the Administrative Agent, each Representative for any Swap Creditor and the Finance Parties agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Senior Credit Obligations and Swap Obligations owed to the Agents, the Lenders or the Swap Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from a Swap Creditor or any Representatives thereof) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Swap Agreements are in existence.

ARTICLE IX.

AGENCY PROVISIONS

Section 9.01 Appointment and Authority. Each of the Lenders hereby irrevocably appoints Barclays Bank PLC, to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Each of the Lenders hereby irrevocably appoints Barclays Bank PLC, to act on its behalf as the Collateral Agent hereunder and under the other Loan Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent, the Arrangers and the Lenders, and none of the Borrower or any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

Section 9.02 Rights as a Lender. Each Person serving as an Agent or an Arranger hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent or an Arranger, as applicable, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent or an Arranger, as applicable, hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent or an Arranger, as applicable, hereunder and without any duty to account therefor to the Lenders.

Section 9.03 Exculpatory Provisions. Each Agent and each Arranger, each in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Article IX. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, none of the Agents or any Arranger:

(i) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number of percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Bankruptcy Law; and

(iii) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article VIII and Section 10.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default unless and until notice describing such Default is given to such Agent by the Borrower or a Lender and stating that such notice is a “notice of default.”

No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term us used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

Each party to this Agreement acknowledges and agrees that the Administrative Agent will use an outside service provider for the tracking of all UCC financing statements required to be filed pursuant to the Loan Documents and notification to the Administrative Agent, of, among other things, the upcoming lapse or expiration thereof. No Agent shall be liable for any action taken or not taken by such service provider.

Section 9.04 Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.06 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand each Agent Related Person (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligations of any Loan Party to do so) on a pro rata basis (determined as of the time that the applicable payment is sought based on each Lender’s ratable share at such time) and hold harmless each Agent Related Person against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for payment to any Agent Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from such Agent Related Person’s own gross negligence or willful misconduct (and no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section). In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including the fees, disbursements and other charges of counsel) incurred by the Administrative Agent in connection with preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights and responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such costs or expenses by or on behalf of the Borrower.

Section 9.07 Resignation of Agents. Each Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with, so long as no Event of Default has occurred or is continuing, the consent of the Borrower (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, with, so long as no Event of Default has occurred or is continuing, the consent of the Borrower (such consent not to be unreasonably withheld or delayed), appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Collateral Agent shall continue to hold as nominee such collateral security until such time as a successor Collateral Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through an Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section 9.07. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) (and for the avoidance of doubt, any successor Collateral Agent shall be deemed to have actual knowledge of any Swap Agreements outstanding at such time), Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.07). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

Section 9.08 Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent Related Person or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender further represents and warrants that it has reviewed each document made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof and each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.09 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Agents or any Arranger shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent or a Lender hereunder.

Section 9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, examinership, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Senior Credit Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.09 and 10.04) allowed in such judicial proceeding;

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(iii) and any custodian, receiver, examiner, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Senior Credit Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.11 Collateral and Guaranty Matters. Each Lender agrees that any action taken by the Administrative Agent, the Collateral Agent or the Required Lenders (or, where required by the express terms of this Agreement, a greater or lesser proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Administrative Agent, the Collateral Agent or Required Lenders (or, where so required, such greater or lesser proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Without limiting the generality of the foregoing, the Lenders irrevocably authorize the Administrative Agent and Collateral Agent, at its option and in its discretion:

(i) to release any Lien on any property granted to or held by the Administrative Agent and Collateral Agent under any Finance Document (A) upon Discharge of Senior Credit Obligations, (B) that is sold, transferred, disposed or to be sold, transferred, disposed as part of or in connection with any Disposition (other than any sale to a Loan Party) permitted hereunder, (C) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders or (D) to the extent such property is owned by a Guarantor upon the release of such Guarantor from its obligations under its Guaranty pursuant to clause (iii) below;

(ii) to subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (c) or (d) of the definition of Permitted Encumbrances or Section 7.02 (e), (j), (m), (p), and (q)(iii);

(iii) to release any Guarantor from its obligations under the Guaranty Agreement if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary or an Excluded Tax Subsidiary as a result of a transaction or occurrence permitted hereunder (or designation as an Unrestricted Subsidiary in accordance with Section 6.10) (other than by virtue of becoming a non-Wholly Owned Subsidiary); provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the ABL Facility, any Credit Agreement Refinancing Indebtedness or any Refinanced Debt; and

(iv) to enter into non-disturbance and similar agreements in connection with the licensing of intellectual property permitted pursuant to the terms of this Agreement.

Upon request by the Administrative Agent at any time the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 9.11.

In each case as specified in this Section 9.11, the applicable Agent shall (and each Lender irrevocably authorizes the applicable Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request (i) to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, (ii) to enter into non-disturbance or similar agreements in connection with the licensing of intellectual property or (iii) to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11 and in form and substance reasonably acceptable to such Agent.

The Administrative Agent is authorized to enter into the Intercreditor Agreement and any Other Intercreditor Agreement, intercreditor agreement, collateral trust or similar agreement contemplated hereby with respect to any (a) Indebtedness (i) that is (A) required or permitted to be subordinated hereunder and/or (B) secured by Liens ranking senior, pari passu or junior to the Liens securing the Finance Obligations and which contemplates an intercreditor, subordination or collateral trust agreement and/or (b) obligations under any Secured Cash Management Agreement or a Swap Agreement with any Swap Creditor, whether or not constituting Indebtedness (any such other intercreditor agreement, an “Additional Agreement”) and the Finance Parties party hereto acknowledge that the Intercreditor Agreement and any Additional Agreement is binding upon them. Each Finance Party party hereto (a) agrees that it will be bound by, and will not take any action contrary to, the provisions of the Intercreditor Agreement and/or any Additional Agreement and (b) authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement and/or any Additional Agreement and to subject the Liens on the Collateral securing the Finance Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Finance Parties to extend credit to the Borrower, and the Finance Parties are intended third-party beneficiaries of such provisions and the provisions of the Intercreditor Agreement and/or any Additional Agreement.

Section 9.12 Related Obligations. The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Swap Obligations and Cash Management Obligations permitted hereunder from time to time owing to one or more Affiliates of one or more Lenders or owing to one or more Swap Creditors or Cash Management Banks (collectively, “Related Obligations”) solely on the condition and understanding, as among the Collateral Agent and all Finance Parties, that (i) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Administrative Agent and the Collateral Agent shall hold, and have the right and power to act with respect to, the Guaranty Agreement and the Collateral on behalf of and as agent for the holders of the Related Obligations, but the Administrative Agent and the Collateral Agent are otherwise acting solely as agent for the Lenders and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (ii) all matters, acts and omissions relating in any manner to the Guaranty Agreement, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Finance Party under any separate instrument or agreement or in respect of any Related Obligation, (iii) each Finance Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the Administrative Agent, the Collateral Agent and the Required Lenders, as applicable, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Commitments and its own interest in the Loans and other Senior Credit Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any Swap Creditor or Cash Management Bank or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby and (iv) no holder of Related Obligations and no other Finance Party (except the Lenders to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, or to consent to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents.

Section 9.13 Withholding Tax. To the extent required by any applicable law, the Administrative Agent may deduct or withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify and hold harmless the Administrative Agent against, within ten (10) days after written demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges, and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent or such Lender under this Section 9.13. The agreements in this Section 9.13 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Agreement or Commitments and the repayment, satisfaction or discharge of all other obligations.

Section 9.14 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participate in, administration of and performance of the Term Loans or the Term Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans and the Term Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Term Loans and the Term Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Term Loans and the Term Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans and the Term Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) such Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Term Loans and the Term Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

Section 9.15 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedge agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such

QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 9.15, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

i. a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

ii. a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

iii. a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section  9.16 Certain Payments.

(a) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 9.16(a) shall be conclusive, absent manifest error.

(b) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case of this clause (y), to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such erroneous Payment.

(d) Each party’s obligations under this Section 9.16 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

ARTICLE X.

MISCELLANEOUS

Section 10.01 Amendments, etc.

(a) Amendments Generally. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders or such other number or percentage of the Lenders as may be specified herein) and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that the Administrative Agent and the Borrower may, without the consent of the other Lenders, amend, modify or supplement this Agreement and any other Loan Document in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause any such Loan Document to be consistent with this Agreement and the other Loan

Documents; and provided further that if the Administrative Agent and the Borrower shall have jointly identified an obvious error (including, but not limited to, an incorrect cross-reference) or any ambiguity, omission, typographical error, defect or inconsistency of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Loan Document), then the Administrative Agent (acting in its sole discretion) and the Borrower or any other relevant Loan Party shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document.

(b) Amendments and Waivers Pertinent to Affected Lenders. Notwithstanding clause (a) above, no amendment, waiver or consent shall:

(i) extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of any Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(ii) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest (other than Default interest), fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(iii) reduce or forgive the principal of, or the rate of interest or any premium specified herein on, any Loan or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders will be required to amend the definition of “Default Rate”;

(iv) other than to the extent required to make the Lenders under Incremental Term Loans or Other Term Loans or new Lenders under a Refinancing Amendment share, or, at their option, not share, in pro rata payments, change Section 2.10, Section 2.11 or Section 8.03 in a manner that would alter the pro rata sharing of payments or the order of payment required thereby without the written consent of each Lender directly affected thereby;

(v) except in connection with the implementation of any Incremental Term Loans or Incremental Term Loan Commitments, change any provision of this Section 10.01 or the definition of “Applicable Percentage” or “Required Lenders” or any other provision hereof specifying the percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender which is a Lender of the applicable Class so specified;

(vi) permit the assignment or delegation by the Borrower of any of its rights or obligations under any Loan Document, without the written consent of each Lender;

(vii) subordinate the Finance Obligations by contract to any other obligation without the written consent of each Lender;

(viii) (a) release all or substantially all of the value of the Guaranty Agreement without the written consent of each Lender (provided that the Administrative Agent may, without the consent of any Lender, release any Guarantor (or all or substantially all of the assets of a Guarantor) that is sold or transferred (other than to any Loan Party) in compliance with Section 7.03 or released in compliance with Section 9.11) or (b) release the Borrower from the Guaranty Agreement without the written consent of each Lender;

(ix) release all or substantially all of the Collateral securing the Senior Credit Obligations hereunder without the written consent of each Lender (provided that the Collateral Agent may, without consent from any other Lender, release any Collateral that is sold or transferred by a Loan Party (other than to any other Loan Party) in compliance with Section 7.03, sold or transferred pursuant to a Permitted Restructuring Transaction or released in compliance with Section 9.11);

(x) impose any greater restrictions on the ability of the Lenders of any Class to assign any of their respective rights or obligations hereunder without the written consent of each Lender of such Class; and

(xi) adversely affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, without the prior written consent of the Administrative Agent.

Notwithstanding anything to the contrary contained in this Section 10.01, (i) this Agreement and the other Loan Documents may be amended, modified or supplemented with the consent of the Administrative Agent and/or the Collateral Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order to effectuate any amendment, modification or supplement pursuant to the proviso of Section 10.01(a) and (ii) any amendment or waiver that by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders.

Each Lender and each holder of a Term Note shall be bound by any waiver, amendment or modification authorized by this Section 10.01 regardless of whether its Term Note shall have been marked to make reference therein, and any consent by any Lender or holder of a Term Note pursuant to this Section 10.01 shall bind any Person subsequently acquiring a Term Note from it, whether or not such Term Note shall have been so marked.

Notwithstanding the foregoing, no Lender consent is required to effect any amendment or supplement to the Intercreditor Agreement or any Other Intercreditor Agreement (i) that is for the purpose of adding the holders of holders of Indebtedness secured by Liens on the Collateral that are pari passu with the Liens on the Collateral securing the Senior Credit Obligations and permitted hereunder or the holders of Indebtedness secured by Liens on the Collateral that are junior to the Liens on the Collateral securing the Senior Credit Obligations, in each case, as parties thereto, as expressly contemplated by the terms of the Intercreditor Agreement or such Other Intercreditor Agreement (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided, that such other changes are not adverse, in any material respect, to the interests of the Lenders) or (ii) that is expressly contemplated by the Intercreditor Agreement (or the comparable provisions, if any, of any Other Intercreditor Agreement).

Section 10.02 Notices.

(a) Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i)	if to the Borrower or any Loan Party, to the Borrower at:

MKS Instruments, Inc.

2 Tech Drive, Suite 201

Andover, MA 01810

Attn: Seth Bagshaw

Phone: (978) 645-5578

Fax: (978) 557-5160

Email: seth_bagshaw@mksint.com

(ii)	if to the Administrative Agent or the Collateral Agent, at:

Legal Address:

Barclays Bank PLC

745 Seventh Avenue

New York, NY 10019

Servicing Contact:

(for payments and requests for Borrowings):

Barclays Bank PLC

700 Prides Crossing

Newark, DE 19713

Attn: Tim O’Connell

Phone: (302) 286-2355

Fax: (214) 545-5230

Email: timothy.o’connell@barclays.com

Other Notices as Administrative Agent:

Barclays Bank PLC

700 Prides Crossing

Newark, DE 19713

Attn: Tim O’Connell

Phone: (302) 286-2355

Fax: (214) 545-5230

Email: timothy.o’connell@barclays.com

with a copy to:

Paul Hastings LLP

200 Park Avenue

New York, NY 10166

Attn: John Cobb

Phone: (212) 318-6959

Fax: (212) 230-5169

Email: johncobb@paulhastings.com

(iii) if to a Lender, to it at its address (or its telecopier number, electronic email address or telephone number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in said clause (b).

(b) Electronic Communications. Notices and other communications to the Agents and the Lenders hereunder may (subject to Section 10.02(d)) be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Collateral Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (including as set forth in Section 10.02(d)); provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(d) Posting. Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the “Communications”; such excluded communications the “Excluded Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at Daniel.x.hunter@barclays.com and ltmny@barclays.com or at such other e-mail address(es) provided to the Borrower from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. Nothing in this Section 10.02 shall prejudice the right of the Agents, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall require. Excluded Communications shall be delivered to the Administrative Agent by facsimile communication or as the Administrative Agent shall direct.

The Communications required to be delivered pursuant to Section 6.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i), in the case of financial statements and Communications referred to in Sections 6.01(a) and (b) and Section 6.02 on which such financial statements and/or appropriate disclosures are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR) or any successor filing system of the SEC, (ii) Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet; or (iii) on which such documents are posted on the Borrower’s behalf on an Internet or Intranet website, if any, to which the Administrative Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver copies (which may be electronic) of such documents to the Administrative Agent until a written request to cease delivering copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent (and each Lender if there is at the time no incumbent Administrative Agent) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e. soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. Furthermore, if any financial statement, certificate or other information required to be delivered pursuant to Section 6.01 shall be required to be delivered on any date that is not a Business Day, such financial statement, certificate or other information may be delivered to the Administrative Agent on the next succeeding Business Day after such date.

To the extent consented to by the Administrative Agent in writing from time to time, the Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents; provided that the Borrower shall also deliver to the Administrative Agent an executed original of each Compliance Certificate required to be delivered hereunder.

Each Loan Party further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on a Platform. The Platform is provided “as is” and “as available.” The Agents do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties have any liability to the Loan Parties, any Lender or any other Person for damages of any kind, including direct or indirect, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the Internet, except to the extent the liability of such Person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Person’s gross negligence, bad faith or willful misconduct. Additionally, in no event shall the Administrative Agent or any of its Related Parties have any liability to the Loan Parties, any Lender or any other Person for any special, incidental or consequential damages.

The Borrower hereby acknowledges that (i) the Administrative Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing) (each, a “Public Lender”). So long as the Borrower is the issuer of any outstanding debt or equity securities that are issued pursuant to a public offering registered with the SEC or in a private placement for resale pursuant to Rule 144A under the Securities Act, or is actively contemplating issuing any such securities: (i) Borrower Materials shall not be made available to Public Lenders unless clearly and conspicuously marked “Public – Does Not Contain Non-Public Information” which, at a minimum, shall mean that the words “Public – Does Not Contain Non-Public Information” shall appear prominently on the first page thereof; (ii) by not marking Borrower Materials “Public – Does Not Contain Non-Public Information,” the Borrower shall be deemed to have notified the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as containing material non-public information with respect to the Borrower or its or their securities for purposes of United States Federal and state securities laws; (iii) all Borrower Materials that are marked “Public – Does Not Contain Non-Public Information” are permitted to be made available through a portion of the Platform designated “Public Investor,” (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); and (iv) the Administrative Agent and the Arrangers shall treat only any Borrower Materials that are marked “Public – Does Not Contain Non-Public Information” as being suitable for posting on a portion of the Platform designated “Public Investor.”

Section 10.03 No Waiver; Cumulative Remedies. No failure by any Lender or by the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Loan Parties, jointly and severally, agree to pay (i) all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent, the Collateral Agent and the Arrangers and their respective Affiliates (including the reasonable and documented out-of-pocket fees, charges and disbursements of one counsel for the Administrative Agent and/or the Collateral Agent and any local counsel reasonably necessary) in connection with the syndication and closing of the Loans provided for herein, the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents or, with respect to the Administrative Agent and Collateral Agent, any administration, amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including in connection with post-closing searches to confirm that security filings and recordations have been properly made and including any costs and expenses of the service provider referred to in Section 9.03 and in connection with its the protection of its rights and remedies (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04, or (B) in connection with the Loans made hereunder, including all such reasonable out-of-pocket expenses incurred during any legal proceeding, including any Insolvency or Liquidation Proceeding, and including in connection with any workout, restructuring or negotiations in respect of such Loans, and (ii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, the Collateral Agent or any Lender (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent, the Collateral Agent or any Lender), in connection with the enforcement or protection of its rights and remedies (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04, or (B) in connection with the Loans made issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any legal proceeding, including any proceeding under any Bankruptcy Law, and including in connection with any workout, restructuring or negotiations in respect of such Loans; provided, however, that the Borrower will not be required to pay the fees and expenses of more than one lead counsel to the Administrative Agent, the Collateral Agent or any Lender (plus one local counsel in each applicable local jurisdiction and one specialty counsel in each applicable specialty) and, in the case of an actual or potential conflict of interest, one additional counsel per affected party in connection with the enforcement or protection of its rights and remedies.

(b) Indemnification by Borrower. The Loan Parties, jointly and severally, shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof), the Arrangers and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), disbursements and out-of-pocket fees and expenses (including the fees, charges and disbursements of counsel) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby, thereby, or related thereto or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any property owned, leased or operated by the Borrower or any of its Restricted Subsidiaries at any time, or any Environmental Liability related in any way to the Borrower or any of its Restricted Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the (1) gross negligence, bad faith, material breach or willful misconduct of such Indemnitee or a Related Party thereof~~,~~ or (2) a material breach of obligations under the this Agreement or the other Loan Documents by such Indemnitee or a Related Party thereof, (y) disputes solely among Indemnitees not involving any act or omission of any Loan Party or any of their respective Related Parties (other than a dispute against the Administrative Agent, Collateral Agent or any Arranger in their capacities as such) or (z) arising out of any settlement entered into by such Indemnitee or a Related Party thereof without the written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed); provided, further, that the Loan Parties shall not be required to reimburse the legal fees and expenses of more than one counsel (in addition to one special counsel in each specialty area, up to one local counsel in each applicable local jurisdiction and any additional counsel for an Indemnified Party reasonably deemed appropriate by virtue of potential conflicts of interests incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any inquiry or investigation) or claim (whether or not any Agent, any Lender or any other such Indemnified Party is a party to any action or proceeding out of which any such expenses arise)). This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, or liabilities arising from any non-Tax claim.

(c) Waiver of Consequential Damages, Etc. To the full extent permitted by applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, and each of the Agents and each Lender agrees not to assert or permit any of their respective Subsidiaries to assert any claim against the Borrower or any of its Subsidiaries or any of their respective directors, officers, employees, attorneys, agents or advisors, on any theory of liability, for special, indirect, consequential (including, without limitation, any loss of profits, business or anticipated savings) or punitive damages (in each case, as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof (for the avoidance of doubt, nothing in this Section 10.04(c) shall limit any Indemnitee’s right to indemnification provisions for third party claims as set forth in Section 10.04(b)). No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent the liability of such Indemnitee is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence, bad faith or willful misconduct.

(d) Payments. All amounts due under this Section shall be payable not later than thirty (30) days after receipt of invoice in reasonable detail of such amounts.

(e) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Senior Credit Obligations.

Section 10.05 Payments Set Aside. To the extent permitted by applicable law, to the extent that any payment by or on behalf of the Borrower or any other Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Insolvency or Liquidation Proceeding or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (ii) of the preceding sentence shall survive the payment in full of the Senior Credit Obligations and the termination of this Agreement.

Section 10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of clause (b) below, (ii) by way of participation in accordance with the provisions of clause (d) below or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) below (and any other attempted assignment or transfer by the Borrower or any Lender shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) below and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees (which Eligible Assignees, for the avoidance of doubt, shall not include any Disqualified Institution; provided, that assignments may be made to Disqualified Institutions unless a list of Disqualified Institutions has been made available to all Lenders by or on behalf of the Borrower), all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitments and the Loans at the time owing to it; provided, however, that:

(i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Term Commitment (which for this purpose includes Term Loans outstanding thereunder) or, if the Term Commitments are not then in effect, the principal outstanding balance of the Term Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no payment or bankruptcy Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed; provided that, (1) it shall not be unreasonable for the Borrower to refuse consent to any Person that is not engaged in the making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and (2) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after the Borrower has received notice thereof); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lenders’ rights and obligations under this Agreement with respect to the class of Loans or the class of Commitment assigned;

(iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; provided, further, that only a single processing and recordation fee shall be payable in respect of multiple contemporaneous assignments to Approved Funds with respect to any Lender. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(iv) No such assignment shall be made to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (iv); and

(v) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) below, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Term Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) below.

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The Register shall record each transfer of the Loans to a transferee upon written notification by the registered owner of such transfer; provided, however, that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments in respect of any Loan. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower, the Collateral Agent and, with respect to its own interest only, any other Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent sell participations to any Person (other than a natural Person, the Borrower or any of its Subsidiaries, or any Disqualified Institution; provided, however, that, participations may be sold to Disqualified Institutions unless a list of Disqualified Institutions has been made available to all Lenders by or on behalf of the Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i), (ii) or (iii) of Section 10.01(b) that directly affects such Participant. Subject to clause (e) below, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 or 3.04, and 3.05 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Lender (but, with respect to any particular Participant, to no greater extent than the Lender that sold the participation to such Participant) and had acquired its interest by assignment pursuant to clause (b) above; provided that such Participant agrees to be subject to the provisions of Section 3.07 as if it were an assignee under clause (b) above. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender (but, with respect to any particular Participant, to no greater extent than the Lender that sold the participation to such Participant); provided such Participant agrees to be subject to Section 2.11 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments,

Borrowings or other obligations under any Loan Document) except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that any such Commitment, Borrowing or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

No participation shall be or shall be deemed to be a discharge, rescission, extinguishment or substitution of any outstanding Loan and any Loan subject to a participation shall continue to be the same obligation and not a new obligation.

(e) Limitations on Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(f) Certain Pledges. Any Lender may at any time, without the consent of the Borrower or the Administrative Agent, pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Term Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h) Disqualified Institution Information. Notwithstanding anything herein or in any other Loan Document to the contrary, the Administrative Agent shall not (i) be responsible for, have any liability with respect to, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions or have any liability with respect to or arising out of any assignment or participation of Loans or Commitments to any Disqualified Lender and (ii) have any liability with respect to any disclosure of confidential information to any Disqualified Institutions.

Section 10.07 Treatment of Certain Information; Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors, managing members or managers, counsel, accountants and other representatives (collectively, “Representatives”) solely in connection with the transactions contemplated hereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority or regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case, the Administrative Agent or such Lender, as applicable, shall use reasonable efforts to notify the Borrower prior to such disclosure to the extent practicable and legally permitted to do so), (c) to the extent required by applicable Laws or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) to any state, federal or foreign authority or examiner regulating any Lender, (g) (i) any rating agency, and (ii) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (x) any assignee of or Participant (other than any Disqualified Institution; provided, however, that, participations may be sold to Disqualified Institutions unless a list of Disqualified Institutions has been made available to all Lenders by or on behalf of the Borrower) in (or their Representatives, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), or any prospective assignee of or Participant in (or their Representatives, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its Representatives, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) to any swap or derivative transaction relating to the Borrower and its obligations, (h) with the consent of the Borrower, (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section and not in breach of any agreement binding on any Person (to the knowledge of such Person) or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower or (j) to market data collectors, similar services providers to the lending industry, loan syndication and pricing reporting services or in their marketing or promotional materials, with such information to consist of deal terms customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of the Borrower or the other Loan Parties and the Commitments provided hereunder in any “tombstone”, on its website or in other marketing materials of the Agents. For purposes of this Section, “Information” means all information received from or on behalf of the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses or Affiliates, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the full extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the then due and owing obligations of the Borrower or such Loan Party, as applicable, now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document or (x) such obligations may be contingent or unmatured or (y) are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.14 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Senior Credit Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Senior Credit Obligations hereunder.

Section 10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof; provided that, notwithstanding anything contained herein, the Fee Letter shall survive the Closing Date. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.11 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents or any Lender may have had notice or knowledge of any Default, Event of Default, or incorrect representation or warranty at the time of any Borrowing, and shall continue in full force and effect until the Discharge of Senior Credit Obligations. The provisions of Sections 2.12, 3.01, 3.04, 3.05, 10.04, and Sections 10.10 through 10.15 shall survive and remain in full force and effect regardless of the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

Section 10.12 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Bankruptcy Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.13 Governing Law; Jurisdiction; Service of Process; Waiver of Jury Trial.

(a) Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein), and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of New York.

(b) Submission to Jurisdiction. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the full extent permitted by applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each party hereby irrevocably and unconditionally waives, to the full extent permitted by applicable Laws, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 10.13(b). Each of the parties hereto hereby irrevocably waives, to the full extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopier) in Section 10.02. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable Laws.

(e) Waiver of Jury Trial. Each party hereby waives, to the full extent permitted by applicable Laws, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.13.

Section 10.14 Patriot Act. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the other Loan Parties that pursuant to the requirements of the PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”)), it is required to obtain, verify and record information that identifies the Borrower and the other Loan Parties, which information includes the name, address and tax identification number of each Loan Party and other information regarding the Borrower and the other Loan Parties that will allow such Lender or the Administrative Agent, as applicable, to identify each such Loan Party in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to the Lenders and the Administrative Agent.

Section 10.15 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Collateral Agent, the Arrangers and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent, the Collateral Agent and the Arrangers are and have been acting solely as a principal and are not the agent or fiduciary for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent, the Collateral Agent nor any Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent, the Collateral Agent or any Arranger has advised or is currently advising the Borrower or any of its Affiliates on other matters) and neither the Administrative Agent, the Collateral Agent nor any Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Collateral Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, the Collateral Agent nor any Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent, the Collateral Agent and the Arrangers have not provided and will not provide any legal, accounting, regulatory or Tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and Tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the full extent permitted by law, any claims that it may have against the Administrative Agent, the Collateral Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty.

Section 10.16 Intercreditor Agreement. REFERENCE IS MADE TO THE INTERCREDITOR AGREEMENT. EACH LENDER HEREUNDER AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, CONSENTS TO THE SUBORDINATION OF THE LIENS ON THE CURRENT ASSET COLLATERAL SECURING THE FINANCE OBLIGATIONS ON THE TERMS SET FORTH IN THE INTERCREDITOR AGREEMENT AND AUTHORIZES AND

INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT AS “ORIGINAL TERM LOAN AGENT” AND ON BEHALF OF SUCH LENDER AND TO SUBJECT THE LIENS ON THE COLLATERAL SECURING THE FINANCE OBLIGATIONS TO THE PROVISIONS THEREOF. THE PROVISIONS OF THIS SECTION 10.16 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT, THE FORM OF WHICH IS ATTACHED AS AN EXHIBIT TO THIS AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT. THE PROVISIONS OF THIS SECTION 10.16 ARE INTENDED AS AN INDUCEMENT TO THE LENDERS UNDER THE ABL CREDIT AGREEMENT TO EXTEND CREDIT THEREUNDER AND SUCH LENDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE LIENS AND SECURITY INTERESTS GRANTED TO THE ADMINISTRATIVE AGENT OR THE COLLATERAL AGENT PURSUANT TO THE LOAN DOCUMENTS IN ANY COLLATERAL AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ADMINISTRATIVE AGENT OR THE COLLATERAL AGENT WITH RESPECT TO ANY COLLATERAL ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

Section 10.17 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

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